================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of February 13, 2008

                                      among

                             LOWER LAKES TOWING LTD.
                                as Cdn. Borrower,

                       LOWER LAKES TRANSPORTATION COMPANY
                            as US Revolving Borrower,

                      GRAND RIVER NAVIGATION COMPANY, INC.
                              as US Term Borrower,

                    THE OTHER CREDIT PARTIES SIGNATORY HERETO
                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO
                               FROM TIME TO TIME,
                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION
                        as Agent and Documentation Agent

================================================================================

                        GECC CAPITAL MARKETS GROUP, INC.
              as Lead Arranger, Bookrunner and Co-Syndication Agent

                                       and

                               NATIONAL CITY BANK,
                             as Co-Syndication Agent

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.  AMOUNT AND TERMS OF CREDIT.................................................1

    1.1       Credit Facilities................................................1

    1.2       Failure to Deliver Borrowing Base Certificate...................11

    1.2A      Letters of Credit...............................................11

    1.3       Prepayments.....................................................11

    1.4       Use of Proceeds.................................................14

    1.5       Interest and Applicable Margins.................................15

    1.6       Eligible Accounts...............................................18

    1.7       Cash Management Systems.........................................20

    1.8       Fees............................................................21

    1.9       Receipt of Payments.............................................22

    1.10      Application and Allocation of Payments..........................22

    1.11      Loan Account and Accounting.....................................23

    1.12      Indemnity.......................................................23

    1.13      Access and Audits...............................................25

    1.14      Taxes...........................................................25

    1.15      Capital Adequacy; Increased Costs; Illegality...................26

    1.16      Currency Matters................................................28

2.  CONDITIONS PRECEDENT......................................................28

    2.1       Conditions to the Initial Loans.................................28

    2.2       Further Conditions to Each Loan.................................30

3.  REPRESENTATIONS AND WARRANTIES............................................31

    3.1       Corporate Existence; Compliance with Law........................31

    3.2       Executive Offices, Collateral Locations.........................31

    3.3       Corporate Power, Authorization, Enforceable Obligations.........31

    3.4       Financial Statements and Projections............................32

    3.5       Material Adverse Effect.........................................33

    3.6       Ownership of Property; Liens....................................33

    3.7       Labor Matters...................................................33

    3.8       Ventures, Subsidiaries and Affiliates; Outstanding Stock
              and Indebtedness................................................34

    3.9       Government Regulation...........................................34

    3.10      Margin Regulations..............................................34

    3.11      Taxes...........................................................35

    3.12      No Litigation...................................................35

    3.13      Canadian Pension Plans, Canadian Benefit Plans and
              ERISA Plans.....................................................36

    3.14      Brokers.........................................................37

    3.15      Intellectual Property...........................................37

    3.16      Full Disclosure.................................................37

    3.17      Environmental Matters...........................................37

    3.18      Insurance.......................................................38

    3.19      Deposit and Disbursement Accounts...............................38

    3.20      Government Contracts............................................38

    3.21      Customer and Trade Relations....................................38

    3.22      Bonding; Licenses...............................................39

    3.23      Solvency........................................................39

    3.24      Material Contracts..............................................39

    3.25      Acquisition Agreement...........................................39

    3.26      Citizen of the United States....................................40

    3.27      Vessels.........................................................40

    3.28      Permitted Intercompany Indebtedness.............................40

    3.29      Time Charter Agreements.........................................40

    3.30      Bareboat Charter Agreement......................................40

4.  FINANCIAL STATEMENTS AND INFORMATION......................................41

    4.1       Reports and Notices.............................................41

    4.2       Communication with Accountants..................................41

5.  AFFIRMATIVE COVENANTS.....................................................41

    5.1       Maintenance of Existence and Conduct of Business................41

    5.2       Payment of Charges..............................................42

    5.3       Books and Records...............................................42

    5.4       Insurance; Damage to or Destruction of Collateral...............42

    5.5       Compliance with Laws............................................44

    5.6       Supplemental Disclosure.........................................45

    5.7       Intellectual Property...........................................45

    5.8       Environmental Matters...........................................45

    5.9       Landlords' Agreements, Mortgagee Agreements, Bailee Letters
              and Real Estate Purchases.......................................46

    5.10      Further Assurances..............................................46

    5.11      Vessels.........................................................47

    5.12      Interest Rate Protection........................................50

    5.13      Post-Closing Matters............................................50

6.  NEGATIVE COVENANTS........................................................51

    6.1       Amalgamations, Mergers, Subsidiaries, Etc.......................51

    6.2       Investments; Loans and Advances.................................51

    6.3       Indebtedness....................................................52

    6.4       Employee Loans and Affiliate Transactions.......................52

    6.5       Capital Structure and Business..................................52

    6.6       Guaranteed Indebtedness.........................................53

    6.7       Liens...........................................................53

    6.8       Operating Leases................................................53

    6.9       Sale of Stock and Assets........................................53

    6.10      Pension and Benefit Plans; ERISA Plans..........................54

    6.11      Financial Covenants.............................................54

    6.12      Hazardous Materials.............................................54

    6.13      Sale-Leasebacks.................................................54

    6.14      Restricted Payments.............................................54

    6.15      Change of Corporate Name or Location; Change of Fiscal Year.....55

    6.16      No Impairment of Intercompany Transfers.........................55

    6.17      Real Estate Purchases...........................................55

    6.18      Material Contracts..............................................56

    6.19      Lower Lakes Guarantee and Lower Lakes Security..................56

    6.20      Salt Water Operation............................................56

    6.21      Time Charters...................................................56

    6.22      Bareboat Charter Agreement......................................56

    6.23      Capital/Corporate Structure.....................................56

    6.24      Acquisitions....................................................56

    6.25      Capital Expenditures............................................56

7.  TERM......................................................................57

    7.1       Termination.....................................................57

    7.2       Survival of Obligations Upon Termination of Financing
              Arrangements....................................................57

8.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES....................................57

    8.1       Events of Default...............................................57

    8.2       Remedies........................................................60

    8.3       Waivers by Credit Parties.......................................60

9.  ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT.......................61

    9.1       Assignment and Participations...................................61

    9.2       Appointment of Agents...........................................63

    9.3       Agents' Reliance, Etc...........................................64

    9.4       GE Capital and Affiliates.......................................64

    9.5       Lender Credit Decision..........................................64

    9.6       Indemnification.................................................65

    9.7       Successor Agent.................................................65

    9.8       Setoff and Sharing of Payments..................................66

    9.9       Advances; Payments; Non-Funding Lenders; Information;
              Actions in Concert..............................................66

10. SUCCESSORS AND ASSIGNS....................................................68

    10.1      Successors and Assigns..........................................68

11. MISCELLANEOUS.............................................................69

    11.1      Complete Agreement; Modification of Agreement...................69

    11.2      Amendments and Waivers..........................................69

    11.3      Fees and Expenses...............................................71

    11.4      No Waiver.......................................................72

    11.5      Remedies........................................................72

    11.6      Severability....................................................73

    11.7      Conflict of Terms...............................................73

    11.8      Confidentiality.................................................73

    11.9      Governing Law; Submission to Jurisdiction.......................73

    11.10     Notices.........................................................74

    11.11     Section Titles..................................................75

    11.12     Counterparts....................................................75

    11.13     Press Releases and Related Matters..............................75

    11.14     Reinstatement...................................................75

    11.15     Advice of Counsel...............................................75

    11.16     No Strict Construction..........................................75

    11.17     Judgment Currency...............................................76

    11.18     Joint and Several Obligations...................................76

    11.19     Waiver of Jury Trial............................................76

    11.20     USA PATRIOT Act Notice..........................................76

    11.21     Original Credit Agreement.......................................77

12. COLLATERAL ALLOCATION MECHANISM...........................................78

    12.1      Implementaion of CAM............................................78

    12.2      Letters of Credit...............................................79

    12.3      Net Payments Upon Implementation of CAM Exchange................80

                               INDEX OF APPENDICES

Annex A (Recitals)                -      Definitions
Annex B (Section 1.2A)            -      Letters of Credit
Annex C (Section 1.7)             -      Cash Management System
Annex D (Section 2.1(a))          -      Closing Checklist
Annex E (Section 4.1(a))          -      Financial Statements and Projections -- Reporting
Annex F (Section 4.1(b))          -      Collateral Reports
Annex G (Section 6.10)            -      Financial Covenants
Annex H (Section 11.10)           -      Notice Addresses
Annex I (from Annex A-
  Commitments definition)         -      Commitments as of Closing Date
Annex J                           -      Collateral
Annex K (Section 5.4)             -      Insurance
Exhibit 1.1(a)(i)                 -      Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(iii)               -      Form of Cdn. Revolving Note
Exhibit 1.1(b)                    -      Form of Cdn. Term Note
Exhibit 1.1(c)(iii)               -      Form of US Revolving Note
Exhibit 1.1(d)                    -      Form of US Term Note
Exhibit 1.1(e)(i)                 -      Form of Engine Term Note
Exhibit 1.1(f)(ii)                -      Form of Cdn. Swing Line Note
Exhibit 1.1(g)(ii)                -      Form of US Swing Line Note
Exhibit 1.5(e)(ii)                -      Form of Notice of Conversion/Continuation
Exhibit 1.5(e)(iii)                      Form of Notice of Conversation - BA RATE
                                         LIBOR
Exhibit 4.1(b)                    -      Form of Borrowing Base Certificate, Accounts
                                         Receivable Reconciliation and Accounts Payable
                                         Rollforward and Reconciliation
Exhibit 9.1(a)                    -      Form of Assignment Agreement
Schedule  1.1                     -      Agent's Representatives
Disclosure Schedule  1.4          -      Sources and Uses; Funds Flow Memorandum
Disclosure Schedule  3.1          -      Type of Entity; Jurisdiction of Organization
Disclosure Schedule  3.2          -      Executive Offices, Collateral Locations
Disclosure Schedule  3.4(a)       -      Financial Statements
Disclosure Schedule 3.4(c)        -      Pro Forma
Disclosure Schedule 3.4(d)        -      Fair Salable Balance Sheet
Disclosure Schedule  3.6          -      Real Estate and Leases
Disclosure Schedule  3.7          -      Labor Matters
Disclosure Schedule  3.8          -      Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule  3.11         -      Tax Matters
Disclosure Schedule  3.12         -      Litigation
Disclosure Schedule  3.13         -      Pension and Benefit Plans
Disclosure Schedule  3.14         -      Brokers
Disclosure Schedule  3.15         -      Intellectual Property
Disclosure Schedule  3.17         -      Hazardous Materials
Disclosure Schedule  3.18         -      Insurance

Disclosure Schedule  3.19         -      Deposit and Disbursement Accounts
Disclosure Schedule  3.20         -      Government Contracts
Disclosure Schedule  3.22         -      Bonds; Patent, Trademark, Industrial Design
                                         Licenses
Disclosure Schedule  3.24         -      Material Contracts
Disclosure Schedule  3.28         -      Permitted Intercompany Indebtedness
Disclosure Schedule  5.1          -      Trade Names
Disclosure Schedule 5.13          -      Outstanding Material Contract Acknowledgements
Disclosure Schedule  6.3          -      Indebtedness
Disclosure Schedule 6.4(a)        -      Transactions with Affiliates
Disclosure Schedule 6.6           -      Guaranteed Indebtedness
Disclosure Schedule  6.7          -      Existing Liens

      This AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of February 13, 2008 among Lower Lakes Towing Ltd., a Canadian corporation, Lower Lakes Transportation Company, a Delaware corporation, Grand River Navigation Company, Inc, a Delaware corporation, the other Credit Parties signatory hereto, General Electric Capital Corporation (in its individual capacity, "GE Capital") as Agent, National City Bank, as a Lender and as Co-Syndication Agent and the other Lenders signatory hereto from time to time.

                                    RECITALS

      WHEREAS, Lower Lakes, Grand River, LLTC, Agent, GE Capital and GE Canada Finance Holding Company are parties to a Credit Agreement dated as of March 3, 2006 (as in effect on the date hereof immediately prior to giving effect to this Agreement, the "Original Credit Agreement");

      WHEREAS, the parties hereto desire to enter into this Agreement to, among other things, (i) amend and restate in its entirety the Original Credit Agreement, without constituting a novation of the obligations, liabilities and indebtedness of the Borrowers thereunder, (ii) restructure the tranches of loans provided for under the Original Credit Agreement and advance certain new loans (including, without limitation, the Engine Term Loan), (iii) finance in part the acquisition by Grand River on the Restatement Closing Date of the WMS Vessels and (iv) provide working capital financing, funds for other general corporate purposes and funds for other purposes permitted hereunder;

      WHEREAS, Borrowers have agreed to continue to secure all of their respective obligations under the Loan Documents by granting to Agent, for the benefit of Agent and other Secured Parties, a security interest in and lien upon, all of their existing and after-acquired personal, real, movable and immovable property; and

      WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree that the Original Credit Agreement is hereby amended and restated as follows:

1. AMOUNT AND TERMS OF CREDIT

      1.1 Credit Facilities.

            (a) Cdn. Revolving Credit Facility (Cdn. $13,500,000).

                  (i) Subject to the terms and conditions hereof, each Cdn. Revolving Lender agrees to make available to Lower Lakes from time to time until the Commitment Termination Date its Pro Rata Share of Canadian Dollar advances (each, a "Cdn. Revolving Credit Advance") under the Cdn. Revolving Loan Commitment (the "Cdn. Revolving Credit Facility"). The Pro Rata Share of the Cdn. Revolving Loan of any Cdn. Revolving Lender shall not at any time exceed its separate Cdn. Revolving Loan Commitment. Immediately prior to the effectiveness of this Agreement, the outstanding principal balance of "Cdn. Revolving Loans" under the Original Credit Agreement is Cdn. $1,643,505.65. Such "Cdn. Revolving Loans" under the Original Credit Agreement shall be deemed to be, and hereby are converted into, on the Restatement Closing Date, outstanding Cdn. Revolving Loans hereunder. Each Cdn. Revolving Lender with a Cdn. Revolving Loan Commitment hereunder shall make such payments among themselves and/or shall fund Cdn. Revolving Loans requested by Lower Lakes on the date hereof as are necessary to ensure that such converted Cdn. Revolving Loans and all Cdn. Revolving Loans requested by Lower Lakes on the Restatement Closing Date are funded by the Cdn. Revolving Lenders holding Cdn. Revolving Loan Commitments hereunder pro rata based on their respective shares of the Cdn. Revolving Loan Commitment. The obligations of each Cdn. Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Lower Lakes may from time to time borrow, repay and reborrow under this Section 1.1(a); provided, that the Canadian Dollar amount of any Cdn. Revolving Credit Advance to be made at any time shall not exceed Cdn. Borrowing Availability at such time. Each Cdn. Revolving Credit Advance shall be made on notice by Lower Lakes to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Cdn. Revolving Credit Advance. Each such notice (a "Cdn. Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit.

                  (ii) For the period from April 1 through June 30 of each calendar year (other than calendar year 2008, in which case such period shall run through July 31), the Cdn. Revolving Lenders shall establish (on a several and not joint or joint and several basis) in favor of Lower Lakes a seasonal overadvance revolving credit facility (the "Cdn. Seasonal Facility") which shall be subject to the terms contained herein that are applicable to the Cdn. Revolving Loan. For greater certainty, the Cdn. Seasonal Facility is a sub facility of the Cdn. Revolving Credit Facility and shall not be subject to the limits of the Cdn. Borrowing Base but shall be subject to the Cdn. Maximum Amount. The Cdn. Seasonal Facility shall be in an amount not to exceed (all as determined in Cdn. Dollars using, where applicable, the Cdn. Dollar Equivalent Amount) the lesser of: (A) US $8,000,000 (US $10,000,000 for calendar year 2008 only) less the principal amount outstanding under the US Seasonal Facility, or
(B) 75% of the aggregate Fair Market Value of the Cdn. Vessels owned by the Cdn. Credit Parties and the US Owned Vessels less the aggregate of (i) the principal amount outstanding under the Cdn. Term Loan, the principal amount outstanding under the US Term Loan and the principal amount outstanding under the Engine Term Loan, (ii) the aggregate amount of the obligations secured by Liens attaching to the Cdn. Vessels and the US Owned Vessels that have priority to the Liens securing the Obligations, and (iii) the principal amount outstanding under the US Seasonal Facility. The aggregate of all Cdn. Revolving Credit Advances (including Advances under the Cdn. Seasonal Facility) shall at no time exceed the Cdn. Maximum Amount.

                  (iii) Except as provided in Section 1.11, Lower Lakes shall execute and deliver to each Cdn. Revolving Lender a Canadian Dollar note to evidence the Cdn. Revolving Loan Commitment of that Cdn. Revolving Lender. Each note shall be in the principal amount of the Cdn. Revolving Loan Commitment of the applicable Cdn. Revolving Lender, dated the Restatement Closing Date and substantially in the form of Exhibit 1.1(a)(iii) (each, a "Cdn. Revolving Note" and, collectively, the "Cdn. Revolving Notes"). Each Cdn. Revolving Note shall represent the obligation of Lower Lakes to pay the amount of the Cdn. Revolving Lender's Cdn. Revolving Loan Commitment or, if less, such Cdn. Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all outstanding Cdn. Revolving Credit Advances to Lower Lakes together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Cdn. Revolving Loan and all other non-contingent Obligations owing by Lower Lakes shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date. All Cdn. Revolving Notes issued under the Original Credit Agreement shall be deemed replaced as of the Restatement Closing Date with the notes issued pursuant to this Agreement (without effecting a novation with respect to any "Obligations" as defined in the Original Credit Agreement).

            (b) Cdn. Term Loan (Cdn.$41,700,000).

                  (i) Subject to the terms and conditions hereof, each Cdn. Term Lender agrees to make a term loan denominated in Canadian Dollars (collectively, the "Cdn. Term Loan") on the Restatement Closing Date to Lower Lakes in the original principal amount of its Cdn. Term Loan Commitment. The obligations of each Cdn. Term Lender hereunder shall be several and not joint. Lower Lakes acknowledges and agrees that, immediately prior to the effectiveness of this Agreement, the aggregate outstanding principal balance of the "Cdn. Term Loan" under the Original Credit Agreement is Cdn. $35,596,000 (the "Existing Cdn. Term Loan") which amount shall be deemed to have been, and hereby is, on the Restatement Closing Date, converted into Cdn. $35,596,000 of the outstanding principal balance of the Cdn. Term Loan hereunder, without constituting a novation. Each Cdn. Term Lender that holds a portion of the Existing Cdn. Term Loan under the Original Credit Agreement that is converted into a portion of the Cdn. Term Loan hereunder pursuant to the preceding sentence shall be deemed to have satisfied all or a portion, as applicable, of its Cdn. Term Loan funding obligations hereunder to the extent the Existing Cdn. Term Loan held by such Cdn. Term Lender under the Original Credit Agreement is converted to outstanding principal under the Cdn. Term Loan hereunder in accordance with the foregoing provisions of this Section 1.1(b), with such Cdn. Term Lender funding its remaining portion, if any, of its Cdn. Term Loan Commitment on the Restatement Closing Date as provided in this Agreement. The Cdn. Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(b) (each, a "Cdn. Term Note" and, collectively, the "Cdn. Term Notes"), and, except as provided in Section 1.12, Lower Lakes shall execute and deliver each Cdn. Term Note to the applicable Cdn. Term Lender. Each Cdn. Term Note shall represent the obligation of Lower Lakes to pay the amount of the applicable Cdn. Term Lender's Cdn. Term Loan Commitment, together with interest thereon as prescribed in
Section 1.5. All Cdn. Term Notes issued under the Original Credit Agreement shall be deemed replaced as of the Restatement Closing Date with the notes issued pursuant to this Agreement (without effecting a novation with respect to any "Obligations" as defined in the Original Credit Agreement).

                  (ii) Lower Lakes shall repay the principal amount of the Cdn. Term Loan in equal quarterly installments based on the amortization schedule set forth below on the first day of each March, June, September and December of each year, commencing September 1, 2008, as follows:

      --------------------------------------------------------------------------
                 Period                            Quarterly Installment Amounts
      --------------------------------------------------------------------------
      September 2008 - March 2009                         Cdn.$695,000
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------
                 Period                            Quarterly Installment Amounts
      --------------------------------------------------------------------------
      April 2009 - March 2010                             Cdn.$695,000
      April 2010 - March 2011                             Cdn.$695,000
      April 2011 - March 2012                             Cdn.$695,000
      April 2012 - March 2013                             Cdn.$695,000
      Commitment Termination Date                         Cdn.$28,495,000
      --------------------------------------------------------------------------

The final installment due on the Commitment Termination Date shall be the remaining principal balance of the Cdn. Term Loan and any accrued and unpaid interest.

                  (iii) Notwithstanding Section 1.1(b)(ii), the aggregate outstanding principal balance of the Cdn. Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Cdn. Term Loan may be reborrowed.

                  (iv) Each payment of principal with respect to the Cdn. Term Loan shall be paid to Agent for the ratable benefit of each Cdn. Term Lender, ratably in proportion to each such Cdn. Term Lender's respective Cdn. Term Loan Commitment.

            (c) US Revolving Credit Facility (US $13,500,000).

                  (i) Subject to the terms and conditions hereof, each US Revolving Lender agrees to make available to LLTC from time to time until the Commitment Termination Date its Pro Rata Share of US Dollar advances (each, a "US Revolving Credit Advance") under the US Revolving Loan Commitment (the "US Revolving Credit Facility"). Immediately prior to the effectiveness of this Agreement, the outstanding principal balance of "US Revolving Loans" under the Original Credit Agreement is US $1,406,200.63. Such "US Revolving Loans" under the Original Credit Agreement shall be deemed to be, and hereby are converted into, on the Restatement Closing Date, outstanding US Revolving Loans hereunder. Each US Revolving Lender with a US Revolving Loan Commitment hereunder shall make such payments among themselves and/or shall fund US. Revolving Loans requested by LLTC on the date hereof as are necessary to ensure that such converted US Revolving Loans and all US Revolving Loans requested by LLTC on the Restatement Closing Date are funded by the US Revolving Lenders holding US Revolving Loan Commitments hereunder pro rata based on their respective shares of the US Revolving Loan Commitment. The Pro Rata Share of the US Revolving Loan of any US Revolving Lender shall not at any time exceed its separate US Revolving Loan Commitment. The obligations of each US Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, LLTC may from time to time borrow, repay and reborrow under this Section 1.1(c); provided, that the US Dollar amount of any US Revolving Credit Advance to be made at any time shall not exceed the US Borrowing Availability at such time. Each US Revolving Credit Advance shall be made on notice by LLTC to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (1) 10:00 a.m. (New York time) on the Business Day of the proposed US Revolving Credit Advance, in the case of a US Base Rate Loan, or (2) 10:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "US Notice of Revolving Credit

Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit. If LLTC desires to have a Revolving Credit Advance bear interest by reference to the LIBOR Rate, it must comply with
Section 1.5(e).

                  (ii) For the period from April 1 through June 30 of each calendar year (other than calendar year 2008, in which case such period shall run through July 31), the US Revolving Lenders shall establish (on a several and not joint or joint and several basis) in favor of LLTC a seasonal overadvance revolving credit facility (the "US Seasonal Facility") which shall be subject to the terms contained herein that are applicable to the US Revolving Loan. For greater certainty, the US Seasonal Facility is a sub facility of the US Revolving Credit Facility and shall not be subject to the limits of the US Borrowing Base but shall be subject to the US Maximum Amount. The amount outstanding under the US Seasonal Facility shall be in an amount not to exceed (all as determined in US Dollars using, where applicable, the US Dollar Equivalent Amount) the lesser of: (A) US $8,000,000 (US $10,000,000 for calendar year 2008 only) less amounts outstanding under the Cdn. Seasonal Facility, or
(B) 75% of the aggregate Fair Market Value of the Cdn. Vessels owned by the Cdn. Credit Parties and the US Owned Vessels less the aggregate of (i) the principal amount outstanding under the Cdn. Term Loan, the principal amount outstanding under the US Term Loan and the principal amount outstanding under the Engine Term Loan, (ii) the aggregate amount of the obligations secured by Liens attaching to the Cdn. Vessels and the US Owned Vessels that have priority to the Liens securing the Obligations, and (iii) amounts outstanding under the Cdn. Seasonal Facility. The aggregate principal amount of all US Revolving Credit Advances (including Advances under the US Seasonal Facility) shall at no time exceed the US Maximum Amount.

                  (iii) Except as provided in Section 1.11, LLTC shall execute and deliver to each US Revolving Lender a US Dollar note to evidence the US Revolving Loan Commitment of that US Revolving Lender. Each note shall be in the principal amount of the US Revolving Loan Commitment of the applicable US Revolving Lender, dated the Restatement Closing Date and substantially in the form of Exhibit 1.1(c)(iii) (each, a "US Revolving Note" and, collectively, the "US Revolving Notes"). Each US Revolving Note shall represent the obligation of LLTC to pay the amount of the US Revolving Lender's Revolving Loan Commitment or, if less, such US Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all US Revolving Credit Advances to LLTC together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the US Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date. All US Revolving Notes issued under the Original Credit Agreement shall be deemed replaced as of the Restatement Closing Date with the notes issued pursuant to this Agreement (without effecting a novation with respect to any "Obligations" as defined in the Original Credit Agreement).

            (d) US Term Loan (US $22,000,000).

                  (i) Subject to the terms and conditions hereof, each US Term Lender agrees to make a term loan denominated in US Dollars (collectively, the "US Term Loan") on the Closing Date to Grand River in the original principal amount of its US Term Loan Commitment. The obligations of each US Term Lender hereunder shall be several and not joint. Grand River acknowledges and agrees that, immediately prior to the effectiveness of this Agreement, the aggregate outstanding principal balance of the "US Term Loan" under the Original Credit

Agreement is US $5,322,012 (the "Existing US Term Loan") which amount shall be deemed to have been, and hereby is, on the Restatement Closing Date, converted into US $5,322,012 of the outstanding principal balance of the US Term Loan hereunder, without constituting a novation. Each US Term Lender that holds a portion of the Existing US Term Loan under the Original Credit Agreement that is converted into a portion of the US Term Loan hereunder pursuant to the preceding sentence shall be deemed to have satisfied all or a portion, as applicable, of its US Term Loan funding obligations hereunder to the extent the Existing US Term Loan held by such US Term Lender under the Original Credit Agreement is converted to outstanding principal under the US Term Loan hereunder in accordance with the foregoing provisions of this Section 1.1(d), with such US Term Lender funding its remaining portion, if any, of its US Term Loan Commitment on the Restatement Closing Date as provided in this Agreement. The US Term Loan shall be evidenced by promissory notes substantially in the form of
Exhibit 1.1(d) (each, a "US Term Note" and, collectively, the "US Term Notes"), and, except as provided in Section 1.12, Grand River shall execute and deliver each US Term Note to the applicable US Term Lender. Each US Term Note shall represent the obligation of Grand River to pay the amount of the applicable US Term Lender's US Term Loan Commitment, together with interest thereon as prescribed in Section 1.5. All US Term Notes issued under the Original Credit Agreement shall be deemed replaced as of the Restatement Closing Date with the notes issued pursuant to this Agreement (without effecting a novation with respect to any "Obligations" as defined in the Original Credit Agreement).

                  (ii) Grand River shall repay the principal amount of the US Term Loan in equal quarterly installments based on the amortization schedule set forth below on the first day of each March, June, September and December, commencing September 1, 2008, as follows:

      --------------------------------------------------------------------------
                 Period                            Quarterly Installment Amounts
      --------------------------------------------------------------------------
      September 2008 - March 2009                         US $366,666.67
      April 2009 - March 2010                             US $366,666.67
      April 2010 - March 2011                             US $366,666.67
      April 2011 - March 2012                             US $366,666.67
      April 2012 - March 2013                             US $366,666.67
      Commitment Termination Date                         US $15,033,333.33
      --------------------------------------------------------------------------

The final installment due on the Commitment Termination Date shall be the remaining principal balance of the US Term Loan and any accrued and unpaid interest.

                  (iii) Notwithstanding Section 1.1(d)(ii), the aggregate outstanding principal balance of the US Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the US Term Loan may be reborrowed.

                  (iv) Each payment of principal with respect to the US Term Loan shall be paid to Agent for the ratable benefit of each US Term Lender, ratably in proportion to each such US Term Lender's respective US Term Loan Commitment.

            (e) Engine Term Loan (Cdn. $8,000,000).

                  (i) Subject to the terms and conditions hereof, each Engine Term Lender agrees to make a term loan denominated in Canadian Dollars (collectively, the "Engine Term Loan") on the Restatement Closing Date to Lower Lakes in the original principal amount of its Engine Term Loan Commitment. The obligations of each Engine Term Lender hereunder shall be several and not joint. The Engine Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(e)(i) (each, an "Engine Term Note" and, collectively, the "Engine Term Notes"), and, except as provided in Section 1.12, Lower Lakes shall execute and deliver each Engine Term Note to the applicable Engine Term Lender. Each Engine Term Note shall represent the obligation of Lower Lakes to pay the amount of the applicable Engine Term Lender's Engine Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.

                  (ii) Lower Lakes shall repay the principal amount of the Engine Term Loan in equal quarterly installments based on the amortization schedule set forth below on the first day of each March, June, September and December of each year, commencing September 1, 2008, as follows:

      --------------------------------------------------------------------------
                 Period                            Quarterly Installment Amounts
      --------------------------------------------------------------------------
      September 2008 - March 2009                         Cdn.$133,333.33
      April 2009 - March 2010                             Cdn.$133,333.33
      April 2010 - March 2011                             Cdn.$133,333.33
      April 2011 - March 2012                             Cdn.$133,333.33
      April 2012 - March 2013                             Cdn.$133,333.33
      Commitment Termination Date                         Cdn. $5,466,666.67
      --------------------------------------------------------------------------

The final installment due on the Commitment Termination Date shall be the remaining principal balance of the Engine Term Loan and any accrued and unpaid interest.

                  (iii) Notwithstanding Section 1.1(e)(ii), the aggregate outstanding principal balance of the Engine Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Engine Term Loan may be reborrowed.

                  (iv) Each payment of principal with respect to the Engine Term Loan shall be paid to Agent for the ratable benefit of each Engine Term Lender, ratably in proportion to each such Engine Term Lender's respective Engine Term Loan Commitment.

            (f) Cdn. Swing Line Loan (Cdn. $4,000,000).

                  (i) Agent shall notify the Cdn. Swing Line Lender upon Agent's receipt of any Cdn. Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Cdn. Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Cdn. Swing Line Advance") in accordance with any such notice. The provisions of this Section 1.1(f) shall not relieve Cdn. Revolving Lenders of their obligations to make Cdn. Revolving Credit Advances under Section 1.1(a); provided that if the Cdn. Swing Line Lender makes a Cdn. Swing Line Advance pursuant to any such notice, such Cdn. Swing Line Advance shall be in lieu of any Cdn. Revolving Credit Advance that otherwise may be made by Cdn. Revolving Credit Lenders pursuant to such notice. The aggregate amount of Cdn. Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Cdn. Swing Line Loan Commitment and (B) the lesser of the Cdn. Maximum Amount and Cdn. Borrowing Availability, in each case, less the outstanding balance of the Cdn. Revolving Loans at such time ("Cdn. Swing Line Availability"). Until the Commitment Termination Date, Lower Lakes may from time to time borrow, repay and reborrow under this Section 1.1(f). Each Cdn. Swing Line Advance shall be made pursuant to a Cdn. Notice of Revolving Credit Advance delivered to Agent by Lower Lakes in accordance with Section 1.1(a). Any such notice must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Cdn. Swing Line Advance. Unless the Cdn. Swing Line Lender has received at least one Business Day's prior written notice from Requisite Revolving Lenders instructing it not to make a Cdn. Swing Line Advance, the Cdn. Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 2.2, be entitled to fund that Cdn. Swing Line Advance, and to have each Cdn. Revolving Lender make Cdn. Revolving Credit Advances in accordance with Section 1.1(f)(iii) or purchase participating interests in accordance with Section 1.1(f)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Cdn. Swing Line Loan shall constitute a Canadian Prime Rate Loan. Lower Lakes shall repay the aggregate outstanding principal amount of the Cdn. Swing Line Loan upon demand therefor by Agent.

                  (ii) Lower Lakes shall execute and deliver to the Cdn. Swing Line Lender a promissory note to evidence the Cdn. Swing Line Loan Commitment. Each note shall be in the principal amount of the Cdn. Swing Line Loan Commitment of the Cdn. Swing Line Lender, dated the Restatement Closing Date and substantially in the form of Exhibit 1.1(f)(ii) (each a "Cdn. Swing Line Note" and, collectively, the "Cdn. Swing Line Notes"). Each Cdn. Swing Line Note shall represent the obligation of Lower Lakes to pay the amount of the Cdn. Swing Line Loan Commitment or, if less, the aggregate unpaid principal amount of all Cdn. Swing Line Advances made to Lower Lakes together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Cdn. Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

                  (iii) The Cdn. Swing Line Lender, at any time and from time to time no less frequently than once weekly shall on behalf of Lower Lakes (and Lower Lakes hereby irrevocably authorizes the Cdn. Swing Line Lender to so act on its behalf) request each Cdn. Revolving Lender (including the Cdn. Swing Line Lender) to make a Cdn. Revolving Credit Advance to Lower Lakes (which shall be a Canadian Prime Rate Loan) in an amount equal to that Cdn. Revolving Lender's Pro Rata Share of the principal amount of Lower Lakes' Cdn. Swing Line Loan (the "Cdn. Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(j) or 8.1(k) has occurred (in which event the procedures of Section 1.1(f)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Cdn. Revolving Credit Advance are then satisfied, each Cdn. Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Cdn. Revolving Credit Advance on behalf of the Cdn. Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Cdn. Revolving Credit Advances shall be immediately paid to the Cdn. Swing Line Lender and applied to repay the Cdn. Refunded Swing Line Loan of Lower Lakes.

                  (iv) If, prior to refunding a Cdn. Swing Line Loan with a Cdn. Revolving Credit Advance pursuant to Section 1.1(f)(iii), one of the events described in Sections 8.1(j) or 8.1(k) has occurred, then, subject to the provisions of Section 1.1(f)(v) below, each Cdn. Revolving Lender shall, on the date such Cdn. Revolving Credit Advance was to have been made for the benefit of Lower Lakes, purchase from the Cdn. Swing Line Lender an undivided participation interest in the Cdn. Swing Line Loan to Lower Lakes in an amount equal to its Pro Rata Share of such Cdn. Swing Line Loan. Upon request, each Cdn. Revolving Lender shall promptly transfer to the Cdn. Swing Line Lender, in immediately available funds, the amount of its participation interest.

                  (v) Each Cdn. Revolving Lender's obligation to make Cdn. Revolving Credit Advances in accordance with Section 1.1(f)(iii) and to purchase participation interests in accordance with Section 1.1(f)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Cdn. Revolving Lender may have against the Cdn. Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or
(D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Cdn. Revolving Lender does not make available to Agent or the Cdn. Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(f)(iii) or 1.1(f)(iv), as the case may be, the Cdn. Swing Line Lender shall be entitled to recover such amount on demand from such Cdn. Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the BA Rate thereafter.

            (g) US Swing Line Loan (US $4,000,000).

                  (i) Agent shall notify the US Swing Line Lender upon Agent's receipt of any US Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the US Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "US Swing Line Advance") in accordance with any such notice. The provisions of this Section 1.1(g) shall not relieve US Revolving Lenders of their obligations to make US Revolving Credit Advances under Section 1.1(c); provided that if the US Swing Line Lender makes a US Swing Line Advance pursuant to any such notice, such US Swing Line Advance shall be in lieu of any US Revolving Credit Advance that otherwise may be made by US Revolving Credit Lenders pursuant to such notice. The aggregate amount of US Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the US Swing Line Loan Commitment and (B) the lesser of the US Maximum Amount and US Borrowing Availability, in each case, less the outstanding balance of the US Revolving Loans at such time ("US Swing Line Availability"). Until the Commitment Termination Date, LLTC may from time to time borrow, repay and reborrow under this Section 1.1(g). Each US Swing Line Advance shall be made pursuant to a US Notice of Revolving Credit Advance delivered to Agent by Lower Lakes in accordance with Section 1.1(c). Any such notice must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed US Swing Line Advance. Unless the US Swing Line Lender has received at least one Business Day's prior written notice from Requisite Revolving Lenders instructing it not to make a US Swing Line Advance, the US Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 2.2, be entitled to fund that US Swing Line Advance, and to have each US Revolving Lender make US Revolving Credit Advances in accordance with Section 1.1(g)(iii) or purchase participating interests in accordance with Section 1.1(g)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the US Swing Line Loan shall constitute a US Base Rate Loan. LLTC shall repay the aggregate outstanding principal amount of the US Swing Line Loan upon demand therefor by Agent.

                  (ii) LLTC shall execute and deliver to the US Swing Line Lender a promissory note to evidence the US Swing Line Loan Commitment. Each note shall be in the principal amount of the US Swing Line Loan Commitment of the US Swing Line Lender, dated the Restatement Closing Date and substantially in the form of Exhibit 1.1(g)(ii) (each a "US Swing Line Note" and, collectively, the "US Swing Line Notes"). Each US Swing Line Note shall represent the obligation of Lower Lakes to pay the amount of the US Swing Line Loan Commitment or, if less, the aggregate unpaid principal amount of all US Swing Line Advances made to LLTC together with interest thereon as prescribed in
Section 1.5. The entire unpaid balance of the US Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

                  (iii) The US Swing Line Lender, at any time and from time to time no less frequently than once weekly shall on behalf of LLTC (and LLTC hereby irrevocably authorizes the US Swing Line Lender to so act on its behalf) request each US Revolving Lender (including the US Swing Line Lender) to make a US Revolving Credit Advance to LLTC (which shall be a US Base Rate Loan) in an amount equal to that US Revolving Lender's Pro Rata Share of the principal amount of LLTC's US Swing Line Loan (the "US Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(j) or 8.1(k) has occurred (in which event the procedures of Section 1.1(g)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a US Revolving Credit Advance are then satisfied, each US Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a US Revolving Credit Advance on behalf of the US Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those US Revolving Credit Advances shall be immediately paid to the US Swing Line Lender and applied to repay the US Refunded Swing Line Loan of LLTC.

                  (iv) If, prior to refunding a US Swing Line Loan with a US Revolving Credit Advance pursuant to Section 1.1(g)(iii), one of the events described in Sections 8.1(j) or 8.1(k) has occurred, then, subject to the provisions of Section 1.1(g)(v) below, each US Revolving Lender shall, on the date such US Revolving Credit Advance was to have been made for the benefit of LLTC, purchase from the US Swing Line Lender an undivided participation interest in the US Swing Line Loan to LLTC in an amount equal to its Pro Rata Share of such US Swing Line Loan. Upon request, each US Revolving Lender shall promptly transfer to the US Swing Line Lender, in immediately available funds, the amount of its participation interest.

                  (v) Each US Revolving Lender's obligation to make US Revolving Credit Advances in accordance with Section 1.1(g)(iii) and to purchase participation interests in accordance with Section 1.1(g)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such US Revolving Lender may have against the US Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any US Revolving Lender does not make available to Agent or the US Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(g)(iii) or 1.1(g)(iv), as the case may be, the US Swing Line Lender shall be entitled to recover such amount on demand from such US Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the US Base Rate thereafter.

            (h) Reliance on Notices. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Cdn. Notice of Revolving Credit Advance, US Notice of Revolving Credit Advance, Notice of Conversion/Continuation - LIBOR or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

            (i) Calculation of Amount of Indebtedness Secured by Liens on Vessels. LLTC and Lower Lakes shall, with the delivery of each Borrowing Base Certificate and as may be more frequently requested by the Agent acting reasonably, provide to the Agent an itemized list (certified by the Chief Financial Officer of Lower Lakes) of all payables owing to Persons in connection with work performed or services provided by such Persons on the Cdn. Vessels and the US Owned Vessels. The Borrowers acknowledge that such payables list shall be utilized by the Agent in determining the amount of obligations which has priority to the Liens securing the Obligations for the purposes of Sections 1.1(a)(ii) and 1.1(c)(ii).

      1.2 Failure to Deliver Borrowing Base Certificate. If a Borrower fails to deliver a Borrowing Base Certificate as required pursuant to the terms hereof, the applicable Revolving Lenders shall have no obligation to make any further Advances to such Borrower until its receipt of such a Borrowing Base Certificate.

      1.2A Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Lower Lakes shall have the right to request, and Cdn. Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Lower Lakes.

      1.3 Prepayments.

            (a) Voluntary Prepayments; Reductions in Revolving Loan Commitments. A Borrower may at any time on at least five (5) days' prior written notice to Agent (i) voluntarily prepay all or part of the Term Loans advanced and/or (ii) permanently reduce (but not terminate) the Revolving Loan Commitment extended to it; provided that (A) any such prepayment or reduction shall be in a minimum amount of Cdn.$1,000,000 or US$1,000,000, as applicable, and integral multiples of Cdn.$250,000 and US$250,000, as applicable, in excess of such amount (unless the outstanding amounts thereof are less than such minimum payment threshold),
(B) no Revolving Loan Commitment shall be reduced without the agreement of the applicable Revolving Lenders, and (C) after giving effect to such reductions, each Borrower shall comply with Section 1.3(b)(i). A Borrower may at any time on at least ten (10) days' prior written notice to Agent terminate the Revolving Loan Commitment extended to it, provided, that upon any termination of either

Revolving Loan Commitment, all other Commitments shall immediately terminate and all Loans and other Obligations owing by all Borrowers shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any voluntary prepayment and any reduction or termination of a Revolving Loan Commitment must be accompanied by payment of the Fee required by Section 1.8(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with
Section 1.13(b), as applicable. Upon any such reduction or termination of a Revolving Loan Commitment, a Borrower's right to request a Revolving Credit Advance or a Swing Line Advance or request that Letter of Credit Obligations be incurred on Lower Lakes' behalf, shall simultaneously be permanently reduced or terminated, as the case may be and to the extent applicable. Each notice of partial prepayment shall designate the Loan or other Obligations to which such prepayment is to be applied; provided that any partial prepayments of any Term Loan shall be applied to prepay the scheduled installments of such Term Loan in the inverse order of maturity. A permanent reduction of the Cdn. Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit, although any reduction resulting in the Cdn. Revolving Loan Commitment being less than the L/C Sublimit shall require a corresponding reduction in the L/C Sublimit.

            (b) Mandatory Prepayments.

                  (i) If at any time the aggregate outstanding balance of all Cdn. Revolving Loans (including, for greater certainty, all Advances under the Cdn. Seasonal Facility) and Cdn. Swing Line Loans exceeds the lesser of (A) the Cdn. Maximum Amount and (B) the Cdn. Borrowing Base, Lower Lakes shall immediately repay the aggregate outstanding Cdn. Revolving Credit Advances to the extent required to eliminate such excess. If at any time the aggregate outstanding balance of all US Revolving Loans (including, for greater certainty, all Advances under the US Seasonal Facility) and US Swing Line Loans exceeds the lesser of (A) the US Maximum Amount and (B) the US Borrowing Base, LLTC shall immediately repay the aggregate outstanding US Revolving Credit Advances to the extent required to eliminate such excess. Notwithstanding the foregoing, during the period from April 1 through June 30 of each calendar year (other than calendar year 2008, in which case such period shall run through July 31), Advances under the Seasonal Facilities shall not be subject to the applicable Borrowing Bases and as such, neither Lower Lakes nor LLTC, as applicable, shall be required to repay Advances to eliminate any excess of Advances over the related Borrowing Base arising from Advances under a Seasonal Facility during such period of time. If on any day, the aggregate outstanding balance of all Cdn. Revolving Loans (including, for greater certainty, all Advances under the Canadian Seasonal Facility) and Cdn. Swing Line Loans, exceeds the lesser of (A) the Cdn. Revolving Loan Commitment and (B) the Canadian Borrowing Base, Lower Lakes shall immediately repay such excess, and if on any day, the aggregate outstanding balance of the US Revolving Loans (including, for greater certainty, all Advances under the US Seasonal Facility) and US Swing Line Loans exceeds the lesser of (A) the US Revolving Loan Commitment and (B) the US Borrowing Base, LLTC shall immediately repay such excess. The preceding sentence shall not derogate from the ability of the Borrowers to borrow under the Seasonal Facilities in excess of the Borrowing Bases in accordance with the terms of this Agreement.

                  (ii) As soon as reasonably possible and in any event within two (2) Business Days, upon receipt by any Credit Party of any cash proceeds of any asset disposition in excess of $100,000 for each disposition or series of related dispositions, except for those dispositions permitted pursuant to the terms of Section 6.9(a), (b) or (c), the Borrowers shall, in accordance with the provisions of Section 1.3(c), prepay the Loans (and cash collateralize Letter of Credit Obligations) in an amount equal to all such proceeds (including the first $100,000 of proceeds), net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Credit Party in connection therewith (in each case, paid to non-Affiliates), and (B) goods and services taxes, sales taxes and transfer taxes, as applicable. Any such prepayment shall be applied in accordance with the provisions of Section 1.3(c).

                  (iii) If a Credit Party issues Stock for cash, no later than the Business Day following the date of receipt of the proceeds thereof, the Borrowers shall prepay the Loans (and cash collateralize Letter of Credit Obligations) in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

                  (iv) If a Credit Party incurs any Indebtedness other than Indebtedness expressly permitted under this Agreement (and for greater certainty, the provisions of this Section 1.3(b)(iv) shall not constitute approval for the incurrence of any such Indebtedness), the Borrowers shall prepay the Loans (and cash collateralize Letter of Credit Obligations) in an amount equal to the proceeds of all of such Indebtedness. Any such prepayment shall be applied in accordance with the provisions of Section 1.3(c).

                  (v) If (a) the aggregate of the outstanding principal amount of (i) the Term Loans plus the principal amount of all Outstanding Advances under the Seasonal Facilities (all as determined in US Dollars using, where applicable, the US Dollar Equivalent Amount) exceeds (b) the sum of (i) 75% of the Fair Market Value of the Cdn. Vessels and the US Owned Vessels (based on the most recent appraisal obtained by the Agent) less (ii) the obligations secured by the Liens attaching to the Cdn. Vessels and the US Owned Vessels that have priority to the Liens securing the Obligations (such amount referred to as the "Excess Amount"), then within ten (10) days after delivery of a written notice by Agent to such effect, the Borrowers shall prepay the Loans (and cash collateralize Letter of Credit Obligations) in such manner that the Borrowers see fit in an amount equal to such Excess Amount; provided, that if an Event of Default shall be continuing at the time of any such payment, the Required Lenders shall determine the manner in which such prepayment shall be applied against the Loans.

                  (vi) Until the Termination Date, Borrowers shall prepay the Obligations on the date that is ten (10) days after the earlier of (A) the date on which Borrowers' annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to Annex E or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to Annex E, in an amount equal to (x) seventy-five percent (75%) of Excess Cash Flow for the immediately preceding Fiscal Year, (y) fifty percent (50%) of the Excess Cash Flow for the immediately preceding Fiscal Year if the Senior Funded Debt to EBITDA Ratio as of the last day of such preceding Fiscal Year is less than 3.00 to 1.00 or (z) twenty-five percent (25%) of the Excess Cash Flow for the immediately preceding Fiscal Year if the Senior Funded Debt to EBITDA Ratio as of the last day of such preceding Fiscal Year is less than 2.00 to 1.00. Any prepayments from Excess Cash Flow paid pursuant to this clause (vi) shall be applied in accordance with Section 1.3(c). Each such prepayment shall be accompanied by a certificate signed by Parent's chief financial officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance reasonably satisfactory to Agent.

            (c) Application of Certain Mandatory Prepayments. Any prepayments required to be made pursuant to Section 1.3(b)(ii), (b)(iii), (b)(iv), (b)(v) or
(b)(vi) above shall be applied as follows: first, to reimbursable expenses of Agent and to Fees then due and payable pursuant to any of the Loan Documents; second, on a pro rata basis, to interest then due and payable on the Term Loans; third, on a pro rata basis, to prepay the scheduled principal installments of the Term Loans in inverse order of maturity, until the Term Loans shall have been paid in full; fourth, to interest then due and payable on the Swing Line Loans; fifth, to the principal balance of the Swing Line Loans outstanding until the same has been repaid in full; sixth, on a pro rata basis, to interest then due and payable on the Revolving Credit Advances; seventh, as set forth below, to the outstanding principal balance of Revolving Credit Advances until the same have been paid in full, and eighth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; provided, that any such proceeds arising from a sale of a Vessel shall be applied first to the principal and interest of the Term Loan of the Borrower owning such Vessel in inverse order of maturity, until such Term Loan has been paid in full, and then ratably to the other Term Loans; provided, further, that the first $15,000,000 of net proceeds arising under
Section 1.3(b)(iii) shall be applied first, on a pro rata basis, to the remaining principal installments of the Engine Term Loan, until such Engine Term Loan has been paid in full, and then to the Cdn. Term Loan. Neither the Revolving Loan Commitments nor the Swing Line Loan Commitments shall be permanently reduced by the amount of any such prepayments. The Borrowers shall determine which Revolving Credit Advances are to be repaid pursuant to proceeds derived pursuant to Section 1.3(b) and Section 1.3(d); provided, that notwithstanding anything contained in this Section 1.3 to the contrary, if an Event of Default shall have occurred and be continuing at the time of any such prepayment, then the amounts to be applied pursuant to Section 1.3(b) and
Section 1.3(d) shall be applied by the Required Lenders as they deem appropriate.

            (d) Application of Prepayments from Insurance Proceeds and Condemnation and Expropriation Proceeds. Prepayments from insurance, expropriation or condemnation proceeds, whether received in accordance with
Section 5.4(b) or (c) or otherwise, shall be applied to scheduled installments of the Term Loans in accordance with Section 5.4(b). Neither a Revolving Loan Commitment nor a Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments. If the precise amount of insurance, expropriation or condemnation proceeds allocable to Inventory as compared to Equipment, Fixtures, Vessels and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be determined by Agent, subject to the approval of the Requisite Lenders acting reasonably.

            (e) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

      1.4 Use of Proceeds. The Borrowers shall utilize the proceeds of the Loans solely for the WMS Debt Payoff, the WMS Acquisition and the purchase of a new engine for the Saginaw (and to pay any related transaction expenses), and for the financing of the Borrowers' ordinary working capital and general corporate needs. Disclosure Schedule (1.4) contains a description of Borrowers' sources and uses of funds as of the Restatement Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

      1.5 Interest and Applicable Margins.

            (a) Interest. Each Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to Cdn. Revolving Credit Advances, Cdn. Swing Line Advances and the Cdn. Term Loan, the BA Rate plus three and three-quarters percent (3.75%) per annum or the Canadian Prime Rate plus two and three-quarters percent (2.75%) per annum, (ii) with respect to US Revolving Credit Advances, US Swing Line Advances and the US Term Loan, the US Base Rate plus two and three-quarters percent (2.75%) per annum or the applicable LIBOR Rate plus three and three-quarters percent (3.75%) per annum, as applicable, and (iii) with respect to the Engine Term Loan, the BA Rate plus five percent (5.00%) per annum or the Canadian Prime Rate plus four percent (4.00%) per annum. Notwithstanding the foregoing, from and after the delivery of the audited Financial Statements of the Parent and its Subsidiaries for the Fiscal Year ending March 31, 2009, the applicable margins with respect to all Loans (other than the Engine Term
Loan) shall be adjusted quarterly, to the extent applicable, on the date Financial Statements are required to be delivered pursuant to Annex E after the end of each related Fiscal Quarter based on the Senior Debt to EBITDA Ratio calculated as of the last day of such Fiscal Quarter in accordance with the following table:

            --------------------------------------------------------------------
            Senior Debt to            BA Rate and LIBOR      Canadian Prime Rate
            EBITDA Ratio              Rate                   and US Base Rate
            --------------------------------------------------------------------
            < 2.25                    3.00%                    2.00%
            --------------------------------------------------------------------
            <2.75, but > 2.25         3.25%                    2.25%
                       -
            --------------------------------------------------------------------
            <3.25                     3.50%                    2.50%
            --------------------------------------------------------------------

            (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period, as applicable) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate(s) during such extension.

            (c) All computations of Fees and interest in this Agreement or in any other Loan Document shall be made by Agent on the basis of a 365-day year (except for LIBOR Loans, which shall be calculated on the basis of a 360-day year, and unless expressly stated herein to the contrary), in each case for the actual number of days occurring in the period for which such interest and Fees are payable. Each of the Canadian Prime Rate and the US Base Rate is a daily rate and is adjusted daily. Each determination by Agent of an interest rate and Fees hereunder and under any other Loan Document shall, absent manifest error, be presumptive evidence of the correctness of such rates and Fees.

            (d) If (i) an Event of Default has occurred and is continuing under
Section 8.1(a), (j) or (k), or (ii) any other Event of Default has occurred and is continuing, and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to the Borrowers, the interest rates applicable to the Loans and the Letter of Credit Fee shall, subject to the Interest Act (Canada) and applicable law in the United States, be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder unless Agent or Requisite Lenders elect to impose a smaller increase (the "Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fee at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

            (e) (i) Subject to the conditions precedent set forth in Section 2.2, each Cdn. Revolving Credit Advance, each Cdn. Term Loan and each Engine Term Loan shall be made as a BA Rate Loan or Canadian Prime Rate Loan. Each BA Rate Loan and Canadian Prime Rate Loan must be in a minimum amount of Cdn.$1,000 and integral multiples of Cdn.$1,000 thereafter.

                  (ii) Subject to the conditions precedent set forth in Section 2.2, each US Borrower shall have the option to (A) request that any US Revolving Credit Advance be made as a LIBOR Loan, (B) convert at any time all or any part of outstanding Loans (other than the US Swing Line Loans) that are denominated in US Dollars from US Base Rate Loans to LIBOR Loans, (C) convert any LIBOR Loan to a US Base Rate Loan, upon payment of an administrative fee of $250 and subject to payment of LIBOR breakage costs in accordance with Section 1.13(c) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (D) continue all or any portion of any Loan (other than the US Swing Line Loans) denominated in US Dollars as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of US$1,000,000 and integral multiples of US$500,000 in excess of such amount. Each US Base Rate Loan must be in a minimum amount of US$1,000 and integral multiples of US$1,000 thereafter. Any such election must be made by 10:00 a.m. (New York time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or
(3) the date on which the applicable US Borrower wishes to convert any US Base Rate Loan to a LIBOR Loan for a LIBOR Period designated by such US Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or the additional conditions precedent set forth in Section
2.2 shall not have been satisfied), that LIBOR Loan shall be converted to a US Base Rate Loan at the end of its LIBOR Period. Each US Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation - LIBOR") in the form of
Exhibit 1.5(e)(ii). Following the occurrence of a Default or an Event of Default, at the sole discretion of the US Revolving Lenders, neither US Borrower shall be entitled to obtain LIBOR Loans. In the event that neither US Borrower is entitled to obtain LIBOR Loans, on the maturity of any outstanding LIBOR Loan such Loan shall automatically be converted into a US Base Rate Loan. The agreement to any subsequent conversion of a US Base Rate Loan into a LIBOR Loan shall be at the sole discretion of the US Lenders.

                  (iii) Subject to the conditions precedent set forth in Section 2.2, Lower Lakes shall have the option to (A) request that any Cdn. Revolving Credit Advance, any Cdn. Term Loan or any Engine Term Loan be made as a BA Rate Loan or Canadian Prime Rate Loan and (B) convert any BA Rate Loan (other than the Cdn. Swing Line Loans) to a Canadian Prime Rate Loan upon the expiration of the applicable BA Period and the converted Loan shall commence as a Canadian Prime Rate Loan on the first day after the last day of the BA Period of the BA Rate Loan to be converted. Each BA Rate Loan and Canadian Prime Rate Loan must be in a minimum amount of Cdn.$1,000 and integral multiples of Cdn.$1,000 thereafter. Any such election must be made by 10:00 a.m. (New York time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the BA Rate or (2) the end of each BA Period with respect to any BA Rate Loans which Lower Lakes wishes to convert to a Canadian Prime Rate Loan. Lower Lakes must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion, such election must be made pursuant to a written notice (a "Notice of Conversion - BA Rate") in the form of Exhibit 1.5(e)(iii). For a BA Rate Loan that Lower Lakes wishes to convert, if no election is received by 10:00 a.m. (New York time) on the third Business Day prior to the end of the BA Period with respect thereto, that BA Rate Loan shall be continued as a BA Rate Loan at the BA Rate applicable for the next succeeding BA Period. If a Default or an Event of Default has occurred and is continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied, each BA Rate Loan shall be converted to a Canadian Prime Rate Loan at the end of its BA Period. Following the occurrence of a Default or an Event of Default, at the sole discretion of the Cdn. Revolving Lenders, the Cdn. Term Lenders or the Engine Term Lenders, as applicable, Lower Lakes shall not be entitled to obtain BA Rate Loans. In the event that Lower Lakes is not entitled to obtain BA Rate Loans, on the maturity of any outstanding BA Rate Loan such Loan shall automatically be converted into a Canadian Prime Rate Loan. The agreement to any subsequent conversion of a Canadian Prime Rate Loan into a BA Rate Loan shall be at the sole discretion of the Cdn. Lenders.

            (f) Limitation on Interest. If any provision of this Agreement or of any of the other Loan Documents would obligate any Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada) or any equivalent legislation of the United States of America) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Lender under this Section 1.5, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender which would constitute "interest" for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), Lower Lakes shall be entitled, by notice in writing to such Lender, to obtain reimbursement from such Lender in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Lender to Lower Lakes. Any amount or rate of interest referred to in this
Section 1.5(f) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Termination Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

            (g) Interest Act (Canada). For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 365 day year (except for LIBOR Loans which shall be calculated on the basis of a 360 day year) or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 365 (or 360, as applicable) or such other period of time, respectively.

            (h) Notwithstanding anything to the contrary contained herein or in the Original Credit Agreement, the Borrowers shall pay in full all interest accrued under the Original Credit Agreement immediately prior to the effectiveness of this Agreement to the applicable Lender entitled thereto. All LIBOR Loans and BA Rate Loans, as applicable, under the Original Credit Agreement shall be "broken" immediately prior to the effectiveness of this Agreement (without the Borrowers incurring any costs under Section 1.12(c) of the Original Credit Agreement or this Agreement as a result thereof), and any "Loans" under the Original Credit Agreement being converted into and continuing as Loans hereunder shall constitute US Base Rate Loans or Canadian Prime Rate Loans, as applicable, hereunder.

      1.6 Eligible Accounts. All Accounts of Borrowers shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Restatement Closing Date, to adjust any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, reflecting changes in the collectibility or realization values of such Accounts arising or discovered by Agent after the Restatement Closing Date subject to the approval of the Requisite Revolving Lenders in the case of adjustments or new criteria or changes in advance rates or the elimination of Reserves which have the effect of making more credit available. Eligible Accounts of any Borrower shall not include any Account:

            (a) that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

            (b) (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or
(ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

            (c) to the extent that any defense, counterclaim, set-off or dispute is asserted as to such Account;

            (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for services rendered and accepted by the applicable Account Debtor;

            (e) with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

            (f) that (i) is not owned by such Borrower or (ii) is subject to any Lien of any other Person, other than Immaterial Liens;

            (g) that arises from a sale to any director, officer, other employee or Affiliate of such Borrower, or to any entity that has any common officer or director with any Credit Party;

            (h) that is the obligation of an Account Debtor that is the Canadian government (Her Majesty The Queen in Right of Canada) or a political subdivision thereof, or any province or territory, or any municipality or department, agency or instrumentality thereof, or that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless (i) Agent, in its sole discretion, has agreed to the contrary in writing, (ii) the Account is subject to a first priority security interest in favor of the Agent and (iii) the Credit Party, if necessary or desirable, has complied with the Financial Administration Act (Canada) and any amendments thereto, with the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727) or any applicable state, provincial, county or municipal law of similar purpose and effect restricting the assignment thereof with respect to such obligation;

            (i) that is the obligation of an Account Debtor located in a country other than Canada or the United States of America unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

            (j) to the extent the applicable Borrower is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower but only to the extent of the potential offset;

            (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

            (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                  (i) the Account is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

                  (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due or is otherwise insolvent; or

                  (iii) if any assignment or petition is filed by or against any Account Debtor obligated upon such Account or any application for an order to stay proceedings against such Account Debtor is filed in any case or proceeding under any Insolvency Laws;

            (m) that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

            (n) as to which Agent's Lien thereon, on behalf of the Secured Parties, is not a first priority perfected Lien or Lien that is not registered in first priority but has obtained first priority status because any prior ranking secured creditor has subordinated and postponed its Lien in form and substance acceptable to the Secured Parties (subject to Immaterial Liens);

            (o) as to which any of the representations or warranties in the Loan Documents are untrue;

            (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

            (q) to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment;

            (r) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed 20% of all Eligible Accounts;

            (s) that is payable in any currency other than Canadian Dollars or US Dollars; or

            (t) that is otherwise unacceptable to Agent in its reasonable credit judgment.

      For the purpose of valuing Lower Lakes' Eligible Accounts denominated in US Dollars (if any), the amount of such Eligible Accounts shall be converted into the Equivalent Amount thereof in Canadian Dollars as of the last Business Day of each Fiscal Month; provided, that Agent reserves the right to adjust, at any time in its reasonable credit judgment, the value of Canadian Dollars of such Eligible Accounts to take into account currency rate exchange fluctuations since the last valuation thereof. For the purpose of valuing LLTC's Eligible Accounts denominated in Canadian Dollars (if any), the amount of such Eligible Accounts shall be converted into the Equivalent Amount thereof in US Dollars as of the last Business Day of each Fiscal Month; provided, that Agent reserves the right to adjust, at any time in its reasonable credit judgment, the value of US Dollars of such Eligible Accounts to take into account currency rate exchange fluctuations since the last valuation thereof.

      1.7 Cash Management Systems. On or prior to the Restatement Closing Date, the Credit Parties will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").

      1.8 Fees.

            (a) The Borrowers shall pay, on a joint and several basis, to GE Capital the Fees specified in the GE Capital Fee Letter at the times specified for payment therein.

            (b) As additional compensation for the Cdn. Revolving Lenders, Lower Lakes shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Lower Lakes' non-use of available funds in an amount equal to 0.5% per annum (calculated on the basis of a 365 day year for actual days elapsed) multiplied by the difference between (x) the Cdn. Maximum Amount and (y) the average for the period of the daily closing balances of the aggregate Cdn. Revolving Loan and Cdn. Swing Line Loan outstanding during the period for which the such Fee is due. As additional compensation for the US Revolving Lenders, LLTC shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for LLTC's non-use of available funds in an amount equal to 0.5% per annum (calculated on the basis of a 365 day year for actual days elapsed) multiplied by the difference between (x) the US Maximum Amount and (y) the average for the period of the daily closing balances of the aggregate US Revolving Loan and US Swing Line Loan outstanding during the period for which the such Fee is due. All "Fees" as defined in the Original Credit Agreement that shall have accrued under the Original Credit Agreement and remain unpaid immediately prior to the effectiveness of this Agreement shall be paid in full to the applicable Lender on the Restatement Closing Date.

            (c) If Lower Lakes or Grand River, as the case may be, prepays all or any portion of the Term Loans, if Lower Lakes or LLTC voluntarily terminates all or any portion of the Revolving Loan Commitments or if the indebtedness owing under the Term Loans and/or the Revolving Loans is accelerated and the Revolving Loan Commitments terminated, whether voluntarily or involuntarily, Lower Lakes, LLTC and/or Grand River, as applicable, shall pay to Agent, for the benefit of the applicable Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied by (x) the sum of the principal amount of the Term Loans paid or if unpaid, outstanding (in the case of acceleration) and (y) the amount of the Revolving Loan Commitments terminated, as applicable. As used herein, the term "Applicable Percentage" shall mean (x) three percent (3%), in the case of a prepayment on or prior to the first anniversary of the Restatement Closing Date, (y) two percent (2%), in the case of a prepayment after the first anniversary of the Restatement Closing Date but on or prior to the second anniversary thereof, and (z) one percent (1%), in the case of a prepayment after the second anniversary of the Restatement Closing Date but on or prior to the fifth anniversary thereof. The Credit Parties agree that the fee payable herein is a reasonable calculation of the applicable Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by Lower Lakes, LLTC or Grand River, as applicable, upon a mandatory prepayment made pursuant to Section 1.3(b) or 1.15(c); provided that in the case of prepayments made pursuant to Section 1.3(b)(ii) or (b)(iii), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.

            (d) The Borrowers shall, on a joint and several basis, reimburse the Agent at the rate of US $950 per person per day, plus reasonable out-of-pocket expenses for all field examinations conducted by the Agent from time to time. The Agent shall be entitled to conduct two field examinations each calendar year at the expense of the Borrowers. During the continuance of an Event of Default, the Borrowers shall be responsible for the costs of all field examinations conducted by the Agent.

            (e) Lower Lakes shall pay to Agent, for the ratable benefit of Cdn. Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

      1.9 Receipt of Payments. Each Borrower shall make each payment under this Agreement not later than 12:00 noon (New York time) on the day when due for value on that day to the applicable Collection Account. For greater certainty, all payments made by LLTC and Grand River shall go to the US Collection Account and all payments made by Lower Lakes shall go to the Cdn. Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the applicable Collection Account prior to 12:00 noon (New York time). Payments received after 12:00 noon (New York time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day. Without limiting Section 11.17, if Agent receives any payment from or on behalf of a Credit Party in any currency other than the currency in which the Obligation is denominated, Agent may convert the payment (including the proceeds of realization upon any collateral) into the currency in which such Obligation is denominated at the rate of exchange (as such term is defined in Section 11.17(c)).

      1.10 Application and Allocation of Payments.

            (a) So long as no Event of Default has occurred and is continuing,
(i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied, first, to the Swing Line Loans (with the Agent applying Accounts from US Credit Parties to US Swing Line Loans and Accounts from Cdn. Credit Parties to Cdn. Swing Line Loans) and, second, to the Revolving Loans (with the Agent applying Accounts from US Credit Parties to US Revolving Loans and Accounts from Cdn. Credit Parties to Cdn. Revolving Loans); (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied in accordance with the provisions of Section 1.3(a); and (iv) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrowers hereby irrevocably waive the right to direct the application of any and all payments received from or on behalf of a Borrower, and Borrowers hereby irrevocably agree that Requisite Lenders shall have the continuing exclusive right to apply any and all such payments against the Obligations as Requisite Lenders may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Requisite Lenders with respect thereto and after acceleration or maturity of the Obligations, all payments and proceeds of Collateral shall be applied to amounts then due and payable in the following order: (1) to Agent's expenses and to Fees reimbursable hereunder; (2) to interest on the Swing Line Loans; (3) to principal payments on the Swing Line Loans; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans and any Obligations under any Secured Rate Contract and to provide cash collateral for contingent Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the Loans, Obligations under any Secured Rate Contract and outstanding Letter of Credit Obligations; and (6) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.

            (b) Agent is authorized to, and at its sole election may, charge to the applicable Revolving Loan balance on behalf of a Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the applicable Revolving Loan, owing by each Borrower under this Agreement or any of the other Loan Documents if and to the extent such Borrower fails to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the applicable Revolving Loan hereunder.

      1.11 Loan Account and Accounting. Agent shall maintain a loan account or loan accounts (the "Loan Account") on its books to record: all Advances and the Term Loans, all payments made by a Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect a Borrower's duty to pay the Obligations. Agent shall render to Borrowers a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month. Unless Borrowers notify Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within forty-five (45) days of receipt thereof, each and every such accounting shall, absent manifest error, be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by a Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

      1.12 Indemnity.

            (a) Each Credit Party that is a signatory hereto shall indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, legal counsel, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, orders, claims, damages, losses, liabilities and expenses (including reasonable legal fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as a result of or in connection with credit having been extended, suspended or terminated under this Agreement or the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith including the taking of any enforcement actions by Agent, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

            (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any US Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any US Borrower shall refuse to accept any borrowing of, or shall request a termination of any borrowing of, conversion into or continuation of LIBOR Loans after it has given notice requesting the same in accordance herewith; or (iv) any US Borrower shall fail to make any prepayment of a LIBOR Loan after it has given a notice thereof in accordance herewith, then such US Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide each US Borrower with its written calculation of all amounts payable pursuant to this
Section 1.13(c), and such calculation shall be binding on the parties hereto unless such US Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

            (c) To induce Lenders to provide the BA Rate option on the terms provided herein, if (i) any BA Rate Loans are repaid in whole or in part prior to the last day of any applicable BA Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Lower Lakes shall default in payment when due of the principal amount of or interest on any BA Rate Loan; (iii) Lower Lakes shall refuse to accept any borrowing of, or shall request a termination of any borrowing or continuation of BA Rate Loans after Lower Lakes has given notice requesting the same in accordance herewith; or (iv) Lower Lakes shall fail to make any prepayment of a BA Rate Loan after it has given a notice thereof in accordance herewith, then Lower Lakes shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant BA Rate Loan through the purchase of a deposit bearing interest at the BA Rate in an amount equal to the amount of that BA Rate Loan and having a maturity comparable to the relevant BA Period; provided, that each Lender may fund each of its Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Lower Lakes with its written calculation of all amounts payable pursuant to this Section 1.12(c), and such calculation shall be binding on the parties hereto unless Lower Lakes shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

      1.13 Access and Audits. Prior to the occurrence of an Event of Default, each Credit Party shall, during normal business hours, upon two (2) Business Days' prior notice on not more than two occasions in any calendar year at the expense of the Borrowers: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees of each Credit Party and to the Collateral, (b) permit Agent and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If an Event of Default has occurred and is continuing, or if access is necessary to preserve or protect the Collateral, as determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, the Borrowers shall provide and shall cause each other Credit Party to provide Agent and each Lender with access to its suppliers and customers. During the occurrence and continuation of an Event of Default, the Borrowers shall be responsible for the costs of all audits conducted by the Agent. Each Credit Party shall make available to Agent and its counsel, reasonably promptly, originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request acting reasonably, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least five (5) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to the Borrowers.

      1.14 Taxes.

            (a) Any and all payments by or on behalf of a Credit Party hereunder or under the Notes or any other Loan Document shall be made, in accordance with this Section 1.14, free and clear of and without deduction for any and all present or future Taxes (excluding Taxes imposed on or measured by the net income or capital of Agent or any Lender by the jurisdiction under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof). If a Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes or any other Loan Document (excluding Taxes imposed on or measured by the net income or capital of Agent or any Lender by the jurisdiction under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof), (i) the sum payable shall be increased as much as shall be necessary so that, after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 1.14), Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such withholdings or deductions been made, (ii) the applicable Credit Party shall make such withholdings and deductions, and (iii) the applicable Credit Party shall pay the full amount withheld or deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrowers shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

            (b) In addition, each Credit Party agrees to pay any present or future Taxes that arise from any payment made under this Agreement or under any other Loan Document or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents and any other agreements and instruments contemplated hereby or thereby (except for Taxes imposed on or measured by the net income or capital of Agent or any Lender by the jurisdiction under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof). Each Lender agrees that, as promptly as reasonably practicable after it becomes aware of any circumstances referred to above which would result in additional payments under this Section 1.14, it shall notify Borrowers thereof.

            (c) Each Credit Party hereby indemnifies Agent and each Lender for the full amount of Taxes (excluding Taxes imposed on or measured by the net income or capital of Agent or any Lender by the jurisdiction under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof but including any Taxes imposed by any jurisdiction on amounts payable by such Credit Party under this Section 1.14) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Each payment under this indemnification shall be made within ten (10) days after Agent makes written demand therefor, for its own benefit or the benefit of the affected Lender.

            (d) For greater certainty, the terms of Section 1.14 shall be subject to the assignment terms contained in the third full sentence of Section 9.1(a).

      1.15 Capital Adequacy; Increased Costs; Illegality.

            (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Restatement Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then the applicable Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to such Borrower and to Agent shall be presumptive evidence of the matters set forth therein.

            (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Restatement Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then the applicable Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to a Borrower and to Agent by such Lender, shall be presumptive evidence of the matters set forth therein absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by a Borrower pursuant to this Section 1.15(b).

            (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's reasonable opinion, materially adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to each US Borrower through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each US Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless such US Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into US Base Rate Loans.

            (d) Within thirty (30) days after receipt by a Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.14(a), 1.15(a) or 1.15(b), such Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, a Borrower, with the consent of Agent, may obtain, at such Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If a Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected

Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to Agent; provided, that such Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, a Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of such Borrower's notice of intention to replace such Affected Lender. Furthermore, if a Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, such Borrower's rights under this Section 1.15(d) shall terminate with respect to such Affected Lender and such Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.14(a), 1.15(a) and 1.15(b).

      1.16 Currency Matters.

            Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Loan Documents to Agent and Lenders shall be payable in the currency in which such Obligations are denominated. Unless stated otherwise, all amounts, calculations, comparisons, measurements or determinations under this Agreement shall be made in US Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in other currencies shall be converted in the Equivalent Amount of US Dollars on the date of calculation, comparison, measurement or determination. In particular, without limitation, for purposes of valuations or computations under Sections 1.6, 1.7, 3, 5, 6 and 8 and calculating a Borrowing Base or Borrowing Availability, unless expressly provided otherwise, where a reference is made to a dollar amount, (a) if in respect of Lower Lakes, the amount is to be considered as the amount in Cdn. Dollars and, therefore, each other currency shall be converted into the Equivalent Amount thereof in Cdn. Dollars and (b) if in respect of LLTC, the amount is to be considered as the amount in US Dollars and, therefore, each other currency shall be converted into the Equivalent Amount thereof in US Dollars.

2. CONDITIONS PRECEDENT

      2.1 Conditions to the Initial Loans. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Restatement Closing Date, or to take, fulfill, or perform any other action hereunder, until (i) all conditions provided for in Annex D have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent and Requisite Lenders and (ii) the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent and Requisite Lenders:

            (a) Credit Agreement; Loan Documents and Other Matters. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Borrower, each other Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D along with satisfaction of all other matters identified in Annex D, all in form and substance satisfactory to Agent.

            (b) Repayment of Prior Debt. (i) Agent shall have received a fully executed original of a payoff letter reasonably satisfactory to Agent confirming that all of the Prior Debt will be repaid in full from the proceeds of the Term Loans and the initial Revolving Credit Advances, and all Liens upon any of the property of the applicable Credit Parties in favor of NC in respect of the Prior Debt shall be terminated immediately upon such payment or an undertaking to provide for such termination in form and substance acceptable to the Lenders shall have been delivered to the Agent.

            (c) Approvals. Agent shall have received satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents.

            (d) Opening Availability, Etc. The Eligible Accounts supporting the initial Revolving Credit Advances and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Restatement Closing Date shall be sufficient in value, as determined by Agent, to provide each of Lower Lakes and LLTC with aggregate Borrowing Availability, after giving effect to the initial Revolving Credit Advances and the incurrence of any initial Letter of Credit Obligations (on a pro forma basis, which shall include payment of closing costs, past due taxes, Prior Claims (other than maritime liens applied against the Term Loans calculation) and accounts payable more than 60 days past due) of no less than US $3,000,000 as of January 31, 2008. The aggregate of the US Term Loans and all outstanding Advances under the US Seasonal Facility shall not exceed the sum of seventy five percent (75%) of the Fair Market Value of the US Owned Vessels less the amount of indebtedness owing and secured by Liens attaching to the US Owned Vessels that have priority to the Liens securing the Obligations. The aggregate of the Cdn. Term Loans, the Engine Term Loans and all outstanding Advances under the Cdn. Seasonal Facility shall not exceed the sum of seventy five percent (75%) of the Fair Market Value of the Cdn. Vessels less the amount of indebtedness owing and secured by Liens attaching to the Cdn. Vessels that have priority to the Liens securing the Obligations. The total Indebtedness (exclusive of any interest rate agreement entered into with GE Capital) of the Borrowers on the Restatement Closing Date shall in no event exceed US $74,000,000.

            (e) WMS Acquisition. The purchase price for the WMS Acquisition shall not exceed US $20,200,000 (net of excess cash) plus fees and expenses related thereto not to exceed in the aggregate US $1,000,000.

            (f) Sale of Wolverine. The Borrowers shall have provided evidence of
(i) the reflagging of the Wolverine under the law and flag of Canada, (ii) the change of name of the Wolverine to the Pierson, (iii) the closing of the United States registry in respect of the Wolverine and the absence of any encumbrances,
(iv) a bill of sale transferring ownership of such Vessel from Grand River to Lower Lakes duly authenticated by the appropriate registry official of Canada,
(v) the application for provisional registry of the Pierson with the appropriate registry official of Canada, (vi) the filing of statutory ship mortgages with the appropriate registry official of Canada in favor of each of Agent and Grand River that will create, upon the recordation thereof, first and second priority Liens, respectively, on the Pierson, subject only to Permitted Encumbrances, and the entry by Lower Lakes into collateral loan agreements in favor of each of Agent and Grand River, with respect to the Pierson, all of which shall be in form and substance reasonably satisfactory to Agent, (vii) all insurance coverage of the Pierson as required by Annex K to this Agreement, including, without limitation, an amended and restated assignment of insurance in favor of Agent with respect to such Vessel and (viii) the posting of a notice within the Pierson that such Vessel is subject to a provisional registry with Transport Canada and that a statutory ship mortgage and a collateral loan agreement in favor of Agent have been filed with Transport Canada.

            (g) Payment of Fees. The Borrowers shall have paid the Fees required to be paid on the Restatement Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Restatement Closing Date.

            (h) Capital and Corporate Structure: Other Indebtedness. The capital and corporate structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

            (i) Due Diligence. Agent shall have completed its legal due diligence, including a roll forward of its previous Collateral audit with results reasonably satisfactory to Agent.

            (j) Security. Agent shall have been delivered the items of Collateral set forth in Annex J.

      2.2 Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

            (a) (i) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect as of such date as determined by Agent or Requisite Lenders, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, and (ii) Agent or Requisite Revolving Lenders have determined not to make such Advance, or continue any Loan as a LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect in any material respect;

            (b) (i) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and (ii) Agent or Requisite Revolving Lenders shall have determined not to make any Advance, or continue any Loan as a LIBOR Loan, as a result of that Default or Event of Default; or

            (c) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), the outstanding principal amount of the applicable Revolving Loan would exceed the lesser of (i) the applicable Borrowing Base plus any amounts permitted to be borrowed under the Cdn. Seasonal Facility or the US Seasonal Facility, as applicable, and (ii) the applicable Maximum Amount, in each case, less the then outstanding principal amount of the applicable Swing Line Loan.

The request and acceptance by a Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligation or the continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof,
(i) a representation and warranty by the applicable Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by the Borrowers of the granting and continuance of Agent's Liens, on behalf of the Secured Parties, pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

      To induce Lenders to make the Loans and to incur Letter of Credit Obligations, each Credit Party executing this Agreement makes the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

      3.1 Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation, limited liability company, partnership or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (c) has the requisite power and authority and the legal right to own, pledge, mortgage, hypothecate or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its constating documents, bylaws or partnership agreement or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      3.2 Executive Offices, Collateral Locations. As of the Restatement Closing Date, each Credit Party's name as it appears in official filings in its state of incorporation or organization, organization type, organization number, if any, issued by its state incorporation or organization, and the current location of each Credit Party's chief executive office, principal place of business, domicile (within the meaning of the Civil Code of Quebec) and the warehouses and premises at which any Collateral is located are set forth on Disclosure Schedule (3.2), none of such locations has changed within the four (4) months preceding the Restatement Closing Date and each Credit Party has only one state of incorporation or organization. No Credit Party keeps records in the Province of Quebec. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

      3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company, partnership or limited partnership action;
(c) do not contravene any provision of such Person's constating documents, bylaws or partnership agreement or operating agreement, as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, debenture, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and the Secured Parties, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Restatement Closing Date. On or prior to the Restatement Closing Date, each of the Loan Documents to which a Credit Party is a party shall have been duly executed and delivered by such Credit Party and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

      3.4 Financial Statements and Projections. Except for the Projections, all Financial Statements that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

            (a) Financial Statements. The audited financial statements of Rand and its Subsidiaries as at March 31, 2007, and the combined unaudited Financial Statements of Rand and its Subsidiaries as at December 31, 2007 shall have been delivered to the Agent.

            (b) Projections. The Projections delivered to the Agent as the date hereof have been prepared by Rand and its Subsidiaries in light of the past operations of its businesses and reflect projections for the four (4) year period beginning on April 1, 2008 on a month-by-month basis for the first year and on an annual basis thereafter. The Projections are based upon the same accounting principles as those used in the preparation of the financial statements described above and the estimates and assumptions stated therein, all of which Rand believes to be reasonable and fair in light of current conditions and current facts known to Rand and, as of the Restatement Closing Date, reflect Rand's good faith and reasonable estimates of the future financial performance of Rand and its Subsidiaries, and of the other information projected therein for the period set forth therein. The Projections are not a guarantee of future performance, and actual results may differ from the Projections.

            (c) Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule 3.4(c) was prepared by Rand and its Subsidiaries giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Rand and its Subsidiaries dated December 31, 2007, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

            (d) Fair Salable Balance Sheet. The Fair Salable Balance Sheet delivered on the date hereof and attached hereto as Disclosure Schedule 3.4(d) was prepared by Rand and its Subsidiaries on the same basis as the Pro Forma, except that the Credit Parties' assets are set forth therein at their fair salable values on a going concern basis and the liabilities set forth therein include all contingent liabilities of the Credit Parties stated at the reasonably estimated present values thereof.

      3.5 Material Adverse Effect. Since March 31, 2007, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and, to the best of each Credit Party's knowledge, no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since March 31, 2007, no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

      3.6 Ownership of Property; Liens. As of the Restatement Closing Date, the real estate ("Real Estate") listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable (and in the case of Real Estate located outside the Province of Quebec) fee simple title to all of its owned Real Estate and, following payment of the Prior Debt on the Restatement Closing Date, good and marketable title to the Vessels (other than the Barge McKee, as to which it has a valid and marketable leasehold interest), and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Restatement Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its other personal property and assets. As of the Restatement Closing Date, none of the Vessels, properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect, perfect and publish such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Restatement Closing Date, no Vessel and no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Restatement Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

      3.7 Labor Matters. Except as set forth on Disclosure Schedule (3.7), as of the Restatement Closing Date: (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply in all material aspects with each federal, state, provincial, local or foreign law applicable to such matters; (c) each Credit Party has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of the Canada and Quebec Pension plans, employment insurance and employee income taxes; all payments due from any Credit Party for U.S. employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no certification applications or representative proceedings pending or, to any Credit Party's knowledge, threatened with any labor relations board, and no labor organization or group of employees of any Credit Party has made a pending demand for certificate; and (g) there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

      3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Restatement Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. As of the Restatement Closing Date, all of the issued and outstanding Stock of each Credit Party (other than Rand) is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party, as of the Restatement Closing Date (except for the Obligations), is described in Section 6.3 (including Disclosure Schedule (6.3)).

      3.9 Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Federal Power Act, or any other federal, provincial or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. Neither the making of the Loans by Lenders to any Borrower, the incurrence of the Letter of Credit Obligations on behalf of Lower Lakes nor the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will violate any provision of any applicable statute or any rule, regulation, order or policy of or issued by any securities commissions, securities exchange or other securities regulatory authority.

      3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

      3.11 Taxes. All federal, provincial, state and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority, and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (except for those Taxes identified on Disclosure Schedule (3.11)), excluding Charges or other amounts being contested in accordance with
Section 5.2(b) and unless the failure to so file or pay would not reasonably be expected to result in fines, penalties or interest in excess of US$250,000 in the aggregate. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, provincial, state, local and foreign laws and such withholdings have been timely paid to the applicable Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Restatement Closing Date in respect of (i) those taxation years that have not yet been assessed by the IRS, the CRA or the applicable provincial, state, local or foreign Governmental Authorities, (ii) the taxation years that are currently being audited by the IRS, the CRA or any other applicable Governmental Authority,
(iii) any assessments or threatened assessments in connection with such audits or otherwise currently outstanding and (iv) the most recent taxation year that an audit by the IRS, the CRA or the applicable provincial, state, local or foreign Governmental Authorities has been completed. Except as described in Disclosure Schedule (3.11), as of the Restatement Closing Date, no Credit Party has executed or filed with the IRS, the CRA or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Restatement Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC
Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

      3.12 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) that challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.12), as of the Restatement Closing Date, there is no Litigation pending or threatened that seeks damages in excess of US$250,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

      3.13 Canadian Pension Plans, Canadian Benefit Plans and ERISA Plans.

            (a) As of the Restatement Closing Date, Disclosure Schedule 3.13 lists all ERISA Plans, Canadian Benefit Plans and Canadian Pension Plans currently maintained or contributed to by any Credit Party.

            (b) The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration. Each Credit Party has complied with and performed all of its obligations under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations). All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Disclosure Schedule (3.13), there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Disclosure Schedule (3.13), each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).

            (c) Disclosure Schedule (3.13) lists, as of the Restatement Closing Date, (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, and all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series, as applicable, for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and its terms, including the timely filing of all reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, has occurred with respect to any Plan that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or
Section 4975 of the IRC.

            (d) Except as set forth in Disclosure Schedule (3.13): (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; and (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with material Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time).

      3.14 Brokers. Except as set forth on Disclosure Schedule (3.14), no broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

      3.15 Intellectual Property. As of the Restatement Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Patent, Trademark, Design, Copyright and License so owned or used by a Credit Party is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any material infringement claim by any other Person with respect to any Intellectual Property.

      3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Financial Statements or Collateral Reports or other written reports from time to time prepared by any Credit Party and delivered hereunder or any written statement prepared by any Credit Party and furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers as of such delivery date, and reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. Such Projections are not a guaranty of future performance and actual results may differ from those set forth in such Projections. The Liens granted to Agent, on behalf of the Secured Parties, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

      3.17 Environmental Matters.

            (a) Except as set forth in Disclosure Schedule (3.17), as of the Restatement Closing Date: (i) the Real Estate is free of the presence of any Hazardous Material except for such presence that would not adversely impact the value or marketability of such Real Estate, that is not in breach of Environmental Laws, and that would not result in Environmental Liabilities that could reasonably be expected to exceed US$250,000; (ii) no Credit Party has caused or suffered to occur any material Release of Hazardous Materials; (iii) the Credit Parties are, and have been in compliance with, all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed US$250,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental

Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed US$250,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed US$250,000; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of US$250,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no Credit Party has knowledge of, nor has any Credit Party received notice of any actual, pending or threatened investigations, claims, orders, suits, actions or proceedings regarding the breach of any Environmental Laws or the provisions of any Environmental Permits, or which may result in any Environmental Liability that could reasonably be expected to exceed US$250,000 in the aggregate; and
(viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

            (b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

      3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Restatement Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

      3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains lock boxes, deposit and/or other accounts as of the Restatement Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the lock box or account is held, a description of the purpose of the lock box or account, and the complete lock box address or account number therefor.

      3.20 Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Restatement Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to any of the requirements or proceedings applicable to assignments of accounts under the Financial Administration Act (Canada), the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727) or any similar provincial, local or foreign law.

      3.21 Customer and Trade Relations. As of the Restatement Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier essential to its operations.

      3.22 Bonding; Licenses. Except as set forth on Disclosure Schedule (3.22), as of the Restatement Closing Date, no Credit Party is a party to or bound by any surety bond agreement or bonding requirement with respect to products or services sold by it or any trademark, patent or industrial design license agreement with respect to products sold by it.

      3.23 Solvency. After giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Restatement Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrowers, (c) the WMS Debt Payoff and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

      3.24 Material Contracts.

            (a) Disclosure Schedule (3.24) (as amended from time to time upon notice to the Agent) accurately sets out all Material Contracts;

            (b) a true and complete certified copy of each documented Material Contract has been delivered to the Agent and each Material Contract is in full force and effect, unamended except as permitted under this Agreement;

            (c) no event has occurred and is continuing which would constitute a breach of or a default under any Material Contract except for those events of which written notice has been provided to the Agent setting forth both the event and the applicable breach or default or breaches which are not material and which do not give rise to a right by the counterparty to terminate the Material Contract;

            (d) each Material Contract to which a Credit Party is a party is binding upon such Credit Party and, to its knowledge, is a binding agreement of each other Person who is a party to the Material Contract; and

            (e) subject to the terms of Section 5.13(c), each Credit Party has obtained, as of the Restatement Closing Date, all necessary consents to the granting of a security interest in each Material Contract to which it is a party except for (i) collective bargaining agreements and (ii) those identified in writing to the Agent and expressly acknowledged by the Agent to not be required.

      3.25 Acquisition Agreement. As of the Restatement Closing Date, Borrowers have delivered to Agent a complete and correct copy of the WMS Acquisition Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Credit Party and no other Person party thereto is in default in the performance or compliance with any provisions thereof. The WMS Acquisition Agreement complies with, and the WMS Acquisition has been consummated in accordance with, all applicable laws. The WMS Acquisition Agreement is in full force and effect as of the Restatement Closing Date and has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over Seller, any Credit Party and other Persons referenced therein with respect to the transactions contemplated by the WMS Acquisition Agreement have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the WMS Acquisition Agreement or to the conduct by any Credit Party of its business thereafter. The Borrowers have provided notice of the WMS Acquisition to all "eligible employees" (as such term is defined in paragraph 5 of the Letter of Agreement dated as of August 30, 2007 between WMS and United Steelworkers of America and its Local 5000) of WMS. To the best of each Credit Party's knowledge, none of the Seller's representations or warranties in the WMS Acquisition Agreement contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading. Each of the representations and warranties given by each applicable Credit Party in the WMS Acquisition Agreement is true and correct in all material respects. Notwithstanding anything contained in the WMS Acquisition Agreement to the contrary, such representations and warranties of the Credit Parties are incorporated into this Agreement by this Section 3.25 and shall, solely for purposes of this Agreement and the benefit of Agent and Lenders, survive the consummation of the WMS Acquisition.

      3.26 Citizen of the United States. Each of LLTC and Grand River is a "citizen of the United States" under Sections 2(a) and 2(c) of the Shipping Act, 1916, as amended, and is qualified to own and operate a vessel in the coastwise trade of the United States.

      3.27 Vessels. Each of the US Vessels is duly documented in the name of its respective owner under the law and flag of the United States and is entitled to engage in the coastwise trade of the United States. Each of the Cdn. Vessels is duly documented in the name of its respective owner under the law and flag of Canada and is entitled to engage in the coastwise trade of Canada.

      3.28 Permitted Intercompany Indebtedness. Disclosure Schedule (3.28) provides a true and correct list of all Permitted Intercompany Indebtedness along with the amount of Indebtedness existing as of the Restatement Closing Date.

      3.29 Time Charter Agreements.

            (a) Other than those that can be reasonably expected to be commercially available when and as required on commercially reasonable terms, the services to be performed, the materials to be supplied and the interests in the US Vessels and other rights granted pursuant to the Time Charter Agreements comprise all of the agreements necessary for LLTC to secure any right material to the carrying capacity of the US Vessels in accordance with the Time Charter Agreements.

            (b) There are no material permits, services, materials or rights required by LLTC to use the carrying capacity of the US Vessels in accordance with applicable law or the other Material Contracts other than those available under the Time Charter Agreements.

      3.30 Bareboat Charter Agreement.

            (a) Other than those that can be reasonably expected to be commercially available when and as required on commercially reasonable terms, the services to be performed, the materials to be supplied and the interests in the Barge McKee, and other rights granted pursuant to the Bareboat Charter
Agreement:

                  (i) comprise all of the agreements necessary for Grand River to secure any right material to the operation, maintenance, possession and use of the Barge McKee, all in accordance with all applicable law and without reference to any proprietary information not owned by Grand River or available to Grand River under the Bareboat Charter Agreement; and

                  (ii) comprise non-disturbance agreements from every Person having a recorded or unrecorded interest in the Barge McKee who could in any circumstances gain possession of such Vessel or otherwise dispossess Grand River therefrom.

            (b) There are no material permits, services, materials or rights required by Grand River for the operation, maintenance, possession or use of the Barge McKee in accordance with applicable law or the other Material Contracts, other than those available under the Bareboat Charter Agreement or that can reasonably be expected to be commercially available when and as required on commercially reasonable terms.

4. FINANCIAL STATEMENTS AND INFORMATION

      4.1 Reports and Notices.

            (a) Each Credit Party executing this Agreement hereby agrees that from and after the Restatement Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

            (b) Each Credit Party executing this Agreement hereby agrees that from and after the Restatement Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

      4.2 Communication with Accountants. Each Credit Party (a) authorizes (i) Agent and (ii) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its certified public accountants, including Deloitte & Touche, upon prior notice to Borrowers, and (b) authorizes and shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, results of operations and financial condition of any Credit Party.

5. AFFIRMATIVE COVENANTS

      Each Credit Party agrees as to all Credit Parties that, from and after the date hereof and until the Termination Date:

      5.1 Maintenance of Existence and Conduct of Business. Each Credit Party shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and
(d) transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

      5.2 Payment of Charges.

            (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it before any thereof shall become past due, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to employee source deduction obligations and employer obligations to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen and bailees, in each case, before any thereof shall become past due, except, in the case of clauses (ii) and (iii), where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of US$250,000.

            (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in
Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall arise or be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met; and (v) Agent has not advised the Borrowers in writing that Agent reasonably believes that non-payment or non-discharge thereof could have or result in a Material Adverse Effect.

      5.3 Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)). Each Credit Party which keeps records relating to Collateral in the Province of Quebec shall at all times keep a duplicate copy thereof at a location outside the Province of Quebec, as designated on Disclosure Schedule (3.2).

      5.4 Insurance; Damage to or Destruction of Collateral.

            (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described and detailed in Annex K, in form and amounts and with insurers acceptable to the Lenders. Such policies of insurance (or the loss payable and additional insured endorsements delivered to the Agent) shall contain provisions pursuant to which the insured agrees to provide thirty (30) day prior written notice to the Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. All sums so disbursed, including legal fees, court costs and other charges related thereto, shall be payable on demand by the Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

            (b) Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect the interest of Agent, on behalf of Secured Parties, in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker reasonably satisfactory to Agent, with respect to its insurance policies.

            (c) Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed US$500,000 as true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Each Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of US$100,000 or more, whether or not covered by insurance. All insurance proceeds not in excess of US $500,000 that are to be made available to a Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the applicable Revolving Loan (which application shall not result in a permanent reduction of the applicable Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the applicable Borrowing Base in an amount equal to the amount of such proceeds so applied; provided that at such time as the Borrower shall use such insurance proceeds, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction, such Reserve against the applicable Borrowing Base shall be removed. All insurance proceeds in excess of US $500,000 made available to a Borrower or any other Credit Party to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. For a period of 180 days following the deposit of such funds into a cash collateral account, such funds shall be made available to a Borrower or such Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) a Borrower shall request a Revolving Credit Advance or release from the cash collateral account be made to such Borrower or such Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make


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

such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral within such time period, such insurance proceeds shall be applied in accordance with
Section 1.3(d).

      5.5 Compliance with Laws.

            (a) General. Each Credit Party shall comply with all federal, provincial, state, local and foreign laws and regulations applicable to it, including ERISA, those relating to employment and labor matters, and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (b) Canadian Pension Plans, Canadian Benefit Plans and ERISA Plans.

                  (i) For each existing, or hereafter adopted, Canadian Pension Plan, Canadian Benefit Plan and ERISA Plan, each Credit Party shall in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Canadian Pension Plan, Canadian Benefit Plan or ERISA Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).

                  (ii) All employer or employee payments, contributions or premiums required to be remitted or paid to or in respect of each Canadian Pension Plan, Canadian Benefit Plan or ERISA Plan shall be paid or remitted by each Credit Party in a timely fashion in accordance with the terms thereof, of any funding agreements and of all applicable laws.

                  (iii) Parent shall deliver to Agent (i) if requested by Agent, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan or ERISA Plan as filed with any applicable Governmental Authority; (ii) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Credit Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan or ERISA Plan; and (iii) notification within 30 days of any increases having a cost to one or more of the Credit Parties in excess of US$150,000 per annum in the aggregate, in the benefits of any existing Canadian Pension Plan, Canadian Benefit Plan or ERISA Plan, or the establishment of any new Canadian Pension Plan, Canadian Benefit Plan or ERISA Plan, or the commencement of contributions to any such plan to which any Credit Party was not previously contributing.

            (c) Each Credit Party shall (i) at all times comply with, and perform such acts as may be required by, all applicable laws (including all laws relating to dealings with public officials, anti-money laundering, anti-fraud, consumer credit protection and foreign exchange regulations) in connection with the servicing and management of the Collateral and performance by Credit Party under this Agreement, and (ii) maintain an effective system of audits and controls adequate to ensure that each Credit Party and its agents, representatives, employees and other staff are trained to and do perform their respective obligations, meet the requirements of the Credit Party set forth in this Agreement or pursuant to applicable laws, and comply with applicable laws. In furtherance thereof, each Credit Party shall obtain and maintain such


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

licenses, permits, and other governmental approvals or qualifications required to enable each Credit Party to perform its obligations hereunder. Borrowers shall maintain a file of such documentation as may be required under applicable laws and shall make such file available to Agent for inspection upon Agent's reasonable request.

            (d) Without limiting the foregoing, each Credit Party and its officers, directors, employees, shareholders, members, agents or Affiliates, acting on its behalf, (i) shall not take any action that may constitute a violation of, or cause Lender or any Affiliate thereof to be in violation of, the FCPA or any applicable anti-bribery or related laws, and (ii) shall observe the Compliance Procedures, and, in connection therewith, maintain, an effective system of audits and controls, including an Anti-Money Laundering Plan, adequate to ensure that all of their agents, representatives, employees, and other staff are trained to ensure that any amounts paid to the Agent or to any Lender are not derived from Illegal Proceeds or an Illegal Source.

      5.6 Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default) or at the Credit Parties' election, the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Restatement Closing Date.

      5.7 Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses.

      5.8 Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate and Vessels in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply in all material respects with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material to which a Credit Party is responsible unless the failure to do so would not have a Material Adverse Effect; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate or of any order or intention to issue an order under any Environmental Laws that is reasonably likely to result in Environmental Liabilities in excess of US$250,000; and (d) promptly forward to Agent a copy of any order, notice,


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

request for information or any communication or report received by such Credit Party in connection with any such violation, Release or order or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of US$250,000, in each case whether or not any Governmental Authority has taken or threatened any action in connection with any such violation, Release, order or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate or of the issuance or threat to issue any order under Environmental Laws, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request, (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at the Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. The Borrowers shall be jointly and severally responsible to reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

      5.9 Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall use commercially reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, the mortgagee of each owned property and the bailee with respect to each warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. After the Restatement Closing Date, no real property or warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Restatement Closing Date without the prior written consent of Agent, unless and until a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Restatement Closing Date, it shall first provide to Agent a mortgage, debenture, deed of trust or similar document granting Agent a first priority Lien on such Real Estate, together with a real property survey, local counsel opinion(s), and, if required by Agent, an environmental audit, mortgage title insurance commitment, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

      5.10 Further Assurances. Each Credit Party agrees that it shall, and shall cause each other Credit Party to, at such Credit Party's expense and upon the reasonable request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.


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

      5.11 Vessels.

            (a) Lower Lakes shall maintain the documentation of the Cdn. Vessels under the laws of Canada and the registration of such Cdn. Vessels at the court in Nanticoke, Ontario (or Hamilton, Ontario, in the case of the Independent and the Pioneer) as Canadian Ships within the meaning of the Canada Shipping Act. Grand River shall maintain the documentation of the US Vessels that it owns under the laws of the United States of America (and shall ensure that the owner of each US Vessel not owned by it maintains the documentation of such US Vessels under the laws of the United States of America) and shall maintain the qualification of the US Vessels to operate in the US coastwide trade. Grand River and LLTC will maintain, or will cause the owners of the US Vessels to maintain, all proper licenses and permits in force at all times, and not do or permit anything to be done which might affect such documentation, registration or qualification.

            (b) Lower Lakes shall, and Grand River and LLTC shall or shall cause the owner of the US Vessels to, ensure that each of them:

                  (i) will at all times preserve, repair and keep in thoroughly good and seaworthy repair and good order and condition the Vessels and all machinery and equipment and appurtenances thereto up to a modern standard of usage, and maintain the same consistently with the best practices in respect of similar vessels; and in any event, it will maintain each Vessel in such condition as will entitle her to be classified "+ 100 A1" by Lloyds Register of Shipping or an equivalent classification by The American Bureau of Shipping or by another classification society acceptable to the Lenders, and will furnish to the Agent, upon request, the certificate evidencing such classification; and at all times upon reasonable notice allow the Agent or its representatives access to each Vessel in order to view the state of repair; provided, that unless an Event of Default has occurred and is continuing, the Borrowers shall not be required to pay the costs of such access (including liability insurance) or for more than one inspection per year;

                  (ii) will not suffer or permit the Vessels to be used or navigated in any manner inconsistent with any of the marine insurance policies thereon, and it shall comply and shall require the master, officers and engineers of the Vessels from time to time and at all times to comply in all material respects with all statutory rules, regulations, by-laws and ordinances relating to the operation and navigation of the Vessels or which from time to time may be in force and applicable thereto;

                  (iii) will warrant and defend the title to the Vessels and its possession thereof for the benefit of the Lenders against the claims and demands of all Persons whomsoever;

                  (iv) will pay and discharge, upon the due date thereof, all debts, damages and liabilities which have given rise or may give rise to maritime or possessory liens on the Vessels or to claims enforceable by action in rem against any thereof or to any similar process so as to keep the Vessels free from arrest or detention, and, in the event of arrest or detention of a Vessel being threatened or effected, it will forthwith notify the Agent and shall take all steps and make all payments necessary to obtain the release thereof forthwith and no later than 15 days from the date of receiving notice of any such arrest or detention;

                  (v) except as set forth in Section 6.9(d), will not sell, mortgage or transfer any Vessel or any share or interest therein, in any manner, or agree to any charter of any Vessel, without the prior written consent of the Requisite Lenders, and any such written consent to any one mortgage, transfer or charter shall not be construed to be a waiver of this provision in respect of any subsequent mortgage, transfer or charter;

                  (vi) will comply with and satisfy at all times the requirements of all requisite laws so as to maintain the Fleet Mortgages and the Mortgages as valid marine mortgages upon the Vessels and all of their accessories, appurtenances and equipment and all additions, improvements and replacements made in and to the Vessels and will not create, incur, cause or suffer to exist any Lien on the Vessels at any time other than Permitted Encumbrances; provided that this clause (vi) shall not apply with respect to the Pierson Mortgage prior to the effectiveness of the Pierson Mortgage as set forth in Section 5.13(b) hereof;

                  (vii) will provide the Agent promptly with such information as may be requested by the Agent regarding the Vessels, their location and employment, the particulars of all tonnages, salvages and copies of all charters and contracts;

                  (viii) will pay or cause to be paid, upon the due dates thereof, all Taxes, rates, fees, levies, fines, tolls, charges, duties, penalties, excises, assessments, disbursements and all other outgoings payable in respect of the Vessels and their use, ownership, documentation, registration and maintenance and, when requested by the Agent, produce all relevant receipts therefor:

                  (ix) will permit Agent or its authorized representative, whenever reasonably requested by Agent, to review the survey files of each Vessel;

                  (x) will promptly give notice to the Agent of:

                        (A) any notice of expropriation of a Vessel or action or
            proceeding which it believes might have a materially adverse effect on the financial condition of it or the Business;

                        (B) all claims, proceedings or litigation in respect of
            a Vessel, whether or not any such claim, proceeding or litigation is covered by insurance;

                        (C) any violation of any law, statute, rule or
            regulation which does or may materially adversely affect the operation of a Vessel;

                        (D) any Lien registered against a Vessel; and

                        (E) any material change proposed to be made in the
            structure, type or speed of a Vessel and will not permit to be made any such change which could reasonably be expected to prejudice the interests of the Lenders;


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

                  (xi) will cause to be carried with each Vessel's papers on board such Vessel a certified copy of the applicable Fleet Mortgage or Mortgage, and of any amendments or supplements hereto or assignments hereof, and to exhibit the same on demand, to any person having business with such Vessel and to any representative of the Borrowers or the Lenders. Unless otherwise approved by the Lenders, a notice reading as follows, printed in plain type of such size that each paragraph of reading matter shall cover a space not less than six (6) inches wide by nine (9) inches high, and framed under glass, shall be placed and kept prominently displayed on each Vessel:

            NOTICE OF MORTGAGE (Canadian registered Vessels)

            This Vessel is owned by and is covered by a statutory ship mortgage for Canadian registered Vessels in favor of General Electric Capital Corporation, as agent and as mortgagee, as supplemented by an agreement with such mortgagee. Except as permitted under the terms of such mortgage or such agreement, no owner, operator, charterer, cargo owner, subcharterer or master of this Vessel, or any other person, has the right, power or authority to create, incur or permit to exist on this Vessel any lien whatsoever other than liens for crew's wages and salvage and liens for dock, harbor and canal charges.

            NOTICE OF MORTGAGE (US registered Vessels)

            This Vessel is covered by an Amended and Restated First Preferred Fleet Mortgage dated February 13, 2008 in favor of General Electric Capital Corporation, as Agent (the "Mortgagee"), under authority of Chapter 313, Title 46 of the United States Code. Under the terms of said Mortgage, none of the Shipowner, any charterer, the Master of this Vessel, or any other person or entity has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than the lien of said Mortgage and liens for current crew's wages, general average, salvage and liens incurred in the ordinary course of operation of the Vessel which are not yet due and payable.

            Such notice shall be changed to reflect the identity of any successor to a Credit Party or the Agent.

                  (xii) ensure that the Cdn. Vessels are employed in lawful trades between safe ports and safe places on the Great Lakes of North America and their connecting and tributary waters and on the St. Lawrence Seaway above the Anticosti Island;

                  (xiii) will notify the Agent prior to entering into any contract for the use of any Vessel in salt water; and

                  (xiv) shall, upon request, provide Agent with information relating to the refitting, winter work or dry dock surveying of the Vessels including information as to the progress, timing and cost thereof.

      5.12 Interest Rate Protection. Within ninety (90) days after the Restatement Closing Date and at all times thereafter prior to the Commitment Termination Date, Borrowers shall enter into and maintain interest rate cap, swap or collar agreements, or other agreements or arrangements designed to provide protection against fluctuations in interest rates, which shall be on terms, for periods and with counterparties reasonably acceptable to Agent, and pursuant to which Borrowers are protected against increases in interest rates from and after the date of such contracts as to a notional amount of not less than 50% of the principal amount of the Term Loans funded on the Restatement Closing Date.

      5.13 Post-Closing Matters. The Credit Parties shall comply with each of the following post-closing covenants:

            (a) USW Union Contract. On or before the 180th day following the Restatement Closing Date, the Borrowers shall have provided Agent with (x) evidence that commercially reasonable efforts have been made to contact all "eligible employees" (as such term is defined in paragraph 5 of the Letter of Agreement dated as of August 30, 2007 between WMS and United Steelworkers of America and its Local 5000), and that payments have been made to all eligible employees who have executed a release, and (y) a status report from WMS summarizing the payments that have been made to eligible employees as well as the percentage of all eligible employees that have been contacted and paid.

            (b) Pierson Mortgages. On or before the 60th day following the Restatement Closing Date, the Borrowers shall have delivered to Agent (i) evidence of the effective registration of the Pierson Mortgages with Transport Canada representing first and second priority Liens in favor of Agent and Grand River, respectively, subject only to Permitted Encumbrances, including, without limitation, certificates of registration, inspection and classification and (ii) a duly executed original opinion of counsel for the Credit Parties in respect of the Pierson Mortgages, in form and substance reasonably satisfactory to Agent.

            (c) Material Contract Acknowledgments. On or before the 45th day following the Restatement Closing Date, the Borrowers shall have delivered to Agent executed acknowledgments and consents, in form and substance reasonably acceptable to Agent, with respect to the assignments of the Material Contracts identified on Schedule 5.13 hereto.

            (d) Time Charter Agreements. On or before the 45th day following the Restatement Closing Date, Grand River and LLTC shall have entered into (i) time charter agreements in respect of each of the Calumet and the Manitowoc, and (ii) amending agreements in respect of the Lower Lakes Guarantee and Collateral Documents delivered in connection therewith reflecting such new time charter agreements, all of which agreements shall be in form and substance reasonably satisfactory to Agent.

            (e) Control Agreements. On or before the 45th day following the Restatement Closing Date, the Borrowers shall have delivered to Agent (i) a fully executed tri-party control agreement with Vanguard Group with respect to prime money market fund account number 9975784148 maintained by Rand and (ii) a fully executed tri-party control agreement with National City Bank with respect to U.S. unrestricted account number 00984949461-001 and U.S. blocked account number 00984949373-001 maintained by Rand Finance, all in form and substance reasonably satisfactory to Agent.

            (f) Landlord Waivers. On or before the 45th day following the Restatement Closing Date, the Borrowers shall have delivered to Agent a fully executed Landlord's Waiver and Consent with respect to the property leased by Lower Lakes located at 517 Main Street, Port Dover, Ontario, Canada, such waiver to be in form and substance reasonably satisfactory to Agent.

            (g) Retirement of Original Calumet. On or before the 30th day following the Restatement Closing Date, the Borrowers shall have provided evidence of the deregistration of the Original Calumet with the United States Coast Guard.

            (h) Insurance. On or before the (A) 30th day following the Restatement Closing Date, the Borrowers shall have delivered to Agent (i) insurance certificates with respect to the liability and property insurance policies maintained by Rand, Rand Finance and Parent naming the Agent for and on behalf of the Lenders as an additional named insured in respect of all third party liability insurance and as a loss payee in respect of all other insurance and (ii) a letter from the Workers Safety and Insurance Board confirming that Lower Lakes is an employer in good standing, and (B) 15th day following the Restatement Closing Date, the Borrowers shall have delivered to Agent insurance certificates with respect to the liability and property insurance policies maintained by each of the Borrowers naming the Agent for and on behalf of the Lenders as an additional named insured in respect of all third party liability insurance and as a loss payee in respect of all other insurance.

            (i) Share Capital of Lower Lakes. On or before the 30th day following the Restatement Closing Date, the Borrowers shall have delivered to Agent a legal opinion from counsel to Lower Lakes regarding the issued and outstanding capital of Lower Lakes, in form and substance reasonably satisfactory to Agent.

6. NEGATIVE COVENANTS

      Each Credit Party agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

      6.1 Amalgamations, Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) amalgamate or merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person.

      6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) a Credit Party may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to a Credit Party pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, consistent with past practices; and (b) each Credit Party may maintain its existing investments, stocks, notes or securities in its Subsidiaries as of the Restatement Closing Date.


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

      6.3 Indebtedness.

            (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or accelerating the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (iv) hedging obligations under swaps, caps and collar arrangements arranged by GE Capital entered into pursuant to Section 5.12 and (v) Permitted Intercompany Indebtedness on terms acceptable to the Lenders, and if required by the Agent, subject to a subordination agreement acceptable to the Agent.

            (b) Other than the repayment of the Prior Debt to be made pursuant to the advances made hereunder on the Restatement Closing Date, no Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.8(b) or (c); and (iii) as otherwise permitted in Section 6.13.

      6.4 Employee Loans and Affiliate Transactions.

            (a) No Credit Party shall enter into or be a party to any transaction with any Affiliate thereof except (i) the incurrence of Permitted Intercompany Indebtedness, (ii) those transactions described in Disclosure
Schedule 6.4 and (iii) in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party.

            (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of US$50,000 to any employee and up to a maximum of US$200,000 in the aggregate at any one time outstanding.

      6.5 Capital Structure and Business.

            If all or part of a Credit Party's Stock is pledged to Agent, that Credit Party shall not issue additional Stock unless all such additional Stock is immediately pledged and deposited with and in favor of the Agent along with the appropriate stock powers and any other documentation that may be required by the Agent. Upon the request of Agent, Borrowers' Counsel shall provide an opinion to the Agent regarding the issued and outstanding capital Stock of the Credit Party that has issued such Stock. No Credit Party shall amend its constituting or constating documents, by-laws, partnership agreement or operating agreement, as applicable, in a manner that would adversely affect

Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it. No Credit Party shall amend its constituting or constating documents to add provisions which require director consent only to the transfer of such Credit Party's shares or other equity securities.

      6.6 Guaranteed Indebtedness.

            No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement and (c) as set forth on Disclosure Schedule (6.6).

      6.7 Liens.

            No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances;
(b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing Indebtedness permitted pursuant to Section 6.3(a)(iii); and (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than US$300,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within ten (10) days following such purchase and does not exceed 100% of the purchase price of the subject assets). In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of Secured Parties of, as additional Collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto. Nothing in this Section 6.7 is intended to evidence an intention or agreement on the part of the Lenders that the Liens securing the Obligations or the Obligations be or have been subordinated to any of the Liens described in paragraphs (a), (b) or (c) hereof or to cause any such subordination to occur.

      6.8 Operating Leases. No Credit Party shall permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by Borrowers and their Subsidiaries (on a consolidated basis) to exceed US$250,000 in any Fiscal Year.

      6.9 Sale of Stock and Assets.

            No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale or other disposition by the Credit Parties of Equipment or Fixtures that are obsolete or no longer used or useful in the Business and having a book value not exceeding US$250,000 in the aggregate in any Fiscal Year, (c) the sale or other disposition of other assets having a book value not exceeding US$25,000 in the aggregate in any Fiscal Year, and (d) the sale or other disposition of a Vessel, provided that (i) no more than one Vessel may be sold or disposed of in any Fiscal Year and no more than three Vessels shall be sold or disposed of during the term of this Agreement, (ii) the net proceeds of such sale shall not be less than the greater of: (x) 75% of the fair market value of such Vessel as of the Restatement Closing Date (as determined by reference to the appraisal delivered on or prior to the Restatement Closing
Date) and (y) 75% of the appraised fair market value of such Vessel at the time of such sale and (iii) following such sale or disposition and after the net proceeds have been applied in accordance with Section 1.3(c) hereof to prepay the US Term Loan, the Cdn. Term Loan or the Engine Term Loan, as applicable, (A) if a Cdn. Vessel is sold, the aggregate principal amount of all outstanding Cdn. Term Loans and Engine Term Loans shall not exceed 80% of the orderly liquidation value of the remaining Cdn. Vessels and (B) if a US Owned Vessel is sold, the aggregate principal amount of all outstanding US Term Loans shall not exceed 80% of the orderly liquidation value of the remaining US Owned Vessels. Without the consent of the Lenders, sales permitted pursuant to the terms of Section 6.9(b) and (c) shall not be permitted during the existence of a Default or an Event of Default.

      6.10 Pension and Benefit Plans; ERISA Plans.

            (a) No Credit Party shall permit its unfunded pension fund and other employee benefit plan obligations and liabilities to remain unfunded other than in accordance with applicable law.

            (b) No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liability in excess of US$100,000 in the aggregate.

      6.11 Financial Covenants. Rand and its Subsidiaries shall not breach or fail to comply with any of the Financial Covenants.

      6.12 Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any Real Estate or any of the Collateral.

      6.13 Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

      6.14 Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) dividends and distributions by any Credit Party to any other Credit Party (other than Rand, Rand Finance or Parent), (b) employee loans permitted under Section 6.4(b), (c) payments of principal and interest of Permitted Intercompany Indebtedness issued in accordance with Section 6.3 (provided that, upon the occurrence of a Default or Event of Default, the Lenders may provide notice that payments may no longer be made); (d) dividends by any Credit Party to Parent and immediately thereafter by Parent to Rand to pay dividends with respect to the Preferred Equity required under Rand's certificate of designations as in effect on the Original Closing Date so long as
(i) no Default or Event of Default is then in existence or would reasonably be expected to result from the payment of such dividends and (ii) such dividend has been declared and paid in compliance with all applicable laws; (e) dividends by any Subsidiary of Parent to Parent and immediately thereafter by Parent to Rand to pay the ratable share of taxes owed by Borrowers and their Subsidiaries, Parent and Rand's corporate overhead and directors' fees, in each case to the extent incurred in the ordinary course of business in accordance with a budget previously provided to the Agent and the Lenders; and (f) commencing March 3, 2008, dividends by any Subsidiary of Parent to Parent and immediately thereafter by Parent to Rand to pay dividends with respect to Rand's common Stock so long as (i) the amount of such dividends paid in any Fiscal Year does not exceed an amount equal to 50% of Parent's consolidated Excess Cash Flow in the prior Fiscal Year (as calculated from Parent's consolidated fiscal year-end financial statements), (ii) no Default or Event of Default is then in existence or would reasonably be expected to result from the payment of such dividends, (iii) both before and after giving effect to such payment, the Senior Debt to EBITDA Ratio is less than 2.00 to 1.00 and the Fixed Charge Coverage Ratio is greater than
1.30 to 1.00, (iv) such dividend has been declared and paid in compliance with all applicable laws, (v) all the required dry dock and winter work has been completed, and (vi) all Vessel certifications are current and up to date.

      6.15 Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its incorporated name, or if not a corporation, its name as it appears in official filings in the jurisdiction of its organization, (b) change its chief executive office, principal place of business, domicile (within the meaning of the Civil Code of Quebec), corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, or (d) change its jurisdiction of incorporation or organization, in each case without at least thirty (30) days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection and, in the case of the Province of Quebec, publication, of any Liens in favor of Agent, on behalf of Secured Parties, in any Collateral, has been completed or taken; provided, that with respect to paragraphs (b) and (d), any such new location shall be in Canada, in the case of a Cdn. Credit Party, or the United States, in the case of a US Credit Party. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate or organizational structure in any manner that might make any financing statement filed in connection herewith or any other Loan Document materially misleading within the meaning of section 46(4) of the PPSA or of the UCC (or any comparable provision then in effect) except upon prior written notice to Agent and after Agent's written acknowledgement that any reasonable action requested by Agent in connection therewith, including to continue the perfection or, in the case of the Province of Quebec, publication, of any Liens in favor of Agent, on behalf of the Secured Parties, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

      6.16 No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary to a Borrower.

      6.17 Real Estate Purchases. No Credit Party shall purchase a fee simple ownership interest in Real Estate.

      6.18 Material Contracts.

            (a) No Credit Party shall amend or terminate a Material Contract in any way that would be materially detrimental to the business of the Credit Parties taken as a whole.

            (b) No Credit Party shall amend the Management Incentive Plan in any manner that results in an increase or acceleration of payment of any amounts payable thereunder.

      6.19 Lower Lakes Guarantee and Lower Lakes Mortgages. Except in connection with the retirement of the Original Calumet and the entering into of the Time Charter Agreements in respect of the Calumet and the Manitowoc in accordance with Section 5.13(d), Grand River shall not permit any amendment to or release of the Lower Lakes Guarantee or Lower Lakes Mortgages without the prior written consent of the Lenders.

      6.20 Salt Water Operation. No Credit Party shall operate the Vessels in
(a) any manner contrary to the provisions of Sections 5.11(b)(xii) and (xiii) and (b) in salt water for any period of time, in each case, without the consent of the Lenders. Prior to the effectiveness of the registration of the Pierson Mortgage in accordance with Section 5.13(b) hereof, the Pierson shall not operate outside of Canada.

      6.21 Time Charters. Neither US Borrower shall terminate any Time Charter Agreement or agree to amend its terms in any manner which would be unfavorable from the perspective of such US Borrower, without the prior written consent of the Requisite Lenders, which shall not be unreasonably withheld. Upon the occurrence of an Event of Default and written notice being provided by Agent to LLTC, LLTC shall not make any payments under any Time Charter Agreement.

      6.22 Bareboat Charter Agreement. No Credit Party shall either (a) permit the Bareboat Charter Agreement to be terminated or agree to amend its terms in any manner unfavorable from the perspective of such Credit Party or (b) permit any sub-bareboat charter of any Vessel, without in any such case first obtaining the prior written consent of the Requisite Lenders, which consent shall not be unreasonably withheld.

      6.23 Capital/Corporate Structure. No Credit Party shall make any changes in its capital or corporate structure which would result in Grand River failing to be a citizen of the United States under Section 2 of the Shipping Act 1916, as amended, for the purpose of owning and operating a vessel in the US coastwise trade.

      6.24 Acquisitions. No Credit Party shall make any Acquisitions.

      6.25 Capital Expenditures. The Borrowers shall not make Capital Expenditures in any Fiscal Year that exceed, in the aggregate, the lesser of (a) the applicable amount set forth pursuant to clause (d) of Annex G and (b) the amounts provided for in the Operating Plan for such Fiscal Year, which plan and such expenditures shall have been approved of by the Requisite Lenders acting reasonably.


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

7. TERM

      7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

      7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and the other Secured Parties, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.14 and 1.15, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

      8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

            (a) (i) Any Borrower fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) any Credit Party fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses.

            (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Section 1.4, 1.8, 5.4(a), 5.13 or 6, or any of the provisions set forth in Annex C or G.

            (c) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Section 1.2 or Section 4.1 or any provisions set forth in Annex E or F, and the same shall remain unremedied for three (3) Business Days or more.

            (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty (20) days or more.

            (e) Any representation or warranty made by any Credit Party herein or in any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Credit Party to Agent or any Lender in connection therewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

            (f) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of US$150,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or an agent or a trustee therefor to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of US$250,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral to be demanded in respect thereof, in each case, regardless of whether such default is waived, or such right is exercised, by such holder, agent or trustee.

            (g) If at any time (i) the sum of (A) the amounts outstanding (all as determined in US Dollars using, where applicable, the US Dollar Equivalent Amount) under the Term Loans and (B) the amounts outstanding under the Seasonal Facilities exceeds (ii) (A) 75% of the Fair Market Value of the Cdn. Vessels and the US Owned Vessels, less (B) the amount secured by Liens attaching to the Cdn. Vessels and the US Owned Vessels that have priority to the Liens securing the Obligations, and such excess is not repaid within three (3) Business Days.

            (h) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any material respect (other than (i) inadvertent, immaterial errors not exceeding US$15,000 in the aggregate in any Borrowing Base Certificate, (ii) errors understating a Borrowing Base and (iii) errors occurring when Borrowing Availability continues to exceed US$5,000,000 after giving effect to the correction of such errors), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

            (i) Assets of any Credit Party with a fair market value of US$300,000 or more are attached, seized, levied upon or subjected to execution, garnishment, distress or any other similar process, or come within the possession of any interim receiver, receiver, receiver and manager, trustee, custodian, liquidator, administrator, sequestrator, sheriff, bailiff or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

            (j) Any involuntary case or proceeding (including the filing of any notice of intention in respect thereof) is commenced against any Credit Party under any Insolvency Law or other applicable law in any jurisdiction in respect of the:

                  (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations,

                  (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations,

                  (iii) appointment of a trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, agent or other similar official for such Credit Party, or for all or a substantial part of the assets of such Credit Party, or

                  (iv) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets, of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

            (k) Any Credit Party (i) commences on a voluntary basis, or fails to contest in a timely and appropriate manner or consents to the institution of any proceeding referred to in Section 8.1(j) above or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, interim receiver, receiver and manager liquidator, assignee, trustee or sequestrator (or similar official) of such Credit Party or of all or any substantial part of such Credit Party's assets, or (ii) take any corporate (or analogous) action in furtherance of any of the foregoing or of any of the proceedings referred to in Section 8.1(j), or (iii) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due or is otherwise insolvent.

            (l) Final judgment or judgments for the payment of money in excess of US$300,000 in the aggregate at any time is entered or rendered against any Credit Party (which judgments are not covered by insurance policies as to which liability has been accepted by the insurance carrier), and the same are not, within thirty (30) days after the entry thereof, paid or discharged or the execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

            (m) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party or other Person party to a Loan Document shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected or prohibited (or applicable) first priority or ranking Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

            (n) Any Change of Control occurs.

            (o) Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities generating more than 15% of any Borrower's revenues for the Fiscal Year preceding such event cease or are substantially curtailed and such cessation or curtailment continues for more than thirty (30) days. For greater certainty, neither (i) the commencement of the winter season and the cessation of the operation of the Vessels by the Credit Parties in accordance with past practice as a consequence thereof or (ii) the temporary lay-up from service of one or two Vessels in the ordinary course of business shall constitute an Event of Default.


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            (p) Any default or breach by a Credit Party occurs and is continuing under any Material Contract or any Material Contract shall be terminated and not replaced with a new contract on substantially similar terms, in either case, where the result thereof would result in a Material Adverse Effect.

            (q) Any default under, breach in respect of or termination of, any Time Charter Agreement or Bareboat Charter Agreement shall occur that allows any party to such agreement to terminate such agreement.

            (r) Any failure by a US Credit Party to be a citizen of the United States as defined in Sections 2(a) and 2(b) of the Shipping Act, 1916, as amended, for the purpose of owning and operating a Vessel in the US coastwise trade.

            (s) Any change in the ownership structure of Grand River from that existing as of the Original Closing Date.

      8.2 Remedies.

            (a) If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice, suspend the Revolving Loan facilities with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made in Agent's sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing.

            (b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice:
(i) terminate either or both Revolving Loan Commitments with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) reduce either or both Revolving Loan Commitments from time to time; (iii) declare all or any portion of the Obligations, including all or any portion of any Loan, to be forthwith due and payable and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by each Borrower and each other Credit Party; and/or (iv) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the PPSA, the Code and other applicable laws; provided, that upon the occurrence of an Event of Default specified in Section 8.1(j), (k) or (n), the Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

      8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents of title, instruments, chattel paper and guarantees at any time held by Agent on which any Credit Party may in any


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way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

      9.1 Assignment and Participations.

            (a) Subject to the terms of this Section 9.1, any Lender may upon notice to Borrowers make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) be in a minimum aggregate amount equal to $1,000,000 or, if less, the entire commitment or the principal amount of the loan being assigned; (iv) include a payment to Agent of an assignment fee of US$3,500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder; provided that so long as no Event of Default has occurred and is continuing, in the case of an assignment by a US Revolving Lender or a US Term Lender, if such assignee is a non-resident of the United States for purposes of the Revenue Code in respect of any payment that may be made by any US Borrower, such assignee shall not be entitled to any gross-up payment or indemnification pursuant to Section 1.14 from such US Borrower on account of any withholding taxes eligible on such payment. So long as no Event of Default has occurred and is continuing, without the Borrowers' consent (acting reasonably), no Lender may assign its Commitment to any person in the business of owning or operating ships transporting bulk cargo on the Great Lakes or any subsidiary of such a person. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of such Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify the applicable Borrower and such Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned.

            (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by the Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be


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entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). No Borrower or other Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

            (c) Except as expressly provided in this Section 9.1, no Lender shall, as between any Borrower and such Lender, or Agent and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

            (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by a Borrower shall only be certified by such Borrower as having been prepared by such Borrower in compliance with the representations contained in
Section 3.4(c).

            (e) A Lender may furnish any information concerning the Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) and to the other Secured Parties; provided, that such Lender shall obtain from such assignees or participants or such other Secured Parties confidentiality covenants substantially equivalent to those contained in Section 11.8.

            (f) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Agent and the Borrowers, the option to provide to a Borrower all or any part of any Loans that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and Agent assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii)


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disclose on a confidential basis any non-public information relating to its
Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(f) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

      9.2 Appointment of Agents. GE Capital is hereby appointed to act on behalf of all Secured Parties as Agent, under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and the other Secured Parties and no Credit Party or any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of the Secured Parties and does not assume, and shall not be deemed to have assumed, any obligation toward or, relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any other Secured Party. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of its Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agents nor any of its Affiliates nor any of its officers, directors, employees, agents or representatives shall be liable to any Secured Party for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

            If Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders or all Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders or all Lenders, as applicable.

            For the purposes of holding any security granted by any Borrower or any other Credit Party pursuant to the laws of the Province of Quebec to secure payment of any debenture issued by a Borrower or any Credit Party, Agent is


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hereby appointed to act as the person holding the power of attorney (fonde de pouvoir) pursuant to article 2692 of the Civil Code of Quebec to act on behalf of each of the debentureholders, initially namely GE Capital in its capacity as Agent for Lenders. Each Person who is or becomes a Lender and each assignee holder of any Note issued by a Borrower or any Credit Party shall be deemed to ratify the power of attorney (fonde de pouvoir) granted to Agent hereunder by its execution of an Assignment Agreement. Agent agrees to act in such capacity. Each party hereto agrees that, notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec), Agent, as fonde de pouvoir, shall also be entitled to act as a debentureholder and to acquire and/or be the pledgee of any debentures or other titles of indebtedness to be issued under any deed of hypothec executed by or on behalf of a Borrower or any other Credit Party.

      9.3 Agents' Reliance, Etc. Neither Agent nor any of its Affiliates nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy or electronic mail) believed by it to be genuine and signed or sent by the proper party or parties.

      9.4 GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital was not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

      9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without


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reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

      9.6 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of any Credit Party hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable legal fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

      9.7 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrowers. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or other entity whose business includes making commercial loans, in each case, organized under the laws of the United States or of any state thereof or of Canada or of any province thereof or named in Schedule III to the Bank Act (Canada), as the case may be, and has a combined capital and surplus of at least US$100,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrowers, such approval not to be unreasonably withheld or delayed; provided, that such approval shall not be required during such time that a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent on the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.


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      9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person other than Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of a Borrower or any Credit Party (regardless of whether such balances are then due to such Borrower or any Credit Party) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of a Borrower or any Credit Party against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares, (other than offset rights exercised by any Lender with respect to Sections 1.14 or 1.15). Each Lender's obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Borrowers and each other Credit Party agree, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts to offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

      9.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

            (a) Advances; Payments.

                  (i) Revolving Lenders shall refund or participate in the Swing Line Loans in accordance with clauses (iii) and (iv) of Sections 1.1(f) and (g). If such Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Credit Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's applicable account as provided to such Revolving Lender in writing by Agent from time to time not later than 3:00 p.m. (New York time) on the requested funding date, in the case of a Canadian Prime Rate Loan, a BA Rate Loan or a US Base Rate Loan and not later than 10:00 a.m. (New York time) on the


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requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the applicable Borrower. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

                  (ii) Not less than once during each calendar week or more frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by each Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from such Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender to Agent in writing from time to time or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

            (b) Availability of Lender's Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify the applicable Borrower and such Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that such Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to a Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Revolving Credit Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Revolving Credit Advance until reimbursed by the applicable Revolving Lender.

            (c) Return of Payments.

                  (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

                  (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent


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will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

            (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor, shall not relieve any other Revolving Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or other payment or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders" or "Requisite Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At the Borrowers' request, Agent or a Person acceptable to Agent shall have the right, with Agent's consent and in Agent's sole discretion (but shall have no obligation), to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

            (e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that the Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

            (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with Agent and each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

10. SUCCESSORS AND ASSIGNS

      10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agents, Lenders and their respective successors and permitted assigns (including, to the


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extent applicable in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and other Secured Parties with respect to the transactions contemplated hereby and no Person (other than a participant in a credit facility being made available hereunder, as provided in Section 9.1) shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11. MISCELLANEOUS

      11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement. Notwithstanding the foregoing, the GE Capital Fee Letter shall survive the execution and delivery of this Agreement and shall continue to be binding obligations of the parties.

      11.2 Amendments and Waivers.

            (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

            (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the Cdn. Borrowing Base or US Borrowing Base, or that makes less restrictive the non-discretionary criteria for exclusion from Eligible Accounts set forth in Sections 1.6, shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and the Borrowers. Additionally, no amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in
Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrowers.


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            (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii)-(vi)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guarantee or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding US$5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders" or "Requisite Revolving Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, in addition to Lenders required hereinabove to take such action. No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Rate Contracts resulting in such Obligations being junior in right of payment to principal on the Loans or resulting in Obligations owing to any Secured Swap Provider becoming unsecured (other than release of Liens in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Provider, shall be effective without the written consent of GE Capital. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

            (d) If, in connection with any proposed amendment, modification, waiver or termination:

                  (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as "Non Consenting Lender");

                  (ii) requiring the consent of Requisite Revolving Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained; or


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

                  (iii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained;

then, so long as Agent is not a Non Consenting Lender, at a Borrower's request, Agent, or a Person reasonably acceptable to Agent, shall have the right, with Agent's consent and in Agent's sole discretion (but shall have no obligation), to purchase from such Non Consenting Lenders, and such Non Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

            (e) Upon the indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agents and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to the Borrowers financing termination statements, mortgage releases and other documents or instruments necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

      11.3 Fees and Expenses. Borrowers, on a joint and several basis, shall reimburse (i) Agents for all fees, costs and expenses (including the reasonable fees and expenses of all of its legal counsel, advisors, consultants and auditors) and (ii) Agents (and, with respect to clauses (c) through (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of legal counsel or other advisors (including environmental and management consultants and appraisers) incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:

            (a) any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

            (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that no Person shall be entitled to reimbursement under this clause
(b) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;


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

            (c) any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent and its Affiliates, such reimbursement shall be limited to one counsel for all such Lenders;

            (d) any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent and its Affiliates, such reimbursement shall be limited to one counsel for all such Lenders; and

            (e) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (e) above, all reasonable legal counsels' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such legal counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

      11.4 No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrowers specifying such suspension or waiver.

      11.5 Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.


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      11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

      11.7 Conflict of Terms. In the event of a conflict in or between the provisions of this Agreement and the provisions of any of the other Loan Documents then, notwithstanding anything contained in such other Loan Document, the provisions of this Agreement will prevail and the provisions of such other Loan Document will be deemed to be amended to the extent necessary to eliminate such conflict. In particular, if any act or omission of an Credit Party is expressly permitted under this Agreement but is expressly prohibited under another Loan Document, such act or omission shall be permitted. If any act or omission is expressly prohibited under a Loan Document (other than this Agreement), but this Agreement does not expressly permit such act or omission, or if any act is expressly required to be performed under such Loan Document but this Agreement does not expressly relieve the applicable Credit Party from such performance, such circumstance shall not constitute a conflict in or between the provisions of this Agreement and the provisions of such Loan Document.

      11.8 Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court order, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; (f) that ceases to be confidential through no fault of Agent or any Lender; or (g) Persons employed by Agent's strategic marketing partners.

      11.9 Governing Law; Submission to Jurisdiction.

            (a) THE LOAN DOCUMENTS (OTHER THAN ANY DOCUMENTS GOVERNED BY ONTARIO OR CANADIAN LAW) AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


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            (b) THE BORROWERS AND EACH OTHER CREDIT PARTY EXECUTING THIS
AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWERS AND SUCH CREDIT PARTY, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS, THE BORROWERS AND SUCH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT AND LENDERS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT AND LENDERS. THE BORROWERS AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE BORROWERS AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION THAT THEY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE BORROWERS AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWERS OR SUCH OTHER CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX H OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE BORROWERS' OR SUCH OTHER CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

      11.10 Notices.

            (a) Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) the party to be notified and sent to the address or facsimile number indicated in Annex I, or (B) otherwise to the party to be notified at its address specified on the signature page of any applicable Assignment Agreement or (ii) addressed to such other address as shall be notified in writing (A) in the case of Borrowers and Agent, to the other parties hereto and (B) in the case of all other parties, to Borrowers and Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.

            (b) Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by


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overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails and (iv) if delivered by facsimile, upon sender's receipt of confirmation of proper transmission. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrowers or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

      11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

      11.13 Press Releases and Related Matters. Each Credit Party and each Lender agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the other or its affiliates or referring to this Agreement, the other Loan Documents without the consent of the other unless (and only to the extent that) such Credit Party, Lender or Affiliate is required to do so under law and then, in any event, such Credit Party, Lender or Affiliate will consult with the other before issuing such press release or other public disclosure. Agent or any Lender may publish advertising material relating to the financing transactions contemplated by this Agreement using a Credit Party's name, product photographs, logo or trademark. Agent or such Lender shall provide a draft of any advertising material to Borrowers for review, comment and consent prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

      11.14 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manger or trustee be appointed for all or any significant part of any Credit Party's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      11.15 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Section 11.9, with its counsel.

      11.16 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.


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

      11.17 Judgment Currency.

            (a) If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 11.17 referred to as the "Judgment Currency") an amount due under any Loan Document in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the State of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 11.17 being hereinafter in this Section 11.17 referred to as the "Judgment Conversion Date").

            (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 11.17(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Credit Party or Parties shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from any Credit Party under this Section 11.17(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

            (c) The term "rate of exchange" in this Section 11.17 means the rate of exchange at which Agent, on the relevant date at or about 12:00 noon (New York time), would be prepared to sell, in accordance with its or GE Corporate Financial Services Inc.'s normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

            (d) Unless otherwise specified, all references to dollar amounts in this Agreement shall mean US Dollars.

      11.18 Joint and Several Obligations. Notwithstanding any other provision contained in this Agreement or any other Loan Document, if a "secured creditor" (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then each Borrowers' Obligations (and the Obligations of its Subsidiaries), to the extent such Obligations are secured, only shall be several obligations and not joint or joint and several obligations.

      11.19 Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF

ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF AGENT, ANY LENDER OR ANY OTHER PARTY HERETO.

      11.20 USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or Agent, as applicable, to identify such Borrower in accordance with the Patriot Act.

      11.21 Original Credit Agreement.

            (a) On the Restatement Closing Date, the Original Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (i) this Agreement, any Notes delivered pursuant to
Section 1.1 and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Original Credit Agreement) under the Original Credit Agreement as in effect prior to the Restatement Closing Date;
(ii) such "Obligations" are in all respects continuing with only the terms thereof being modified as provided in this Agreement; (iii) the Liens as granted under the Collateral Documents securing payment of such "Obligations" are in all respects continuing and in full force and effect and secure the payment of the Obligations (as defined in this Agreement) and are hereby fully ratified and affirmed; and (iv) upon the effectiveness of this Agreement all loans and letters of credit outstanding under the Original Credit Agreement immediately before the effectiveness of this Agreement will be part of the Loans and Letters of Credit hereunder on the terms and conditions set forth in this Agreement. Without limitation of the foregoing, each Borrower hereby fully and unconditionally ratifies and affirms all Collateral Documents and agrees that all collateral granted thereunder shall from and after the date hereof secure all Obligations hereunder.

            (b) Notwithstanding the modifications effected by this Agreement of the representations, warranties and covenants of the Borrowers contained in the Original Credit Agreement, each Borrower acknowledges and agrees that any causes of action or other rights created in favor of any Lender and its successors arising out of the representations and warranties of the Borrowers contained in or delivered (including representations and warranties delivered in connection with the making of the loans or other extensions of credit thereunder) in connection with the Original Credit Agreement shall survive the execution and delivery of this Agreement; provided, however, that it is understood and agreed that the Borrowers' monetary obligations under the Original Credit Agreement in respect of the loans and letters of credit thereunder are evidenced by this Agreement as provided in Article I hereof.

            (c) All indemnification obligations of the Borrowers pursuant to the Original Credit Agreement (including any arising from a breach of the representations thereunder) shall survive the amendment and restatement of the Original Credit Agreement pursuant to this Agreement.

            (d) On and after the Restatement Closing Date, (i) each reference in the Loan Documents to the "Credit Agreement", "thereunder", "thereof" or similar words referring to the Credit Agreement shall mean and be a reference to this Agreement and (ii) each reference in the Loan Documents to a "Note" shall mean and be a Note as defined in this Agreement.

12. COLLATERAL ALLOCATION MECHANISM

      12.1 Implementation of CAM

            (a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Section 8,
(ii) the Lenders shall automatically and without further act (and without regard to the provisions of Section 9.1) be deemed to have exchanged interests in the Credit Facilities such that in lieu of the interest of each Lender in each Credit Facility in which it shall participate as of such date (including such Lender's interest in the Obligations of each Credit Party in respect of each such Credit Facility), such Lender shall hold an interest in every one of the Credit Facilities (including the Obligations of each Credit Party in respect of each such Credit Facility and each L/C Reserve Account established pursuant to
Section 12.2 below), whether or not such Lender shall previously have participated therein, equal to such Lender's CAM Percentage thereof and (iii) simultaneously with the deemed exchange of interests pursuant to clause (ii) above, in the case of any CAM Dollar Lender that has prior to the date thereof notified the Agent and each of LLTC and Grand River in writing that it has elected to have this clause (iii) apply to it, the interests in the Loans to be received by such CAM Dollar Lender in such deemed exchange shall, automatically and with no further action required, be converted into the Equivalent Amount in US Dollars, determined using the rate of exchange calculated as of such date, of such amount and on and after such date all amounts accruing and owed to such CAM Dollar Lender in respect of such Obligations shall accrue and be payable in US Dollars at the rate otherwise applicable hereunder, provided that such CAM Exchange will not affect the aggregate amount of the Obligations of the Borrowers to the Lenders under the Loan Documents. Each Lender and each Credit Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Credit Facility. Each Credit Party agrees from time to time to execute and deliver to the Agent all promissory notes and other instruments and documents as the Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Agent against delivery of new promissory notes evidencing its interests in the Credit Facilities; provided, however, that the failure of any Credit Party to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

            (b) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Agent pursuant to any Loan Document in respect of the Obligations, and each distribution made by the Agent pursuant to any Loan Document in respect of the Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of a Obligation shall be paid over to the Agent for distribution to the Lenders in accordance herewith.

      12.2 Letters of Credit.

            (a) In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shall not have been reimbursed by Lower Lakes (each such amount so paid until reimbursed, an "Unpaid Drawing"), each Lender in respect of Unpaid Drawings on Letters of Credit shall, before giving effect to the CAM Exchange, promptly pay over to the Agent, in immediately available funds and in the currency that such Letters of Credit are denominated, an amount equal to such Lender's Revolving Loan Commitment percentage (as notified to such Lender by the Agent), of such Letter of Credit's undrawn face amount or (to the extent it has not already done so) such Letter of Credit's Unpaid Drawing, as the case may be, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Agent at the rate that would be applicable at the time to a US Revolving Loan that is a US Base Rate Loan in a principal amount equal to such amount, as the case may be. The Agent shall establish a separate account or accounts for each Lender (each, an "L/C Reserve Account") for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Agent shall deposit in each Lender's L/C Reserve Account such Lender's CAM Percentage of the amounts received from the Lenders as provided above. The Agent shall have sole dominion and control over each L/C Reserve Account, and the amounts deposited in each L/C Reserve Account shall be held in such L/C Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the L/C Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender's CAM Percentage. The amounts held in each Lender's L/C Reserve Account shall be held as a reserve against the Letter of Credit Obligations, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Credit Party and shall not give rise to any obligation on the part of the Borrowers to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Annex B.

            (b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Agent shall, at the request of the L/C Issuer withdraw from the L/C Reserve Account of each Lender any amounts, up to the amount of such Lender's CAM Percentage of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the L/C Issuer in satisfaction of the reimbursement obligations of the Lenders under Annex B (but not of Lower Lakes under Annex B). In the event any Lender shall default on its obligation to pay over any amount to the Agent in respect of any Letter of Credit as provided in this Section 12.2, the L/C Issuer shall, in the event of a drawing thereunder, have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Section 9.9, but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the reimbursement obligations pursuant to Section 12.1. Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

            (c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Agent shall withdraw from the L/C Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

            (d) With the prior written approval of the Agent and the L/C Issuer, any Lender may withdraw the amount held in its L/C Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Agent, for the account of the L/C Issuer on demand, its CAM Percentage of such drawing.

      12.3 Net Payments Upon Implementation of CAM Exchange. Notwithstanding any other provision of this Agreement, if, as a direct result of the implementation of the CAM Exchange, any Borrower is required to withhold Taxes from amounts payable to the Agent, any Lender or any participant hereunder, the amounts so payable to the Agent, such Lender or such participant shall be increased to the extent necessary to yield to the Agent, such Lender or such participant (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that no Borrower shall be required to increase any such amounts payable to such Lender or participant under this Section 12.3 (but, rather, shall be required to increase any such amounts payable to such Lender or participant to the extent required by Section 1.15) if such Lender or participant was prior to or on the CAM Exchange Date already a Lender or participant with respect to such Borrower. If a Cdn. Lender (or Cdn. Participant), in its good faith judgment, is eligible for an exemption from, or reduced rate of, U.S. Federal withholding tax on payments by LLTC or Grand River under this Agreement, neither LLTC or Grand River shall be required to increase any such amounts payable to such Cdn. Lender (or Cdn participant) if such Cdn. Lender (or Cdn. Participant) fails to comply with the requirements of Section 1.15. Upon a CAM Exchange, a Lender (or participant) will use commercially reasonable efforts, and complete any procedural formalities necessary, to become an eligible Lender with respect to Lower Lakes and, if such Lender (or participant) fails to do so, Lower Lakes shall not be required to increase any such amounts payable to such Lender (or participant). If LLTC or Grand River, as the case may be, fails to pay any such Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, LTTC or Grand River, as the case may be, shall indemnify the Agent, the Lenders and the participants for any incremental taxes, interest, costs or penalties that may become payable by the Agent, such Lenders or such participants as a result of any such failure.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


                                    LOWER LAKES TOWING LTD.

                                    By:    /s/ Scott Bravener
                                           -------------------------------------

                                    Name:  Scott Bravener
                                           -------------------------------------

                                    Title: President
                                           -------------------------------------


                                    LOWER LAKES TRANSPORTATION COMPANY

                                    By:    /s/ Laurence S. Levy
                                           -------------------------------------

                                    Name:  Laurence S. Levy
                                           -------------------------------------

                                    Title: Vice President
                                           -------------------------------------


                                    GRAND RIVER NAVIGATION COMPANY, INC.

                                    By:    /s/ Laurence S. Levy
                                           -------------------------------------

                                    Name:  Laurence S. Levy
                                           -------------------------------------

                                    Title: Vice President
                                           -------------------------------------

             Signature page to Amended and Restated Credit Agreement

                                         GENERAL ELECTRIC CAPITAL
                                         CORPORATION, as Agent, L/C Guarantor,
                                         Documentation
                                         Agent and Lender


                                         By:    /s/ Joseph Tunney
                                                --------------------------------

                                         Name:  Joseph Tunney
                                                --------------------------------

                                         Title: Duly Authorized Signatory
                                                --------------------------------

             Signature page to Amended and Restated Credit Agreement

                                         NATIONAL CITY BANK,
                                         as Co-Syndication Agent and as a Lender


                                         By:    /s/ Matthew P. Tuohey
                                                --------------------------------

                                         Name:  Matthew P. Tuohey
                                                --------------------------------

                                         Title: Senior Vice President
                                                --------------------------------

                                         NATIONAL CITY BANK, CANADA BRANCH,
                                         as a Lender


                                         By:    /s/ Nazmin Adatia
                                                --------------------------------

                                         Name:  Nazmin Adatia
                                                --------------------------------

                                         Title: Vice President
                                                --------------------------------

             Signature page to Amended and Restated Credit Agreement

                                         KBC BANK,
                                         as a Lender


                                         By:    /s/ Thomas R. Lalli
                                                --------------------------------

                                         Name:  Thomas R. Lalli
                                                --------------------------------

                                         Title: First Vice President
                                                --------------------------------

             Signature page to Amended and Restated Credit Agreement

            The following Persons are signatory to this Agreement in their capacity as a Credit Party and not as a Borrower.


                                         RAND LOGISTICS, INC.

                                         By:    /s/ Laurence S. Levy
                                                --------------------------------

                                         Name:  Laurence S. Levy
                                                --------------------------------

                                         Title: Chief Executive Officer
                                                --------------------------------


                                         RAND LL HOLDINGS CORP.

                                         By:    /s/ Laurence S. Levy
                                                --------------------------------

                                         Name:  Laurence S. Levy
                                                --------------------------------

                                         Title: President
                                                --------------------------------


                                         RAND FINANCE CORP.

                                         By:    /s/ Laurence S. Levy
                                                --------------------------------

                                         Name:  Laurence S. Levy
                                                --------------------------------

                                         Title: Vice President
                                                --------------------------------

             Signature page to Amended and Restated Credit Agreement

                               ANNEX A (Recitals)
                                       to
                                CREDIT AGREEMENT

                                   DEFINITIONS

      Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the
Agreement:

      "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

      "Accounting Changes" has the meaning ascribed thereto in Annex G.

      "Accounts" means all "accounts", (as such term is defined in (i) the PPSA in the case of any of the Cdn. Credit Parties and (ii) the Code in the case of any of the US Credit Parties), now owned or hereafter acquired by a Credit Party and, in any event, includes (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper (as such term is defined in (i) the PPSA in the case of a Cdn. Credit Party and (ii) the Code in the case of a US Credit Party), securities or Instruments) now owned or hereafter received or acquired by or belonging or owing to a Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction, (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by a Credit Party for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to such Person for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), and (e) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

      "Acquisition" shall mean, with respect to any Person, any purchase or other acquisition, regardless of how accomplished or effected (including any such purchase or other acquisition effected by way of amalgamation, merger, arrangement, business combination or other form of corporate reorganization or by way of purchase, lease or other acquisition arrangements), of (a) any other Person (including any purchase or acquisition of such number of the issued and outstanding securities of, or such portion of an equity interest in, such other Person that such other Person becomes a Subsidiary of the purchaser or of any of its Affiliates) or of all or substantially all of the Collateral of any other Person, or (b) any division, business, operation or undertaking of any other Person or of all or substantially all of the Collateral of any division, business, operation or undertaking of any other Person. For greater certainty, the purchase of a vessel shall constitute an Acquisition.

      "Advance" means any Revolving Credit Advance or Swing Line Advance, as the context may require.

      "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers, partners and trustees and
(d) in the case of a Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of a Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

      "Agent" means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

      "Agreement" has the meaning ascribed to it in the recitals to the Agreement.

      "Anti-Money Laundering Plan" means a plan or program that shall at a minimum: (i) establish and implement policies, procedures, and internal controls reasonably designed to prevent the debtor from being used to facilitate money laundering; (ii) provide for independent testing for compliance to be conducted by the debtor's personnel or by a qualified outside party; (iii) designate a person or persons responsible for implementing and monitoring the operations and internal controls of the Compliance Procedures; and (iv) provide ongoing training for appropriate persons.

      "Appendices" has the meaning ascribed to it in the recitals to the Agreement.

      "Appraiser" means the appraiser from time to time retained by the Agent to provide an appraisal of the value of specified Collateral of the Credit Parties.

      "Assignment Agreement" has the meaning ascribed to it in Section 9.1(a).

      "BA Period" means with respect to any BA Rate Loan bearing interest at a rate based on the BA Rate, a period of 30 days commencing on a Business Day selected by Lower Lakes in an irrevocable notice with respect to such BA Rate Loan delivered to Agent in accordance with Section 1.5(e)(i), provided that the foregoing provision relating to BA Periods is subject to the following:

      (a) any BA Period that would otherwise extend beyond the Commitment Termination Date shall end two Business Days immediately preceding such Commitment Termination Date;

      (b) Lower Lakes shall not request a BA Rate Loan so as to require a payment or prepayment of such BA Rate Loan during a BA Period for such; and

      (c) Lower Lakes shall not request a BA Rate Loan so there shall be more than five separate BA Rate Loans in existence at any one time.

      "BA Rate" means, in respect of any BA Period applicable to a BA Rate Loan, the rate per annum determined by Agent by reference to the average rate quoted on the Reuters Monitor Screen (Page CDOR, or such other Page as may replace such Page for such Screen on the purpose of displaying Canadian interbank bid rates for Canadian Dollars bankers' acceptances) applicable to Canadian Dollars bankers' acceptances with a term comparable to such BA Period as of 11:00 a.m. (Toronto time) two (2) Business Days before the first day of such interest period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used). If for any reason the Reuters Monitor Screen rates are unavailable, BA Rate shall mean, in respect of any BA Period applicable to a BA Rate Loan, the per annum rate quoted under "Money Rates" in the "Report on Business" section of The Globe and Mail for bankers' acceptances with a period comparable to such BA Period one (1) Business Day prior to the first day of such BA Period.

      "BA Rate Loan" means a Loan denominated in Canadian Dollars that bears interest at a rate based on the BA Rate.

      "Bareboat Charter Agreement" means the bareboat charter party agreement between Lake Service Shipping Co. and Grand River dated March 3, 2006 with respect to the Barge McKee.

      "Barge McKee" means the McKee Sons, a documented vessel of the United States bearing U.S. Official Number 247490.

      "Blocked Accounts" has the meaning ascribed to it in Annex C.

      "Borrowers" means, collectively, Lower Lakes, LLTC and Grand River and "Borrower" means any one of them.

      "Borrowers' Counsel" means the firms of Katten Muchin Rosenman LLP, Seward & Kissel LLP and Ogilvy Renault LLP and/or or such other firm or firms of legal counsel as the Borrowers may from time to time designate.

      "Borrowing Availability" means either Cdn. Borrowing Availability or US Borrowing Availability.

      "Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by each of Lower Lakes and LLTC in the form attached to the Agreement as Exhibit 4.1(b).

      "Borrowing Bases" means, collectively, the Cdn. Borrowing Base and the US Borrowing Base and "Borrowing Base" means either one of them.

      "Business" means the business carried on by the Credit Parties consisting of providing bulk freight services throughout the Great Lakes of Canada and the United States.

      "Business Day" means, for all purposes other than in respect of a Loan to LLTC, a day on which banks are generally open for business in Toronto, Ontario and New York, New York and, in respect of a Loan to LLTC, a day on which banks are generally open for business in New York, New York and, in respect of a LIBOR Loan, a day on which banks are generally open for business in Toronto, Ontario, in Chicago, Illinois and in London, England.

      "CAM" shall mean the mechanism for the allocation and exchange of interests in the Credit Facilities and collections thereunder established under
Section 12.

      "CAM Dollar Lender" shall mean any Lender that has made or holds no Cdn. Term Loans or Engine Term Loans and has no Cdn. Revolving Loan Commitment.

      "CAM Exchange" shall mean the exchange of the Lender's interests provided for in Section 12.1.

      "CAM Exchange Date" shall mean the date on which (a) any event referred to in Section 8.1(j) or (k) shall occur in respect of any Credit Party or (b) an acceleration of the maturity of the Loans pursuant to Section 8 shall occur.

      "CAM Percentage" shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Equivalent Amount of US Dollars of the Obligations owed to such Lender and such Lender's participation in the aggregate Letter of Credit Obligations immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Equivalent Amount of US Dollars of the Obligations owed to all the Lenders and the aggregate Letter of Credit Obligations immediately prior to such CAM Exchange Date. For purposes of computing each Lender's CAM Percentage, all Obligations and Letter of Credit Obligations which are denominated in a currency other than US Dollars shall be translated into US Dollars at the rate of exchange in effect on the CAM Exchange Date.

      "CRA" means the Canada Revenue Agency.

      "Calumet" means the Calumet (formerly the David Z. Norton), a documented vessel of the United States bearing U.S. Official Number 549231.

      "Calumet Mortgage" means the statutory ship mortgage of the Calumet, made by Grand River in favor of the Agent, such mortgage to be in form reasonably satisfactory to the Lenders and Lenders' Counsel and suitable for registration.

      "Canada Shipping Act" means the Canada Shipping Act, R.S.C., 1985, Chapter s.9, as it may be amended, re-enacted or replaced from time to time.

      "Canadian Benefit Plans" means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which a Borrower has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.

      "Canadian Dollars", "Cdn. Dollars", or "Cdn.$" shall mean the lawful currency of Canada.

      "Canadian Pension Plans" means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Credit Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

      "Canadian Prime Rate" means, for any day, a floating rate equal to the higher of (a) the annual rate of interest quoted from time to time in the "Report on Business" section of The Globe and Mail as being "Canadian prime", "chartered bank prime rate" or words of similar description and (b) the BA Rate existing on such day in respect of a BA Period of 30 days plus 1.75% per annum. Any change in any interest rate provided for in the Agreement based upon the Canadian Prime Rate shall take effect at the time of such change in the Canadian Prime Rate. No adjustments shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in the Agreement.

      "Canadian Prime Rate Loan" means a Loan denominated in Canadian Dollars that bears interest at a rate based on the Canadian Prime Rate.

      "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP; provided, that for the purposes of paragraphs (a) and (d) of Annex G, any proceeds in excess of $15,000,000 arising in respect of either the warrant exercise program of Rand or other capital securities issued by Rand which are contributed to LLTC and applied thereby to reduce the outstanding balance of the US Revolving Credit Facility shall be deducted from Capital Expenditures in the year in which such amounts are so applied.

      "Capital Expenditures Reporting Plan" has the meaning set forth in Section
(p) of Annex E.

      "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

      "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

      "Cash Collateral Accounts" has the meaning ascribed to it Annex B.

      "Cash Equivalents" means cash or investments in (A) marketable direct obligations issued or unconditionally guaranteed by Canada, any agency thereof, the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (B) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (C) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of Canada or the United States of America or a State thereof, each having combined capital, surplus and undivided profits of not less than US$300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (D) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks and (E) mutual funds that invest solely in one or more of the investments described in clauses (A) through (D) above.

      "Cash Management Systems" has the meaning ascribed to it in Section 1.7.

      "Cdn. Borrowing Availability" means, as of any date of determination, the lesser of (i) the Cdn. Maximum Amount and (ii) the Cdn. Borrowing Base, in each case, less the sum of the Cdn. Revolving Loans and the Cdn. Swing Line Loans then outstanding.

      "Cdn. Borrowing Base" means, in respect of Lower Lakes, as of any date of determination thereof by the Agent from time to time, an amount equal to (a) eighty five percent (85%) of the amount of Eligible Cdn. Accounts, less (b) any Reserves established in accordance with Section 1.6, plus (c) the amount available to be drawn under the Special Letter of Credit, in each case as at the date of determination.

      "Cdn. Collection Accounts" shall mean Agent's Canadian Dollar account number 1132703 in the name of GE Capital Corporation at Royal Bank of Canada, 200 Bay Street, Main Branch, Toronto, Ontario, BSLA: C58CLG, Swift ID:
ROYCCAT2-00002, Ref: CND4068 and Lower Lakes or such other account(s) as may be specified in writing by Agent as the "Cdn. Collection Accounts".

      "Cdn. Credit Parties" means all Credit Parties that exist pursuant to the laws of any Province of Canada or the federal laws of Canada and "Cdn. Credit Party" means any one of them.

      "Cdn. Lenders" means those Lenders having either Cdn. Revolving Loan Commitments, Cdn. Term Loan Commitments or Engine Term Loan Commitments.

      "Cdn. Maximum Amount" means, as of any date of determination, an amount equal to the aggregate of the Cdn. Revolving Loan Commitments of all Cdn. Revolving Lenders as of that date.

      "Cdn. Notice of Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a)(i).

      "Cdn. Participant" means a Person having participations in the Cdn. Revolving Loans, Cdn. Term Loans or Engine Term Loans.

      "Cdn. Refunded Swing Line Loan" has the meaning ascribed to it in Section 1.1(f)(iii).

      "Cdn. Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a)(i).

      "Cdn. Revolving Credit Facility" has the meaning ascribed to it in Section 1.1(a)(i).

      "Cdn. Revolving Lenders" means those Lenders having Cdn. Revolving Loan Commitments.

      "Cdn. Revolving Loan" means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Lower Lakes and (ii) the aggregate Letter of Credit Obligations incurred on behalf of Lower Lakes. Unless the context otherwise requires, references to the outstanding principal balance of the Cdn. Revolving Loans shall include the outstanding balance of Letter of Credit Obligations.

      "Cdn. Revolving Loan Commitment" means (a) as to any Cdn. Revolving Lender, the aggregate commitment of such Cdn. Revolving Lender to make Cdn. Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Cdn. Revolving Lender and (b) as to all Cdn. Revolving Lenders, the aggregate commitment of all Cdn. Revolving Lenders to make Cdn. Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Thirteen Million Five Hundred Thousand Canadian Dollars (Cdn.$13,500,000), as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

      "Cdn. Revolving Notes" has the meaning ascribed to it in Section
1.1(a)(ii).

      "Cdn. Seasonal Facility" has the meaning set forth in Section 1.1(a)(ii).

      "Cdn. Swing Line Advance" has the meaning ascribed to it in Section 1.1(f)(i).

      "Cdn. Swing Line Availability" has the meaning ascribed to it in Section 1.1(f)(i).

      "Cdn. Swing Line Lender" means GE Capital.

      "Cdn. Swing Line Loan" means, at any time, the aggregate amount of Cdn. Swing Line Advances outstanding to Lower Lakes.

      "Cdn. Swing Line Loan Commitment" means, as to the Cdn. Swing Line Lender, the commitment of the Cdn. Swing Line Lender to make Cdn. Swing Line Advances as set forth on Annex I to the Agreement, which commitment constitutes a subfacility of the Cdn. Revolving Loan Commitment of the Cdn. Swing Line Lender.

      "Cdn. Swing Line Note" has the meaning ascribed to it in Section
1.1(f)(ii).

      "Cdn. Term Lenders" means those Lenders having Cdn. Term Loan Commitments.

      "Cdn. Term Loan" has the meaning assigned to it in Section 1.1(b)(i).

      "Cdn. Term Loan Commitment" means (a) as to any Cdn. Term Lender with a Cdn. Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Cdn. Term Loan as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Cdn. Lenders with a Cdn. Term Loan Commitment, the aggregate commitment of all Lenders to make the Cdn. Term Loan, which aggregate commitment shall be Forty One Million Seven Hundred Thousand Canadian Dollars (Cdn. $41,700,000) on the Restatement Closing Date. After advancing the Cdn. Term Loan, each reference to a Lender's Cdn. Term Loan Commitment shall refer to that Lender's Pro Rata Share of the outstanding Cdn. Term Loan.

      "Cdn. Term Notes" has the meaning assigned to it in Section 1.1(b)(i).

      "Cdn. Vessels" means, collectively, the Cuyahoga, the Saginaw, the Mississagi, the Michipicoten, the Independent, the Pioneer and the Pierson.

      "Change of Control" means, with respect to Parent on or after the Restatement Closing Date, (i) that any change in the composition of such Borrower's shareholders as of the Restatement Closing Date shall occur which would result in any shareholder or group acquiring 50.1% or more of any class of shares of such Borrower (whether directly or indirectly), or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the board of directors of such Borrower or otherwise direct the management or affairs of such Borrower by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise, (ii) Scott Bravener ceases to be directly and actively involved in the Business on a full time basis unless Lower Lakes has, within 90 days of the date on which he ceases to be directly and actively involved in the Business, replaced him with a person reasonably acceptable to the Lenders (provided, that after a period of 30 days, an interim replacement reasonably acceptable to the Agent and Requisite Lenders has been appointed), (iii) Rand ceases to own and control all of the economic and voting rights associated with all of the outstanding capital stock of each of Parent and Rand Finance, (iv) Parent ceases to own and control all of the economic and voting rights associated with all of the outstanding capital stock of each Borrower, or (v) Borrowers cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock of any of their Subsidiaries.

      "Charges" means all Taxes assessed, levied or imposed against a Credit Party or upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts or capital of a Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

      "Chattel Paper" means any "chattel paper," as such term is defined in the PPSA in the case of Cdn. Credit Parties and as such term is defined in the Code in the case of US Credit Parties, now owned or hereafter acquired by any Credit Party, wherever located.

      "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

      "Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lenders' Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

      "Collateral" means the property covered by the Security and the other Collateral Documents and any other property, real or personal, tangible or intangible, movable or immovable, now existing or hereafter acquired, that may at any time be or become subject to a security interest or other Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

      "Collateral Documents" means the Security Agreements, the Pledge Agreements, the Guarantees, the Lower Lakes Guarantee, the Fleet Mortgages, the Mortgages, the Lower Lakes Mortgages and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

      "Collateral Reports" means the reports with respect to the Collateral referred to in Annex F.

      "Collection Account" means any of the Cdn. Collection Accounts or the US Collection Accounts and "Collection Accounts" means all of them.

      "Commitment Termination Date" means the earliest of (a) April 1, 2013, (b) the date of termination of Lenders' obligations to make Advances or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Commitments to zero dollars (Cdn.$0/US$0).

      "Commitments" means (a) as to any Cdn. Lender, the aggregate of such Lender's Cdn. Revolving Loan Commitment (including without duplication the Cdn. Swing Line Lender's Cdn. Swing Line Loan Commitment as a subset of its Cdn. Revolving Loan Commitment), Cdn. Term Loan Commitment and Engine Term Loan Commitment and as to any US Lender, the aggregate of such Lender's US Revolving Loan Commitment (including without duplication the US Swing Line Lender's US Swing Line Loan Commitment as a subset of its US Revolving Loan Commitment), and US Term Loan Commitment, all as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Loan Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitments, which aggregate commitment shall be Ninety-Eight Million Seven Hundred Thousand US Dollars (US$98,700,000) on the Restatement Closing Date, as to each of clauses
(a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

      "Compliance Certificate" has the meaning ascribed to it in Annex E.

      "Compliance Procedures" means the memorandum or other writing delivered by the Borrowers to the Agent setting forth the Borrowers' compliance procedures and intended plan of action for the ongoing investigation and diligence of Money Laundering Activities and Racketeering Activities with respect to the Assets.

      "Concentration Account" has the meaning ascribed to it in Annex C.

      "Contracts" means all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, securities or Instruments) in or under which a Borrower may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

      "Control Letter" means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest or other Lien in the applicable financial assets in a manner reasonably satisfactory to Agent, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

      "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control, which together with a Borrower and any of its subsidiaries, are treated as a single employer under Section 414 of the Revenue Code or Section 4001 of ERISA.

      "Copyright License" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

      "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and intangibles of like nature (whether registered or unregistered) now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the US or Canadian Copyright Office or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

      "Credit Facility" shall mean a category of Commitments and extensions of credit thereunder.

      "Credit Parties" means, collectively, the Borrowers and the Guarantors and their respective successors and assigns and "Credit Party" means any one of them.

      "Cuyahoga" means the Cuyahoga, a single screw steam propulsion self-unloading bulk carrier of 10,532 gross tons built in 1943 and bearing Canadian Certificate of Registry Official Number 815560.

      "Cuyahoga Mortgage" means the statutory ship mortgage of the Cuyahoga, made by Lower Lakes in favor of the Agent, such mortgage to be in form satisfactory to the Lenders and Lenders' Counsel and suitable for registration.

      "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

      "Default Rate" has the meaning ascribed to it in Section 1.5(d).

      "Design License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Design.

      "Designs" means all of the following now owned or hereafter acquired by any Credit Party: (a) all industrial designs and intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Industrial Design Office or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

      "Disbursement Accounts" has the meaning ascribed to it in Annex C.

      "Disclosure Schedules" means the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.4) through (6.7) in the Index to the Agreement.

      "Document of Title" means any "document of title", as such term is defined in the Code or the PPSA, now owned or hereafter acquired by any Credit Party.

      "EBITDA" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period, determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) depreciation and amortization for such period, (iv) amortized debt discount for such period, (v) non-cash deferred transaction costs incurred as of the Original Closing Date with respect to the transactions contemplated by the Original Credit Agreement not to exceed $1,000,000 in the aggregate and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was amalgamated or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or amalgamation or as a transferee of its assets, any earnings of such successor prior to such consolidation, amalgamation or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

      "E-Fax" means any system used to receive or transmit faxes electronically.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

      "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

      "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (g) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

      "ERISA Plan" mean, at any time, an "employee benefit plan," as defined in
Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

      "E-System" means any electronic system, including Intralinks(R) and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Affiliates, or any of such Person's respective officers, directors, employees, attorneys, agents and representatives or any other Person, providing for access to data protected by passcodes or other security system.

      "Eligible Accounts" has the meaning ascribed to it in Section 1.6 of the Agreement.

      "Eligible Cdn. Accounts" means Eligible Accounts that are owing to Lower Lakes.

      "Eligible US Accounts" means Eligible Accounts that are owing to LLTC.

      "Engine Term Lenders" means those Lenders having Engine Term Loan Commitments.

      "Engine Term Loan" has the meaning assigned to it in Section 1.1(e)(i).

      "Engine Term Loan Commitment" means (a) as to any Cdn. Term Lender with an Engine Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Engine Term Loan as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Cdn. Lenders with an Engine Term Loan Commitment, the aggregate commitment of all Lenders to make the Engine Term Loan, which aggregate commitment shall be Eight Million Canadian Dollars (Cdn. $8,000,000) on the Restatement Closing Date. After advancing the Engine Term Loan, each reference to a Lender's Engine Term Loan Commitment shall refer to that Lender's Pro Rata Share of the outstanding Engine Term Loan.

      "Engine Term Notes" has the meaning assigned to it in Section 1.1(e)(i).

      "Environmental Laws" means all applicable federal, provincial, state, territorial, municipal, local and foreign laws (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, standards, orders-in-council, and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human, plant or animal health or safety, the environment or natural resources (including air, surface water, groundwater, wetlands, land, soil, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, without limitation, the Canadian Environmental Protection Act, 1999, Fisheries Act, Transportation of Dangerous Goods Act, 1992, the Migratory Birds Protection Act, 1994, the Species At Risk Act, the Hazardous Products Act, the Canada Shipping Act and the Canada Wildlife Act.

      "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, costs (including any response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs), losses, damages (including any punitive damages, property damages, natural resource damages, consequential damages, treble damages) and expenses (including all reasonable fees, disbursements and expenses of legal counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, administrative order, investigation order (including judicial and administrative orders), proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, statute regulation, equity or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material, whether on, at, in, under, from or about or in the vicinity of any real or personal property.

      "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

      "Equipment" means all "equipment," (as such term is defined in (i) the PPSA in the case of any of the Cdn. Credit Parties and (ii) the Code in the case of any of the US Credit Parties), now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

      "Equivalent Amount" means, on any date of determination, with respect to obligations or valuations denominated in one currency (the "first currency"), the amount of another currency (the "second currency") which would result from the conversion of the relevant amount of the first currency into the second currency at the 12:00 noon rate quoted on the Reuters Monitor Screen (Page BOFC or such other Page as may replace such Page for the purpose of displaying such exchange rates) on such date or, if such date is not a Business Day, on the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed in writing between the Borrowers and Agent.

      "Event of Default" has the meaning ascribed to it in Section 8.1.

      "Excess Cash Flow" means, without duplication, with respect to any Fiscal Year of Parent on a consolidated basis, EBITDA plus decreases in Working Capital minus (a) Capital Expenditures during such Fiscal Year, minus (b) cash paid Interest Expense and scheduled and mandatory principal payments paid or payable in respect of Funded Debt, (c) cash Taxes, (d) increases in Working Capital and
(e) semi-annual cash dividend payments payable to Parent in connection with the issuance of the Preferred Equity.

      "Existing Cdn. Term Loan" has the meaning assigned to it in Section 1.1(b)(i).

      "Existing US Term Loan" has the meaning assigned to it in Section
1.1(d)(i).

      "Fair Market Value" means the fair market value of the asset in question, as determined by the Agent in good faith and in accordance with its customary practices, less any costs, fees or expenses associated with the disposition of such asset.

      "FCPA" means the United States Foreign Corrupt Practices Act of 1977, as amended.

      "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

      "Fees" means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

      "Financial Covenants" means the financial covenants set forth in Annex G.

      "Financial Statements" means the income statements, statements of cash flows and balance sheets of a Person delivered in accordance with Section 3.4 and Annex E.

      "Fiscal Month" means any of the monthly accounting periods of Parent and its Subsidiaries.

      "Fiscal Quarter" means each three month period of Parent's Fiscal Year ending on June 30, September 30, December 31 and March 31.

      "Fiscal Year" means, in respect of Parent, the twelve month period ending on the last day of March in any year.

      "Fixed Charge Coverage Ratio" means, with respect to any Person for any fiscal period, the ratio of EBITDA less Capital Expenditures (excluding Capital Expenditures financed through specifically arranged financings approved of by the Lenders in writing) to Fixed Charges.

      "Fixed Charges" means, with respect to any Person for any fiscal period,
(a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Taxes paid or payable in cash with respect to such fiscal period, plus (d) dividends paid in cash in such period in respect of the Preferred Equity.

      "Fixtures" means all fixtures (including trade fixtures), facilities and equipment, howsoever affixed or attached to real property or buildings or other structures on real property, now owned or hereafter acquired by any Credit Party.

      "Fleet Mortgage" means the first preferred fleet mortgage, dated the date hereof, given by Grand River in favor of GE Capital on Grand River's U.S. Flag Vessels named INVINCIBLE, MAUMEE, MANISTEE, CALUMET, and MANITOWOC, respectively.

      "Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of the Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

      "GAAP" means generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex G to the Agreement.

      "GE Capital" means General Electric Capital Corporation and its successors and assigns.

      "GE Capital Fee Letter" means that certain letter, dated January 24, 2008, between GE Capital and the Borrowers with respect to certain Fees to be paid from time to time by the Borrowers to GE Capital, as such letter may be amended, supplemented or replaced from time to time.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Government Blacklist" means (i) The Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, U.S. Department of the Treasury, or (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the rules and regulations of Office of Foreign Assets Control, U.S. Department of the Treasury, (iii) any similar list maintained by the U.S. Department of State, the U.S. Department of Commerce or pursuant to any Executive Order of the President of the United States, or (iv) any similar list maintained by any state or applicable foreign jurisdiction.

      "Grand River" means Grand River Navigation Company, Inc., a Delaware corporation, and includes its successors by merger or otherwise.

      "Grand River Subordination Agreement" means the subordination agreement made by Grand River in favor of the Agent on behalf of the Lenders in which it subordinates its interest in the Lower Lakes Guarantee and the Lower Lakes Mortgages to all indebtedness owing by Lower Lakes to the Lenders.

      "Guaranteed Indebtedness" means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

      "Guarantees" means, collectively, each of the guarantees executed on the date hereof by a Guarantor and any other guarantee executed from time to time by any other Person in favor of Agent and other Secured Parties in respect of the Obligations of a Borrower.

      "Guarantors" means each US Borrower, Parent, Rand, Rand Finance and each other Person that may from time to time become a guarantor hereunder and their successors and assigns and "Guarantor" means any one of them.

      "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any applicable Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "dangerous goods", "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any applicable Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

      "IRS" means the Internal Revenue Service of the United States of America.

      "ITA" means the Income Tax Act (Canada).

      "Illegal Proceeds" means any proceeds (i) derived from Money Laundering Activities and/or Racketeering Activities; (ii) procured in violation of the FCPA or applicable Mexican anti-bribery, or similar laws; or (iii) derived from an Illegal Source.

      "Illegal Source" means any individual or entity on a Government Blacklist.

      "Immaterial Lien" means all Liens described in the definition of "Permitted Encumbrances" other than in clause (i) thereof.

      "Indebtedness" means , with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments,
(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the US Base Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

      "Indemnified Liabilities" has the meaning ascribed to it in Section 1.12.

      "Indemnified Person" has the meaning ascribed to it in Section 1.12.

      "Independent" means the Voyageur Independent, a self-propelled steel cargo vessel bearing Canadian Certificate of Registry Official Number 827118.

      "Independent Mortgage" means the statutory ship mortgage of the Independent made by Lower Lakes in favor of the Agent, such mortgage to be in a form reasonably satisfactory to the Lenders and Lenders' Counsel and suitable for registration.

      "Insolvency Laws" shall mean any of the Bankruptcy and Insolvency Act (Canada), the Company's Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada) and the Bankruptcy Code of 1978, as amended, 11 U.S.C. Section 101 et seq. as now and hereafter in effect, any successors to such statute and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

      "Instruments" shall mean in the case of the Cdn. Credit Parties any "instrument", as such term is defined in the PPSA, and in the case of the US Credit Parties any "instrument", as such term is defined in the Code, in each case now owned or hereafter acquired by a Borrower or a Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

      "Intellectual Property" means any and all Licenses, Patents, Designs, Copyrights, Trademarks, trade secrets and customers lists.

      "Interest Expense" means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

      "Interest Payment Date" means (a) as to any Canadian Prime Rate Loan, BA Rate Loan and US Base Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

      "Inventory" shall mean in the case of the Cdn. Credit Parties any "inventory," as such term is defined in the PPSA, and in the case of the US Credit Parties any "inventory" as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

      "Invincible" means the Invincible, a documented vessel of the United States bearing U.S. Official Number 610267.

      "L/C Guarantor" has the meaning ascribed to it in Annex B.

      "L/C Issuer" has the meaning ascribed to it in Annex B.

      "L/C Sublimit" has the meaning ascribed to it in Annex B.

      "LIBOR Business Day" means a Business Day on which banks in the City of London, England are generally open for interbank or foreign exchange transactions.

      "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

      "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by LLTC or Grand River, as applicable, pursuant to the Agreement and ending one, two or three months thereafter, as selected by LLTC's or Grand River's irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

            (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

            (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

            (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

            (d) LLTC or Grand River, as the case may be, shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

            (e) LLTC or Grand River, as the case may be, shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Loans in existence at any one time.

      "LIBOR Rate" means, for any LIBOR Period, the offered rate per annum for deposits of Dollars for the applicable LIBOR Period that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such LIBOR Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such

LIBOR Period by major financial institutions reasonably satisfactory to the Agent in the London interbank market for the applicable LIBOR Period and for an amount equal or comparable to the principal amount of the Loans to be borrowed, converted or continued as LIBOR Rate Loans on such date of determination.

      "LLTC" means Lower Lakes Transportation Company, a Delaware corporation, being the US Revolving Loan borrower hereunder, and includes its successors by merger or otherwise.

      "Lease Expenses" means, with respect to any Person for any fiscal period, the aggregate rental obligations of such Person determined in accordance with GAAP which are payable in respect of such period under leases of real or personal property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, excluding, however, any such obligations under Capital Leases.

      "Lenders" means (a) GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall assign all or any portion of the Obligations, such term shall include any assignee of such Lender, and (b) solely for the purpose of obtaining the benefit of the Liens granted to the Agent for the benefit of the Lenders under the Collateral Documents, a Person to whom any Obligations in respect of a Secured Rate Contract are owed. For the avoidance of doubt, any Person to whom any Obligations in respect of a Secured Rate Contract are owed and which does not hold any Loans or Commitments shall not be entitled to any other rights as a "Lender" under this Agreement or any other Loan Document.

      "Lenders' Counsel" means the firms of McCarthy Tetrault LLP and Winston & Strawn LLP or such other firm of legal counsel as the Agent may from time to time designate and any and all local agent counsel retained by Winston & Strawn LLP for and on behalf of the Agent.

      "Letter of Credit Fee" has the meaning ascribed to it in Annex B.

      "Letter of Credit Obligations" means all outstanding obligations incurred by Agent and Lenders at the request of Lower Lakes, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by the L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent or Lenders thereupon or pursuant thereto.

      "Letters of Credit" means documentary or standby letters of credit issued for the account of Lower Lakes by any L/C Issuer for which Agent and Lenders have incurred Letter of Credit Obligations.

      "License" means any Copyright License, Design License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

      "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the PPSA, the Code or comparable notice filing under the law of any other jurisdiction).

      "Litigation" has the meaning ascribed to it in Section 3.12.

      "Loan Account" has the meaning ascribed to it in Section 1.11.

      "Loan Documents" means the Agreement, the Notes, the Security, the Collateral Documents, the Secured Rate Contracts, the Grand River Subordination Agreement and all other agreements, instruments, documents and certificates whether or not identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent, any Lender or any Secured Swap Provider in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

      "Loans" means the Revolving Loans, the Swing Line Loans and the Term
Loans.

      "Lock Boxes" has the meaning ascribed to it in Annex C.

      "Lower Lakes" means Lower Lakes Towing Ltd. as the corporation continuing from an amalgamation on March 1, 2007 between Port Dover Steamship Company Inc. and Lower Lakes Towing Ltd., being the Canadian borrower hereunder, and includes its successors by amalgamation or otherwise.

      "Lower Lakes Guarantee" means the guarantee by Lower Lakes in favor of Grand River dated as of the March 3, 2006 in which it guarantees the obligations of LLTC to Grand River pursuant to the Time Charter Agreements, as such guarantee may be amended, restated, supplemented or replaced from time to time.

      "Lower Lakes Mortgages" means the mortgages over each of the Cdn. Vessels granted by Lower Lakes in favor of Grand River to secure its obligations under the Lower Lakes Guarantee, as such mortgages may be amended, restated, supplemented or replaced from time to time.

      "Management Incentive Plan" means the management incentive plan of Rand adopted by Rand as of July 26, 2007, as such plan may be subsequently amended or replaced with the consent of the Lenders.

      "Manistee" means the Manistee (formerly the Richard Reiss), a documented vessel of the United States bearing U.S. Official Number 243406.

      "Manistee Mortgage" means the statutory ship mortgage of the Manistee made by Grand River in favor of the Agent, such mortgage to be in a form reasonably satisfactory to the Lenders and Lenders' Counsel and suitable for registration.

      "Manitowoc" means the Manitowoc (formerly the Earl W. Oglebay), a documented vessel of the United States bearing U.S. Official Number 552395.

      "Manitowoc Mortgage" means the statutory ship mortgage of the Manitowoc, made by Grand River in favor of the Agent, such mortgage to be in form reasonably satisfactory to the Lenders and Lenders' Counsel and suitable for registration.

      "Margin Stock" has the meaning ascribed to it in Section 3.10.

      "Material Adverse Effect" means a material adverse effect on (a) the business, assets, liabilities, operations, prospects, properties or other condition (financial or otherwise) of a Credit Party, (b) a Borrower's ability to pay or perform any of the Loans or any of the other Obligations in accordance with the terms of the Agreement or any Credit Party's ability to honor its guarantee obligations, (c) the Collateral or Agent's Liens, on behalf of the Secured Parties, on the Collateral or the priority of such Liens, (d) the ability of the Agent or any Lender to enforce its rights and remedies under the Agreement and the other Loan Documents, or (e) the validity or enforceability of this Agreement or any Loan Document.

      "Material Contracts" means, collectively, each written agreement, arrangement or understanding entered into by an Credit Party which:

            (a) if not complied with or expires, could reasonably be expected to have a Material Adverse Effect; or

            (b) provides for a binding obligation from the Credit Party to make annual expenditures of an amount greater than US$500,000 or a binding obligation from the other contract party to purchase services from the Credit Party in volumes generating annual receipts to such Credit Party of an amount greater than US$1,000,000, which has a term of more than one year or has a lesser term with rights of renewal that, if renewed, would result in a term of more than one year; or

            (c) provides for the time charter or the bareboat charter of a Vessel, including the Time Charter Agreements and the Bareboat Charter Party Agreement.

      "Maumee" means the Maumee (formerly the Calcite II), a documented vessel of the United States bearing U.S. Official Number 228886.

      "Maximum Amount" means either of the Cdn. Maximum Amount or the US Maximum Amount.

      "Michipicoten" means the Michipicoten , a self-propelled steam turbine cargo vessel bearing Canadian Certificate of Registry Official Number 825098.

      "Michipicoten Mortgage" means the statutory ship mortgage of the Michipicoten made by Lower Lakes in favor of the Agent, such mortgage to be in a form reasonably satisfactory to the Lenders and Lenders' Counsel acting reasonably and suitable for registration.

      "Mississagi" means the Mississagi (formerly the George A. Sloan), a self-propelled cargo vessel and bearing Canadian Certificate of Registry Official Number 822914.

      "Mississagi Mortgage" means the statutory ship mortgage of the Mississagi made by Lower Lakes in favor of the Agent, such mortgage to be in a form satisfactory to the Lenders and Lenders' Counsel and suitable for registration.

      "Money Laundering Activities" means activities involving funds which are
(i) proceeds of crime in violation of law or (ii) derived or potentially derived from any Illegal Source.

      "Mortgages" means, collectively, the Cuyahoga Mortgage, the Saginaw Mortgage, the Mississagi Mortgage, the Manistee Mortgage, the Independent Mortgage, the Pioneer Mortgage, the Michipicoten Mortgage, the Calumet Mortgage, the Manitowoc Mortgage and the Pierson Mortgage.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

      "NC" means National City Commercial Capital Company, LLC, an Indiana limited liability company.

      "Non-Funding Lender" has the meaning ascribed to it in Section 9.9(a)(ii).

      "Notes" means, collectively, the Revolving Notes, the Swing Line Notes and the Term Notes.

      "Notice of Conversion/Continuation-LIBOR" has the meaning ascribed to it in Section 1.5(e)(ii).

      "Notice of Conversion/Continuation-BA Rate" has the meaning ascribed to it in Section 1.5(e)(iii).

      "Notice of Revolving Credit Advance" means either a Cdn. Notice of Revolving Credit Advance or a US Notice of Revolving Credit Advance and "Notice of Revolving Credit Advances" means both of them.

      "Obligations" means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent, any Lender or any Secured Swap Provider, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement, any of the other Loan Documents or any Secured Rate Contract. This term includes all principal, interest (including all interest that accrues after the commencement of any bankruptcy or insolvency proceeding upon or after the insolvency of a Credit Party, whether or not allowed in such proceeding), Fees, expenses, legal fees and any other sum chargeable to any Credit Party under the Agreement, any of the other Loan Documents or any Secured Rate Contract.

      "Operating Lease" means any lease of (or other agreement conveying the right to use) any real or personal property by any Borrower or any Subsidiary thereof, as lessee, other than any Capital Lease and other than any time charter or bareboat charter.

      "Operating Plan" has the meaning set forth in Section (c) of Annex E.

      "Organizational Documents" means, with respect to any Person, such Person's articles or other charter documents, by-laws, unanimous shareholder agreement, partnership agreement, joint venture agreement, operating agreement, limited liability company agreement or trust agreement, as applicable, and any and all other similar agreements, documents and instruments relative to such Person.

      "Original Calumet" means the Calumet (formerly the Myron C. Taylor), a documented vessel of the United States bearing U.S. Official Number 228960.

      "Original Closing Date" means March 3, 2006.

      "Original Credit Agreement" has the meaning assigned to it in the recitals to the Agreement.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "PPSA" shall mean the Personal Property Security Act (Ontario) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Agent's security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

      "Parent" means Rand LL Holdings Corp., a Delaware corporation.

      "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

      "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of invention and all applications for letters patent, all design patents and all registrations and recordings thereof, including registrations, recordings and applications in the Canadian or US Patent and Trademark Office or in any similar office or agency in any other country or political subdivision thereof, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

      "Patriot Act" has the meaning ascribed to it in Section 11.20.

      "Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, employment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures, Vessels and/or Real Estate; (e) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (f) any attachment or judgment lien not constituting an Event of Default under Section 8.1(l); (g) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (h) presently existing or hereafter created Liens in favor of Agent, on behalf of the Secured Parties; (i) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement, the Fleet Mortgage and the Lower Lakes Mortgages; (j) to the extent not included in clause (a) or (d), Prior Claims that are unregistered and secure amounts that are not yet due and payable or being contested in good faith with adequate reserves therefor in accordance with GAAP; (k) Liens for wages claimed by masters and seamen, claims for salvage expenses, claims for damage and masters disbursements so long as such amounts owed are not past due or being contested in good faith with adequate reserves therefor in accordance with GAAP; (l) Liens for dock, harbor and canal charges and claims in respect of pollution damage so long as such amounts owed are not past due or being contested in good faith with adequate reserves therefor in accordance with GAAP; and (m) other maritime Liens so long as the indebtedness to which such Liens relate are not past due or being contested in good faith with adequate reserves therefor in accordance with GAAP.

      "Permitted Intercompany Indebtedness" means any indebtedness owing by a Credit Party to an Affiliate (including another Credit Party) that is listed on Disclosure Schedule (3.28) or has been approved of in writing by the Lenders.

      "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, provincial, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

      "Pierson" means the Richard S. Pierson (formerly known as the Wolverine), a documented vessel of Canada bearing Canadian International Maritime Organization Number 7366403.

      "Pierson Mortgage" means the statutory ship mortgage of the Pierson made by Lower Lakes in favor of the Agent, such mortgage to be in a form reasonably satisfactory to the Lenders and Lenders' Counsel and suitable for registration.

      "Pioneer" means the Voyageur Pioneer, a self-propelled steel cargo vessel bearing Canadian Certificate of Registry Official Number 395510.

      "Pioneer Mortgage" means the statutory ship mortgage of the Pioneer made by Lower Lakes in favor of the Agent, such mortgage to be in a form reasonably satisfactory to the Lenders and Lenders' Counsel and suitable for registration.

      "Pledge Agreements" means pledge agreements delivered by the applicable Credit Parties on the Restatement Closing Date, and any other pledge agreement entered into after the Restatement Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

      "Preferred Equity" means the 300,000 shares of Series A Convertible Preferred Stock issued by Rand pursuant to the Preferred Stock Purchase Agreement.

      "Preferred Stock Purchase Agreement" means the Preferred Stock Purchase Agreement dated as of September 2, 2005 by and among Parent, Knott Partners LP and Bay Resource Partners L.P.

      "Prior Claims" shall mean all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with Agent's security interests (or interests similar thereto under applicable law) against all or part of the Collateral, including for amounts owing for employee source deductions, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers' compensation, Quebec corporate taxes, pension fund obligations and overdue rents.

      "Prior Debt" means the WMS/NC Debt and the WMS Subordinated Debt.

      "Pro Rata Share" means with respect to all matters relating to any Lender
(a) with respect to a Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all applicable Lenders, (b) with respect to a Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by
(ii) the aggregate Term Loan Commitments of all applicable Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1,
(c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

      "Proceeds" means "proceeds," as such term is defined in the Code, and in any event shall include (a) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) recoveries from any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Design, Design License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or non-conformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition or dealing with any of the Collateral and all rights arising out of Collateral.

      "Projections" means the Borrowers' four (4) year forecasted combined: (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements and otherwise consistent with the historical Financial Statements of Parent and its Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

      "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any "accredited investor" (as defined under Regulation D, Rule 501, promulgated under the US Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including a mutual fund, lease financing company and commercial finance company, in each case, which has a rating of BBB or higher from Standard & Poor's Ratings Group or Dominion Bond Rating Service Limited or a rating of Baa2 or higher from Moody's Investor Services Inc. at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to the applicable Borrower; provided, that absent Agent's prior consent, (x) no Person proposed to become a Lender after the Restatement Closing Date and determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and (y) no Person or Affiliate of such Person proposed to become a Lender other than a Person that is already a Lender after the Restatement Closing Date and that holds Stock issued by any Credit Party shall be a Qualified Assignee.

      "Racketeering Activities" means involvement or affiliation with any organization, group or individual that engages in or encourages its members to engage in any illegal activities specified in (i) Title 18 of the U.S. Code,
(ii) the Mexican Federal Penal Code (Codigo Penal Federal) or the local penal codes of the States of Mexico, or (iii) any other similar state or applicable foreign criminal law

      "Rand" means Rand Logistics, Inc., a Delaware corporation.

      "Rand Finance" means Rand Finance Corp., a Delaware corporation.

      "Rate Contracts" means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

      "Real Estate" has the meaning ascribed to it in Section 3.6.

      "Related Transactions" means the initial borrowing under the Revolving Loans and the Term Loans on the Restatement Closing Date, the WMS Acquisition, the WMS Debt Payoff, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

      "Related Transactions Documents" means the Loan Documents, the WMS Acquisition Agreement and all other agreements or instruments executed in connection with the Related Transactions.

      "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

      "Relevant Jurisdiction" means, from time to time, with respect to a Person that is granting Security hereunder, any province or territory of Canada, any state of the United States or any other country, political subdivision thereof, in which such Person has its jurisdiction of formation, chief executive office or chief place of business or has Collateral.

      "Requisite Lenders" means Lenders having (a) more than 66 2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Loans.

      "Requisite Revolving Lenders" means Lenders having (a) more than 66 2/3% of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Revolving Loans.

      "Reserves" means, with respect to the Borrowing Base of Lower Lakes or LLTC, reserves established pursuant to Section 5.4(c), and such other reserves (including on account of Prior Claims) against Eligible Accounts or Borrowing Availability of such Borrower that Agent may, in its reasonable credit judgment, establish from time to time.

      "Restatement Closing Date" means the date on which all conditions precedent set forth in Section 2.1 and in Annex D are satisfied or waived by the Agent and all Lenders.

      "Restricted Payment" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, the Permitted Intercompany Indebtedness; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

      "Revenue Code" means the United States Internal Revenue Code of 1986, as amended.

      "Revolving Credit Advance" means either a Cdn. Revolving Credit Advance or a US Revolving Credit Advance and "Revolving Credit Advances" means both of them.

      "Revolving Lenders" means, as of any date of determination, Lenders having a Revolving Loan Commitment.

      "Revolving Loan" means either of the Cdn. Revolving Loan or the US Revolving Loan and "Revolving Loans" means both of them.

      "Revolving Loan Commitment" means either of the Cdn. Revolving Loan Commitment or the US Revolving Loan Commitment and "Revolving Loan Commitments" means both of them.

      "Revolving Notes" means the Cdn. Revolving Notes and the US Revolving
Notes.

      "Saginaw" means the Saginaw (formerly the John J. Boland), a single screw steam propulsion self-unloading bulk carrier of 14,066 gross tons built in 1953 and bearing Canadian Certificate of Registry Official Number 822418.

      "Saginaw Mortgage" means the statutory ship mortgage of the Saginaw made by Lower Lakes in favor of the Agent, such mortgage to be in a form reasonably satisfactory to the Lenders and Lenders' Counsel acting reasonably and suitable for registration.

      "Seasonal Facilities" means the Cdn. Seasonal Facility and the US Seasonal Facility.

      "Secured Parties" means (1) the Agent on behalf of (a) itself, (b) the Cdn. Revolving Lenders, (c) the Cdn. Term Lenders, (d) the US Revolving Lenders,
(e) the US Term Lenders, (f) the Engine Term Lenders, (g) the L/C Guarantor and
(h) a Secured Swap Provider, (2) the Revolving Lenders, (3) the Term Lenders and
(4) the L/C Guarantor.

      "Secured Rate Contract" means any Rate Contract between a Borrower and the counterparty thereto which has been provided or arranged by GE Capital or an Affiliate of GE Capital.

      "Secured Swap Provider" means a Person with whom a Borrower has entered into a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, and any assignee thereof.

      "Security" means all security (including guarantees) held from time to time by or on behalf of the Lenders or the Agent on behalf of the Lenders, securing or intended to secure directly or indirectly repayment of the Obligations and includes, without limitation, all security described in Annex J.

      "Security Agreements" means the security agreements dated as of the Restatement Closing Date (or March 3, 2006, in the case of Lower Lakes) entered into between Agent, on behalf of Secured Parties, and each Credit Party that is a signatory thereto.

      "Seller" means WMS.

      "Senior Funded Debt to EBITDA Ratio" means, with respect to Parent and its Subsidiaries, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination (including the average daily closing balance of the Revolving Loan for the thirty day period ending on (and including) the date of determination), to (b) EBITDA for the twelve months ending on that date of determination.

      "Solvent" shall mean, with respect to any Person on a particular date, that on such date (i) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (ii) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person; (iii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due; and (iv) such Person is not for any reason unable to meet its obligations as they generally become due. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

      "Special Letter of Credit" means the Letter of Credit issued August 27, 2007 for the benefit of GE Canada Finance Holding Company, as agent, which supports the guarantee by Lower Lakes of the loan facility extended to Voyageur Maritime Trading Inc.

      "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or non-voting, participating or non-participating, including common stock, preferred stock or any other equity security.

      "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

      "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

      "Swing Line Advance" means either a Cdn. Swing Line Advance or a US Swing Line Advance and "Swing Line Advances" means both of them.

      "Swing Line Advance" means either Cdn. Swing Line Availability or US Swing Line Availability.

      "Swing Line Lenders" means, as of any date of determination, Lenders having a Swing Line Loan Commitment.

      "Swing Line Loan" means either of the Cdn. Swing Line Loan or the US Swing Line Loan and "Swing Line Loans" means both of them.

      "Swing Line Loan Commitment" means either of the Cdn. Swing Line Loan Commitment or the US Swing Line Loan Commitment and "Swing Line Loan Commitments" means both of them.

      "Swing Line Notes" means the Cdn. Swing Line Notes and the US Swing Line Notes.

      "Tax" and "Taxes" includes all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges of any nature (including income, corporate, capital (including large corporations), net worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, health, education, employment insurance, pension, excise, business, school, property, occupation, customs, anti-dumping and countervail taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges) imposed by any Governmental Authority, together with any fines, interest, penalties or other additions on, to, in lieu of, for non-collection of or in respect of those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges.

      "Term Lenders" means, as of any date of determination, Lenders holding any Term Loan.

      "Term Loan" means the Cdn. Term Loan, the US Term Loan or the Engine Term Loan and "Term Loans" means all of them.

      "Termination Date" means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Annex B, and (d) Borrowers shall not have any further right to borrow any monies under the Agreement.

      "Time Charter Agreement" means (i) the time charter agreement dated as of September 22, 2004 between Grand River and LLTC in respect of the Invincible,
(ii) the time charter agreement dated as of September 22, 2004 between Grand River and LLTC in respect of the Barge McKee, (iii) the time charter agreement dated as of September 22, 2004 between Grand River and LLTC in respect of the Maumee, (iv) the time charter agreement dated as of September 22, 2004 between Grand River and LLTC in respect of the Manistee, and (v) pursuant to Section 5.13(d), time charter agreements to be entered into between Grand River and LLTC in respect of the Calumet and the Manitowoc.

      "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

      "Trademarks" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the Canadian or US Patent and Trademark Office or in any similar office or agency in any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

      "US Base Rate" means, for any day, a floating rate equal to the greater of
(i) the rate publicly quoted from time to time by The Wall Street Journal (or another national publication selected by the Agent) as the "base rate on corporate loans posted by at least 75% of the nation's largest banks", and (ii) the Federal Funds Rate plus 0.5% per annum. Each change in any interest rate provided for in this Agreement based upon the US Base Rate shall take effect at the time of such change in the US Base Rate.

      "US Base Rate Loan" means a Loan denominated in US Dollars that bears interest by reference to the US Base Rate.

      "US Borrowers" means LLTC and Grand River.

      "US Borrowing Availability" means, as of any date of determination, the lesser of (i) the US Maximum Amount and (ii) the US Borrowing Base, in each case, less the sum of the US Revolving Loans and the US Swing Line Loans then outstanding.

      "US Borrowing Base" means, in respect of LLTC, as of any date of determination thereof by the Agent from time to time, an amount equal to eighty five percent (85%) of the amount of Eligible US Accounts less any Reserves established in accordance with Section 1.6, as at the date of determination.

      "US Collection Accounts" shall mean Agent's US Dollar account number 50-279-523 in the name of Agent at Deutsche Bank Trust Company Americas, New York, NY, ABA# 021-001-033, Account Name: GECC CFS CIF Collection A/C, Ref:
CFN8857 and Lower Lakes, or such other account(s) as may be specified in writing by Agent as the "US Collection Accounts".

      "US Credit Parties" means all Credit Parties that exist pursuant to the laws of any State of the United States and "US Credit Party" means any one of them.

      "US Dollars" or "US$" shall mean the lawful currency of the United States of America.

      "US Maximum Amount" means, as of any date of determination, an amount equal to the aggregate of the US Revolving Loan Commitments of all US Revolving Lenders as of that date.

      "US Notice of Revolving Credit Advance" has the meaning ascribed to it in
Section 1.1(c)(i).

      "US Owned Vessels" means, collectively, the Invincible, the Maumee, the Manistee, the Calumet and the Manitowoc.

      "US Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which an Credit Party, or any corporation, trade or business that is, along with any other Person, a member of a Controlled Group, may reasonably be expected to have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

      "US Refunded Swing Line Loan" has the meaning ascribed to it in Section 1.1(g)(iii).

      "US Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(c)(i).

      "US Revolving Credit Facility" has the meaning ascribed to it in Section 1.1(c)(i).

      "US Revolving Lenders" means those Lenders having US Revolving Loan Commitments.

      "US Revolving Loan" means, at any time, the sum of the aggregate amount of US Revolving Credit Advances outstanding to LLTC.

      "US Revolving Loan Commitment" means (a) as to any US Revolving Lender, the aggregate commitment of such US Revolving Lender to make US Revolving Credit Advances as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such US Revolving Lender and (b) as to all US Revolving Lenders, the aggregate commitment of all US Revolving Lenders to make US Revolving Credit Advances, which aggregate commitment shall be Thirteen Million Five Hundred Thousand US Dollars (US$13,500,000), as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

      "US Revolving Notes" has the meaning ascribed to it in Section
1.1(c)(iii).

      "US Seasonal Facility" has the meaning set forth in Section 1.1(c)(ii).

      "US Swing Line Advance" has the meaning ascribed to it in Section
1.1(g)(i).

      "US Swing Line Availability" has the meaning ascribed to it in Section 1.1(g)(i).

      "US Swing Line Lender" means GE Capital.

      "US Swing Line Loan" means, at any time, the aggregate amount of US Swing Line Advances outstanding to LLTC.

      "US Swing Line Loan Commitment" means, as to the US Swing Line Lender, the commitment of the US Swing Line Lender to make US Swing Line Advances as set forth on Annex I to the Agreement, which commitment constitutes a subfacility of the US Revolving Loan Commitment of the US Swing Line Lender.

      "US Swing Line Note" has the meaning ascribed to it in Section 1.1(g)(ii).

      "US Term Lenders" means those Lenders having US Term Loan Commitments.

      "US Term Loan" has the meaning assigned to it in Section 1.1(d)(i).

      "US Term Loan Commitment" means (a) as to any Term Lender with a US Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the US Term Loan as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a US Term Loan Commitment, the aggregate commitment of all Lenders to make the US Term Loan, which aggregate commitment shall be Twenty Two Million US Dollars (US$22,000,000) on the Restatement Closing Date. After advancing the US Term Loan, each reference to a Lender's US Term Loan Commitment shall refer to that Lender's Pro Rata Share of the outstanding US Term Loan.

      "US Term Notes" has the meaning assigned to it in Section 1.1(d)(i).

      "US Vessels" means, collectively, the Invincible, the Maumee, the Barge McKee, the Manistee, the Calumet and the Manitowoc.

      "US Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

      "USW Union Contract" means that certain Labor Contract dated as of October 10, 2007 between WMS and United Steel, Paper & Forestry, Rubber, Manufacturing, Energy, Allied Industrial & Service Workers International Union (USW) for itself and on behalf of its Local 500, includes all appendixes and letter agreements thereto.

      "Unpaid Drawing" has the meaning assigned to it in Section 12.2(a).

      "Vessels" means, collectively, the Cdn. Vessels and the US Vessels.

      "WMS" means Wisconsin & Michigan Steamship Company, a Michigan corporation.

      "WMS Acquisition" means the acquisition by Grand River of the WMS Vessels pursuant to the WMS Acquisition Agreement.

      "WMS Acquisition Agreement" means the Vessel Purchase Agreement dated as of the Restatement Closing Date by and among Grand River, WMS and Parent.

      "WMS Debt Payoff" means the repayment in full of the WMS/NC Debt and the WMS Subordinated Debt on the Restatement Closing Date.

      "WMS/NC Debt" means all Indebtedness evidenced or governed by that certain Credit and Security Agreement dated as of August 1, 2006 between WMS and NC, as in effect as of such date or as amended in accordance with the terms of this Agreement.

      "WMS Subordinated Debt" means all Indebtedness evidenced or governed by that certain Senior Subordinated Note Purchase Agreement dated as of August 1, 2006 by and among WMS and the WMS Subordinated Lenders, as in effect as of such date or as amended in accordance with the terms of this Agreement.

      "WMS Subordinated Lenders" means Rand Finance and Oglebay Norton Marine Services Company, LLC.

      "WMS Vessels" means, collectively, the Wolverine, the Calumet and the Manitowoc.

      "Wolverine" means the Wolverine, a documented vessel of the United States bearing U.S. Official Number 560339.

      "Working Capital" means, on a consolidated basis, Parent and its Subsidiaries' assets (excluding cash balances) less current liabilities (excluding Revolving Loan Advances).

      Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

      Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                            ANNEX E (Section 4.1(a))
                                       to
                                CREDIT AGREEMENT

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

      The Borrowers shall deliver, or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

      (a) Monthly Financials. To Agent and Lenders, within thirty-five (35) days after the end of each Fiscal Month, financial information regarding Parent and its Subsidiaries, certified by the Chief Financial Officer of Parent, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month;
(ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Permitted Intercompany Debt as of the last day of that Fiscal Month; provided, that such financial information shall be delivered within sixty (60) days after the first month in each Fiscal Year. Such financial information shall be accompanied by the certification of the Chief Financial Officer of Parent that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) the financial position and results of operations of Parent and its Subsidiaries, on an unconsolidated and combined basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Parent shall deliver to Agent and Lenders, within thirty-five (35) days after the end of each Fiscal Month, a management discussion and analysis that includes a comparison to budget for that Fiscal Month and a comparison of performance for that Fiscal Month to the corresponding period in the prior year.

      (b) Quarterly Financials. To Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, consolidated and consolidating financial information for Parent and its Subsidiaries, certified by the Chief Financial Officer of Parent, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Parent that
(i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Parent and its Subsidiaries, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects, (iii) all current and special payments required to have been made pursuant to applicable law in respect of Canadian Pension Plans and all ERISA Plans have been made and (iv) that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Parent shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

      (c) Operating Plan. To Agent and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual combined operating plan (the "Operating Plan") for Parent and its Subsidiaries, approved by the Board of Directors of Parent, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes projected monthly income statement, balance sheets and source and use of funds for the following year and (iii) Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

      (d) Annual Audited Financials. To Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited consolidated Financial Statements for Rand and the unaudited management prepared Financial Statements of Parent and its Subsidiaries on a consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with U.S. GAAP; provided, that if Rand acquires any operating entity that is not a Subsidiary of Parent, then the audited Financial Statements shall be delivered with respect to Parent and its Subsidiaries. The consolidated Financial Statements shall be certified annually without qualification, by an independent accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that an Event of Default has occurred with respect to the Financial Covenants (or specifying those Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Parent that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Parent and its Subsidiaries, as at the end of such Fiscal Year and for the period then ended, and that there was no Event of Default in existence as of such time or, if an Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Event of Default.

      (e) Management Letters. To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent chartered accountants.

      (f) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of a Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

      (g) Securities Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all prospectuses and registration statements, if any, filed by any Credit Party with any securities exchange or securities commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

      (h) Subordinated Indebtedness and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any subordinated Indebtedness or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any subordinated Indebtedness, notice of such event of default.

      (i) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6.

      (j) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that
(i) seeks damages in excess of US$500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Canadian Pension Plan or ERISA Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Canadian Pension Plan or ERISA Plan, (iv) alleges criminal misconduct by any Credit Party, or (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities.

      (k) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4.

      (l) Lease Default Notices. To Agent, (i) within two (2) Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may reasonably request.

      (m) Lease Amendments. To Agent, within two (2) Business Days after receipt thereof, copies of all material amendments to real estate leases.

      (n) Hedging Agreements. To Agent, within two (2) Business Days after entering into such agreement or amendment, copies of all interest rate, commodity or currency hedging agreements or amendments thereto.

      (o) Material Contracts. To Agent, (i) within fifteen (15) Business Days after entering into any new Material Contract or any amendment, restatement, extension or renewal of an existing Material Contract, an executed copy of such Material Contract and (ii) within thirty (30) days after entering into any new Material Contract or any amendment, restatement, extension or renewal of an existing Material Contract, a specific assignment to Agent constituting a first-priority Lien (subject only to Permitted Encumbrances) of the rights, entitlements and benefits of any Credit Party under such Material Contract and/or the earnings of any Credit Party in respect thereof, duly acknowledged by each counter-party thereto, in form and substance reasonably satisfactory to Agent.

      (p) Capital Expenditures Reporting Plan. To Agent and Lenders, on December 31 of each Fiscal Year and with updated reports due on the fifteenth day and the final day of each Fiscal Month through and including April 15 of such Fiscal Year, a capital expenditures, dry-dock and winter work reporting plan (the "Capital Expenditures Reporting Plan") for Parent and its Subsidiaries, which shall be in form and substance reasonably satisfactory to Agent and in the form of Schedule I to this Annex E.

      (q) Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall, from time to time, reasonably request.

                            ANNEX F (Section 4.1(b))
                                       to
                                CREDIT AGREEMENT

                               COLLATERAL REPORTS

      Parent shall deliver or cause to be delivered the following:

      (a) With each revolving borrowing request, a Notice of Revolving Credit Advance with respect to Lower Lakes and LLTC, accompanied by such supporting detail and accommodation as shall be requested by the Agent in its reasonable discretion.

      (b) To Agent, upon its reasonable request, and in any event at least once every month (together with a copy of all or any part of the following reports requested by any Lender in writing after the Restatement Closing Date), at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, each of the following reports, each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding month or the date two (2) days prior to the date of any such request:

            (i) a Borrowing Base Certificate with respect to Lower Lakes and LLTC, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

            (ii) with respect to each Borrower, a monthly trial balance showing Accounts outstanding aged from invoice date as follows: 1 to 30 days past due, 31 to 60 days past due, 61 to 90 days past due and 91 days or more past due, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

            (iii) with respect to each Borrower, a monthly trial balance showing payables outstanding aged from invoice date as follows: 1 to 30 days past due, 31 to 60 days past due, 61 to 90 days past due and 91 days or more past due, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

      (c) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E (or as otherwise requested by Agent in its reasonable discretion):

            (i) a reconciliation of the most recent Borrowing Base and general ledger of Lower Lakes and LLTC to their respective general ledger and monthly Financial Statements delivered pursuant to such Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

            (ii) an aging of accounts payable and a reconciliation of that accounts payable aging to each Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E in the form set out in
      Exhibit 4.1(b), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

            (iii) an aging of accounts receivable and a reconciliation of that accounts receivable aging to each Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E in the form set out in
      Exhibit 4.1(b), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

            (iv) a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to each Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

      (d) To Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, (i) a list of government contracts of the Borrowers subject to any of the requirements or procedures applicable to assignments of accounts under the Financial Administration Act (Canada), as amended, the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727), as amended, or any similar provincial, local or foreign law; and (ii) a list of any applications for the registration of any Intellectual Property with the Canadian or US Industrial Design Office, Canadian or US Patent and Trademark Office, Canadian or US Intellectual Property Office, Canadian or US Copyright Office or any similar office or agency in which a Borrower has filed during the prior Fiscal Month; and a statement as to the amount of each Account owed by such Account Debtor that is insured by a credit insurance provider, and if so insured, the name of such insurance provider;

      (e) Prior to the occurrence of an Event of Default, the Agent and the Lenders shall be entitled at the expense of the Borrowers, to cause one (1) appraisal by an Appraiser to be conducted of the Collateral. The appraisal shall determine the Fair Market Value (and any other valuation as may be required by the Lenders) of the Collateral and the Vessels for the period from the date on which such appraisal is accepted by the Agent until the date on which the Agent accepts the next such appraisal. In addition, prior to the occurrence of an Event of Default, the Agent and the Lenders shall be entitled to cause semi-annual desktop appraisals to be conducted of the Vessels by an Appraiser acceptable to the Agent, one at the expense of the Borrowers and a second at the expense of the Agent and the Lenders. Following the occurrence of an Event of Default, the Borrowers shall be responsible for the cost of all such appraisals and there shall be no limit on the number of appraisals that may be conducted at the request of the Agent; and

      (f) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

                             ANNEX G (Section 6.10)
                                       to
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

      The Credit Parties shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

      (a) Minimum Fixed Charge Coverage Ratio. Rand shall have on a consolidated basis, (i) for the fiscal year to date periods then ended as of June 30, 2008, September 30, 2008, and December 31, 2008, a Fixed Charge Coverage Ratio for such fiscal year to date period then ended of 2.90:1.00, 2.75:1.00 and 2.45:1.00, respectively and (ii) at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than the following:

                            Period                          Ratio
                            ------                          -----

       March 31, 2009 through December 31, 2009             1.10:1.0

       March 31, 2010 through December 31, 2010             1.15:1.0

       March 31, 2011 and for each Fiscal Quarter
       ending thereafter                                    1.20:1.0

      (b) Minimum EBITDA. Rand shall have on a consolidated basis, (i) for the fiscal year to date periods then ended as of June 30, 2008, September 30, 2008, and December 31, 2008, EBITDA for such fiscal year to date period then ended of $6,200,000, $15,700,000 and $21,400,000, respectively and (ii) at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended of not less than the following:

                            Period                          EBITDA
                            ------                          ------

       March 31, 2009 through December 31, 2009             Cdn.$16,500,000

       March 31, 2010 through December 31, 2010             Cdn.$17,000,000

       March 31, 2011 through December 31, 2011             Cdn.$17,500,000

       March 31, 2012 and for each Fiscal Quarter
       ending thereafter                                    Cdn.$18,500,000

      (c) Maximum Senior Funded Debt to EBITDA Ratio. Rand shall have on a consolidated basis, at the end of each Fiscal Quarter set forth below, a Senior Funded Debt to EBITDA Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of less than the following:

                  Fiscal Quarters                           Ratio
                  ---------------                           -----

                  March 31, 2009                            4.00:1.0

                  June 30, 2009                             4.45:1.0

                  September 30, 2009                        4.00:1.0

                  December 31, 2009                         4.00:1.0

                  March 31, 2010                            2.90:1.0

                  June 30, 2010                             3.90:1.0

                  September 30, 2010                        2.90:1.0

                  December 31, 2010                         2.90:1.0

                  March 31, 2011                            2.60:1.0

                  June 30, 2011                             3.60:1.0

                  September 30, 2011                        2.60:1.0

                  December 31, 2011                         2.60:1.0

                  March 31, 2012                            2.20:1.0

                  June 30, 2012                             3.20:1.0

                  September 30, 2012                        2.20:1.0

                  December 31, 2012                         2.20:1.0

                  March 31, 2013 and each Fiscal            2.00:1.0
                  Quarter ending thereafter

      (d) Maximum Capital Expenditures. Rand and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

                                                            Maximum
                                                            Capital
                                                            Expenditures
                  Period                                    per Period
                  ------                                    ------------

                  Fiscal Year 2008                          Cdn.$22,500,000

                  Fiscal Years 2009 and 2010                Cdn.$8,000,000

                  Fiscal Year 2011                          Cdn.$8,500,000

                  Fiscal Year 2012                          Cdn.$8,200,000

                  Each Fiscal Year Thereafter               Cdn.$8,600,000

      (e) Minimum Appraised Value to Term Loan Outstandings. Rand shall have on a consolidated basis, at the end of each Fiscal Year, a ratio of (i) the aggregate appraised orderly liquidation value of the Vessels as of such date to
(ii) the aggregate principal amount outstanding of the Term Loans as of such date of not less than the following:

                                                            Minimum Appraised
                                                            Value to Term Loan
                  Period                                    Outstandings
                  ------                                    ------------------

                  Fiscal Year 2008                          1.25:1.0

                  Fiscal Years 2009                         1.30:1.0

                  Fiscal Year 2010                          1.40:1.0

                  Fiscal Year 2011 and each                 1.50:1.0
                  Fiscal Year Thereafter

      Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then the Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Rand and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board (or successor thereto or any comparable body or agency with similar functions), (ii) changes in accounting principles concurred in by Rand's independent chartered accountants; and (iii) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Restatement Closing Date (including capitalization of costs and expenses or payment of pre-Restatement Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments (and all other Credit Parties shall be deemed to agree to such amendments so agreed to by Borrowers), then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

      For the purposes of calculating the Financial Covenants, conversions from US Dollars to Canadian Dollars or from Canadian Dollars to US Dollars, as applicable, shall be done using the overnight spot rate; provided that with respect to Interest Expense, EBITDA, Capital Expenditures, preferred dividend payments, principal amortization and average revolver balance, such conversions shall be determined using the trailing twelve month average exchange rates.

                 ANNEX I (from Annex A - Commitments definition)
                                       to
                                CREDIT AGREEMENT

Lender(s):

US Term Loan Commitment:                                       US$22,000,000

General Electric Capital Corporation                           US$14,265,450.86
National City Bank                                             US$1,537,366.04
KBC Bank                                                       US$6,197,183.10

Cdn. Term Loan Commitment:                                     Cdn$41,700,000

General Electric Capital Corporation                           Cdn$27,039,513.68
National City Bank, Canada Branch                              Cdn$14,660,486.32

Engine Term Loan Commitment:                                   Cdn$8,000,000

General Electric Capital Corporation                           Cdn$5,187,436.68
National City Bank, Canada Branch                              Cdn$2,812,563.32

US Revolving Loan Commitment
(including a US Swing Line Loan Commitment
of $4,000,000):                                                US$13,500,000

General Electric Capital Corporation                           US$8,753,799.39
National City Bank                                             US$943,383.71
KBC Bank                                                       US$3,802,816.90

Cdn. Revolving Loan Commitment
(including a Cdn. Swing Line Loan Commitment
of $4,000,000):                                                Cdn$13,500,000

General Electric Capital Corporation                           Cdn$8,753,799.39
National City Bank, Canada Branch                              Cdn$4,746,200.61

                                     ANNEX J

                                   Collateral

      On the Restatement Closing Date, as continuing collateral security for the payment and satisfaction of all Obligations of the Borrowers to the Agents and the Lenders, each Borrower and Guarantor shall deliver or cause to be delivered to the Agent for itself and on behalf of the Lenders the following items of Collateral, all of which shall be in form and substance satisfactory to the
Agent:

      (a) a general security agreement from each Borrower and each Guarantor in favor of Agent constituting a first-priority Lien (subject only to Permitted Encumbrances) on all of the present and future Collateral of such Borrower;

      (b) a guarantee from each US Borrower, Parent, Rand and Rand Finance guaranteeing the due payment and performance to Agent and the Lenders of all present and future Obligations of the Cdn. Borrower and each other US Borrower to Agent and the Lenders under the Loan Documents;

      (c) an assignment by Lower Lakes in favor of Agent constituting a first-priority Lien (subject only to Permitted Encumbrances) in respect of all indebtedness owing to it by LLTC and all security granted in connection therewith;

      (d) the Fleet Mortgage, the Saginaw Mortgage, the Cuyahoga Mortgage, the Mississagi Mortgage, the Michipicoten Mortgage, the Independent Mortgage, the Pioneer Mortgage and the Pierson Mortgage, with each such mortgage constituting a first-priority Lien (subject only to Permitted Encumbrances) on each of the Vessels being so mortgaged; provided that the Pierson Mortgage shall be delivered in accordance with the terms set forth in Section 5.13(b);

      (e) collateral loan agreements in favor of Agent in respect of each of the Saginaw, Cuyahoga, Mississagi, the Michipicoten, the Independent, the Pioneer and the Pierson;

      (f) a securities pledge agreement from each of Rand, Parent, each Borrower and each other Guarantor in favor of Agent constituting a first-priority Lien on all the shares of its present and future Subsidiaries;

      (g) subject to the terms of Section 5.13(c), a specific assignment to Agent constituting a first-priority Lien (subject only to Permitted Encumbrances) of the rights, entitlements and benefits of any Credit Party under any Material Contract and/or the earnings of any Credit Party in respect thereof, duly acknowledged by each counter-party thereto;

      (h) subject to the terms of Section 5.13(e), deposit control agreements delivered by each Credit Party that maintains bank accounts in the United States and Canada; and

      (i) an assignment by the Credit Parties of all proceeds under their insurance policies as required hereunder in favor of Agent.


                                      J-2